SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Peerless Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction: $37,000,000

	(5)	Total fee paid: $1,454.10

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Peerless Systems	2381 Rosecrans Avenue	Voice:	310.536.0908
Corporation	EI Segundo, California	Fax:	310.536.0058
	90245
(PEERLESS LOGO)
                    , 2008
Dear Stockholder:
     You are cordially invited to attend a Special Meeting of the holders of shares of common stock, par value $0.001, of Peerless Systems Corporation (with our wholly owned subsidiaries, the “Company”, “Peerless”, “we”, “us” or “our”), to be held at our corporate office, 2381 Rosecrans Avenue, El Segundo, CA 90245, on                     , 2008 at 10:00 a.m., Pacific Time (the “Special Meeting”) for the following purpose.
     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve a transaction involving the sale by us of substantially all of our intellectual property (the “IP”) to Kyocera Mita Corporation, a Japanese corporation (“Kyocera”), the transfer of certain of our employees and other assets to Kyocera in connection with the IP sale, the execution of a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, the execution of a sublease pursuant to which we will sublease to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and the termination of substantially all of our existing agreements with Kyocera, pursuant to the terms of the Asset Purchase Agreement, substantially in the form of Appendix A attached to the accompanying proxy statement.
     Details of this proposal, the background and the reasons for the proposal are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposal is in our and your best interests. In arriving at its decision to recommend the proposal, the Board of Directors carefully reviewed and considered the terms and conditions of the proposal and the factors described in the enclosed proxy statement.
     The Board of Directors has approved the proposal and recommends that the holders of common stock vote “FOR” the approval of the proposal.
     The Board of Directors has fixed                     , 2008 as the record date for the Special Meeting. Only stockholders of record at the close of business on that date will receive notice of and be entitled to vote at the Special Meeting.
     If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Special Meeting, however, will not revoke your proxy; you must vote at the Special Meeting. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing a later dated proxy or by providing written notice of your revocation to our Corporate Secretary. The notice and proxy statement are first being mailed to our stockholders on or about                     , 2008. Please follow the voting instructions on the enclosed proxy card to vote. Your prompt cooperation will be greatly appreciated.
By Order of the Board of Directors
/s/ Richard L. Roll
Richard L. Roll
President and CEO
THIS PROXY STATEMENT IS DATED                     , 2008
AND IS BEING MAILED TO STOCKHOLDERS
ON OR ABOUT                     , 2008

PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue
El Segundo, CA 90245
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On                     , 2008
     Notice is hereby given that a Special Meeting of stockholders of Peerless Systems Corporation (with our wholly owned subsidiaries, the “Company”, “Peerless”, “we”, “us” or “our”) will be held at our corporate office, 2381 Rosecrans Avenue, El Segundo, California 90245, on                     , 2008 at 10:00 a.m., Pacific Time (the “Special Meeting”) for the following purposes:
1.	To consider and vote on a proposal to approve a transaction involving the sale by us of substantially all of our intellectual property (the “IP”) to Kyocera Mita Corporation, a Japanese corporation (“Kyocera”), the transfer of certain of our employees and other assets to Kyocera in connection with the IP sale, the execution of a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, the execution of a sublease pursuant to which we will sublease to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and the termination of substantially all of our existing agreements with Kyocera, pursuant to the terms of the Asset Purchase Agreement, substantially in the form of Appendix A attached to the accompanying proxy statement.
     Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted upon at the Special Meeting. Stockholders of record at the close of business on                     , 2008 are entitled to receive notice of and to vote at the Special Meeting and any adjournment thereof.
The Board of Directors has approved the proposal and recommends that the holders of common stock vote
“FOR” the approval of the proposal.
     If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Special Meeting, however, will not revoke your proxy; you must vote at the Special Meeting. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing a later dated proxy or by providing written notice of your revocation to our Corporate Secretary. The notice and proxy statement are first being mailed to our stockholders on or about                     , 2008. Please note that attendance at the Special Meeting will be limited to our stockholders as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, you must obtain and bring to the Special Meeting a proxy signed by your bank or broker appointing you as the bank’s or broker’s proxy to vote the shares at the Special Meeting.
By Order of the Board of Directors,
Richard L. Roll
President and CEO
El Segundo, California
                    , 2008

SUMMARY TERM SHEET
     The following summary highlights the material terms of the proposed transaction (the “Transaction”) involving the sale by us of substantially all of our intellectual property (the “IP”) to Kyocera Mita Corporation, a Japanese Corporation (“Kyocera”), the transfer of certain of our employees and other assets to Kyocera in connection with the IP sale, the execution of a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, the execution of a sublease pursuant to which we will sublease to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and the termination of substantially all of our existing agreements with Kyocera, pursuant to the terms of the Asset Purchase Agreement, substantially in the form of Appendix A. We have included page references to direct you to more complete information which appears elsewhere in this proxy statement. This summary is not a complete statement of all information, facts or materials to be voted on at the Special Meeting. You should read this proxy statement, the Asset Purchase Agreement and the other materials attached to this proxy statement in their entirety to fully understand the proposal and its consequences to you.
     In this proxy statement, references to the “Company”, “Peerless”, “we”, “us” or “our” refer to Peerless Systems Corporation, a Delaware corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this proxy statement and the Appendices hereto.
The Special Meeting (See page 6)
     Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors for use at our Special Meeting of Stockholders, which we refer to as the “Special Meeting,” to be held on                     , 2008 at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at our principal executive offices at 2381 Rosecrans Avenue, El Segundo, CA 90245. Our telephone number at our principal executive offices is (310) 536-0908.
     These proxy solicitation materials were mailed on or about                     , 2008 to all stockholders entitled to vote at the Special Meeting.
The Transaction
The Asset Purchase Agreement (See page 16)
     Pursuant to the Asset Purchase Agreement, we will, subject to certain terms and conditions, including approval by our stockholders at the Special Meeting, sell substantially all of our IP to Kyocera, transfer certain of our employees and other assets to Kyocera in connection with the IP sale, execute a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, execute a sublease pursuant to which we will sublease to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and terminate substantially all of our existing agreements with Kyocera.
Purchase Price (See page 18)
     As consideration for this sale, the gross cash proceeds received by us from Kyocera will be $37.0 million. In addition, Kyocera will assume certain of our liabilities related to the transferred employees. We estimate that there will be combined federal and state income taxes of approximately $7.2 million associated with the recording of the sale in fiscal 2009. In addition, we estimate that costs associated with Transaction related expenses (consisting of consulting fees, legal costs, financial advisory fees, proxy solicitation expenses, sublicensing fees, success fees, Board of Director compensation and appraisal costs) will be approximately $3.4 million. As such, we estimate that the net proceeds from the sale will be approximately $26.4 million. To secure our indemnity obligations, the Asset Purchase Agreement provides that $4.0 million of the purchase price will be placed in escrow, of which $2.0 million will be released to us 15 months after the closing, less an amount, if any, for indemnification obligations, with the remaining portion being released to us 24 months after the closing, less an amount, if any, for indemnification obligations.

Sale of Substantially all IP (See page 16)
     Pursuant to the Asset Purchase Agreement, we will sell to Kyocera all of our patents, copyrights, software (including all source codes), trade secrets, scientific knowledge and technical information, inventions, know how, developments and improvements, data and other intellectual property, excluding all of our rights and obligations under existing agreements and licenses with specified third parties, our customized intellectual property that has been integrated into products provided to third parties (other than Kyocera or developed pursuant to the existing agreements with Kyocera), all our trademarks, service marks, trade names, trademark and service mark applications, domain names and websites, any intellectual property purchased by us after December 7, 2007 that has not been created or utilized for Kyocera, and any intellectual property developed or created after December 7, 2007 that has not been developed or created for Kyocera. In connection with the Transaction, Kyocera is not acquiring any of our rights under our licenses with Adobe Systems Incorporated and Novell, Inc., with whom we have strategic partnerships.
Transfer of Certain of our Employees and Other Assets (See pages 17 and 21)
     As a condition to closing the Transaction, at least 30 of our employees, consisting principally of engineers (the “Transferred Employees”), will be required to accept offers of employment with a wholly-owned subsidiary of Kyocera, on substantially similar employment terms as provided by us prior to the Transaction. In connection with the Transaction, we will sell to Kyocera certain of our fixed assets, which are presently used principally by and necessary for, each such Transferred Employee, to perform their respective duties for Kyocera after the closing of the Transaction. In addition, we will sublease (the “Sublease”) to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices located at 2381 Rosecrans Avenue, El Segundo, California 90245, for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property. The Sublease will result in a savings between $1,696,000 and $2,262,000 during the forty (40) month period, depending on the amount of square footage agreed upon by the parties. After the expiration of the forty (40) month period, we will have the option of using the space, subleasing the space to a third party or terminating the lease pursuant to a buyout provision contained in our existing lease.
License Agreement (See page 18)
     Effective as of the closing of the Transaction, we will enter into a license agreement (the “License Agreement”), pursuant to which Kyocera will, on a nonexclusive, worldwide, perpetual and royalty free basis, license all of the IP back to us, subject to certain conditions and limitations.
Termination of Existing Agreements (See page 18)
     At the closing of the Transaction, substantially all of our existing agreements with Kyocera will be terminated, including without limitation, the Memorandum of Understanding, dated as of February 1, 2005 (the “MOU”), the Master Development Agreement, dated as of February 1, 2005 (the “MDA”), the Master Technology License Agreement, dated as of April 1, 1997, the Master Maintenance and Support Agreement effective as of February 1, 2005, and related license software addendums and non-disclosure agreements.
Engineering Fee (See page 18)
     For the period commencing on February 1, 2008 and continuing until the closing or termination of the Transaction, Kyocera will pay us a monthly fee (prorated for the actual number of days in any incomplete month and subject to increase if additional work is requested) of $625,000 for our continued services described under the MOU and MDA.
Liabilities to be Assumed (See page 18)
     At the closing of the Transaction, Kyocera will assume and agree to pay, perform and discharge the following liabilities and obligations: (i) accrued and unpaid vacation of the Transferred Employees prior to the closing of the Transaction; (ii) the payment of any filing and maintenance fees required to be paid after the closing to maintain the effectiveness of any filings made with respect to the IP; (iii) all obligations of Kyocera under the Sublease; and (iv) all obligations arising from and after the closing under certain transferred contracts assigned to, and assumed by, Kyocera.

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Representations and Warranties (See page 19)
     The Asset Purchase Agreement contains customary representations and warranties from each of the parties relating to, among other things, their authority to enter into the Asset Purchase Agreement. Certain representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Asset Purchase Agreement.
Certain Covenants (See page 19)
     The Asset Purchase Agreement contains customary covenants from each of the parties, including agreements by us to conduct our business consistent with past practices and to refrain from certain actions between the time of signing the Asset Purchase Agreement and the closing of the Transaction.
Superior Offers (See page 20)
     The Asset Purchase Agreement provides that in the event that we receive an unsolicited proposal that the Board of Directors has in good faith concluded (after consultation with its financial advisor and outside legal counsel) that such proposal will lead to a superior offer and that the failure to consider such proposal would be inconsistent with its fiduciary obligations under applicable law, we will be permitted to: (i) furnish nonpublic information to the third party making such proposal, and (ii) engage in negotiations with the third party with respect to the proposal. Further, if after consultation with outside legal counsel and a financial advisor, the Board of Directors determines that the proposal constitutes a superior offer, we will be permitted to withdraw our recommendation to the stockholders to approve the Transaction and enter into an agreement with respect to the proposal.
Conditions to Closing (See page 21)
     The obligations of the parties to consummate the Transaction are subject to certain customary closing conditions, including, among other things, that the representations and warranties are accurate as of the closing, the covenants have been complied with, there has been no material adverse effect, with respect to, among other things, the assets being acquired by Kyocera, and that the necessary consents and approvals have been obtained (including approval by our stockholders, our landlord’s consent to the Sublease and all governmental consents). In addition, our obligation to consummate the Transaction is subject to a minimum of thirty (30) Transferred Employees agreeing to accept employment with a wholly-owned subsidiary of Kyocera and to commence employment as of the closing.
Indemnification (See page 22)
     The Asset Purchase Agreement provides that the parties will indemnify each other for any losses and expenses incurred by, among other things, breaches of representations, warranties and covenants, subject to specified dollar and time limitations. To secure our indemnity obligations, the Asset Purchase Agreement provides that $4.0 million of the purchase price will be placed in escrow, of which $2.0 million will be released to us 15 months after the closing, less an amount, if any, for indemnification obligations, with the remaining portion being released to us 24 months after the closing, less an amount, if any, for indemnification obligations.
Termination (See page 22)
     If the Asset Purchase Agreement is terminated due to (a) our Board of Directors failing to recommend that our stockholders approve the Transaction or making a change in its recommendation that our stockholders approve the Transaction, (b) our Board of Directors accepting a superior offer or (c) a material breach of our representations, warranties, covenants or agreements contained in the Asset Purchase Agreement, we will be required to promptly reimburse Kyocera for its reasonable out-of-pocket expenses up to $200,000, and in the case of (a) or (b), promptly pay Kyocera a termination fee of $400,000. Notwithstanding the foregoing, we are not obligated to pay such fees or expenses described in the preceding sentence in the event Kyocera is in material breach of its representations, covenants or agreements contained in the Asset Purchase Agreement, such that we are able to terminate the Asset Purchase Agreement.
     In the event the Asset Purchase Agreement is terminated by us as a result of a material breach of Kyocera’s representations, warranties, covenants or agreements contained in the Asset Purchase Agreement, Kyocera will be required to promptly reimburse us for our reasonable third party expenses not to exceed $200,000, and pay us an amount equal to $125,000 per month (prorated for any

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partial months), from February 1, 2008 to the date of termination. Notwithstanding the foregoing, the obligation of Kyocera to make such payments to us is in addition to, and not in lieu of, any rights and remedies available to us.
Costs (See page 23)
     The Asset Purchase Agreement provides that the parties will be responsible for their own costs and expenses incurred in connection with the Transaction. Any filing and recording fees for the transfer of the assets in connection with the Transaction and certain sales taxes not to exceed $12,500 will be paid by Kyocera. Any other sales taxes, if any, payable with respect to the assets being transferred in the Transaction will be our responsibility.
Regulatory Approvals (See page 23)
     We believe that no state or federal regulatory approval is required to be obtained by us in connection with the Transaction. In addition, we have not made any representations or warranties as to whether any export licenses or permits are required in connection with the Transaction. However, pursuant to the Asset Purchase Agreement, Kyocera is responsible for (i) determining whether any export licenses or permits are required in connection with the Transaction, and (ii) obtaining any such export licenses or permits.
Dissenters’ Rights (See page 23)
     Under Delaware law, our stockholders are not entitled to dissenters’ rights for their shares in connection with the Transaction.
Accounting Treatment (See page 23)
     We will record the Transaction in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition, we expect to recognize a pre-tax gain equal to the difference of the cash proceeds received at closing plus any liabilities assumed by Kyocera and the net book value of the assets and liabilities sold plus the deferred maintenance revenue realized as a result of the Asset Purchase Agreement. We will recognize expenses associated with the Transaction as costs are incurred. The total Transaction expenses expected to be incurred are approximately $3.4 million before taxes, including transaction success fees. The proceeds associated with the sublease agreement arising from the Transaction will be recognized as realized over the term of the lease. The Asset Purchase Agreement calls for the release of $4.0 million of escrow funds; half scheduled to be released, if realized, fifteen months and twenty-four months from the closing of the Transaction. The escrow funds, less any holdbacks, are expected to be recorded as a gain in the period that the funds are scheduled to be released and all contingencies for the release of the funds are met. The investment income from the escrow funds will be recorded in the period earned. The engineering service revenues will be recorded as income in the period earned.
Certain Federal and State Income Tax Consequences (See page 23)
     The Transaction will be a taxable transaction for us. We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by us will include the cash received, the amount of our liabilities that are assumed and any other consideration we receive for our assets. We estimate that there will be combined federal and state income taxes of approximately $7.2 million associated with the recording of the sale in fiscal 2009. The tax on the Transaction has been reduced by tax credit carryforwards. Utilization of the tax credit carryforwards will be limited if a change in the Company’s ownership should occur as defined by Section 382 and Section 383 of the Internal Revenue Code.
The Morgan Joseph Opinion (See page 23)
     On January 2, 2008, Morgan Joseph & Co. Inc. (“Morgan Joseph”) rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of January 2, 2008, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Morgan Joseph opinion, the consideration to be received by us upon the consummation of the Transaction was fair, from a financial point of view, to us.
     The opinion of Morgan Joseph is addressed solely to the Board of Directors for our benefit and use, is directed only to the consideration to be received by us upon the consummation of the Transaction, and does not constitute a recommendation to the Board of Directors or you as to how to vote in connection with the Transaction, or any other matter. The opinion of Morgan Joseph does not

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address our underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for us or the effects of any other asset sale in which we might engage. The full text of the opinion of Morgan Joseph, dated January 2, 2008, with respect to the Transaction, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Appendix B to this proxy statement and is described more fully under “The Transaction — Opinion of Morgan Joseph & Co. Inc.”
Interests of Certain Persons in the Transaction (See page 28)
     When considering the recommendation of our Board of Directors, you should be aware that certain members of our Board of Directors and executive officers have interests in the Transaction other than their interests as our stockholders generally. These interests may be different from, or in conflict with, your interests as a stockholder. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Transaction and the Asset Purchase Agreement.
Effect of the Transaction on Us (See page 28)
     In the event we receive stockholder approval to consummate the Transaction, the Board of Directors currently expects the closing of the Transaction to occur on or about                     , 2008, provided all conditions to closing are satisfied or waived. After the closing, we expect to continue to operate our business by licensing the licensed back IP and providing services to original equipment manufacturers (“OEMs”). We expect to continue to execute our existing four core business areas: imaging; Adobe Postscript; networking; and hardware IP. In addition, we will continue to aggressively seek acquisitions and new ventures, leveraged by our current OEM relationships, talent base and the infusion of capital resulting from this Transaction.
Required Vote and Board Recommendation (See page 30)
     The Board of Directors has concluded that the Transaction is in the best interests of our stockholders and has approved the Transaction, subject to the approval of the holders of a majority of our outstanding common stock entitled to vote at the Special Meeting. The Board of Directors recommends that you vote “FOR” the approval of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
PROPOSAL TO APPROVE THE TRANSACTION PURSUANT TO THE ASSET PURCHASE
AGREEMENT.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
     This proxy statement is furnished by our Board of Directors and management in connection with the solicitation of proxies to be voted at the Special Meeting, which will be held at 10:00 a.m., Pacific Time on                     , 2008, at our corporate office, 2381 Rosecrans Avenue, El Segundo, California 90245. The Board of Directors is soliciting your proxy to vote at the Special Meeting (or at any adjournment of the Special Meeting). This proxy statement summarizes the information you need to know to vote at the Special Meeting.
     We began mailing this proxy statement and the enclosed proxy card on or about                     , 2008 to all stockholders entitled to vote.
What is the purpose of the Special Meeting?
     At the Special Meeting, stockholders will act upon the matters described in the accompanying notice of Special Meeting, including the sale of substantially all of our intellectual property to Kyocera.
Who may vote?
     We have one class of voting shares outstanding. Only stockholders of record of our common stock at the close of business on the record date,                     , 2008, are entitled to receive notice of the Special Meeting and to vote the shares of common stock that they held on the record date, at the Special Meeting, or any postponement or adjournment of the Special Meeting. As of the close of business on the record date,                      shares were issued and outstanding and entitled to vote.
How many votes do I have?
     Each share of our common stock that you own entitles you to one vote on each matter to be voted on at the Special Meeting.
What vote is required?
     A quorum of stockholders is necessary to hold a valid Special Meeting. The presence in person or by proxy at the Special Meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker “non-vote” occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. The proposal requires the approval of the holders of a majority of our outstanding stock entitled to vote thereon at a meeting duly called upon at least 10 days’ notice.
How do I vote my shares?
     Whether or not you plan to attend the Special Meeting, we urge you to vote. You may vote by mailing your signed proxy card in the postage-paid envelope provided. Returning the proxy card by mail will not affect your right to attend the Special Meeting and change your vote, if desired.
     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.
     Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board of Directors’ recommendations and vote your shares:
     • “FOR” the proposal to approve the Asset Purchase Agreement and the Transaction (as described beginning on page 13).
May I revoke my proxy?
     You may revoke your proxy at any time before it is exercised at the Special Meeting by any one of the following three ways:

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•	sending in another signed proxy card with a later date;

•	notifying our Corporate Secretary in writing before the Special Meeting that you have revoked your proxy; or

•	attending the Special Meeting and voting in person. Please note that attending the Special Meeting alone will NOT revoke your proxy.
Can I still vote in person if I have already granted my proxy?
     All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting of stockholders on ___, 2008. Granting your proxy will not affect your right to attend the Special Meeting and vote in person. If you intend to attend the Special Meeting and vote in person, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from your broker, bank or other nominee indicating that you were the beneficial owner of the shares on the record date.
What will happen if the Transaction is not approved?
     If the Transaction is not approved, our Board of Directors, along with management, will reassess our options in light of our long-term strategic goals.
Can I still sell my shares of Company common stock?
     Yes. We expect that our common stock will continue to be listed on the NASDAQ Capital Market prior to and upon consummation of the Transaction.
Will any of the proceeds from the Transaction be distributed to me as a stockholder?
     No. None of the proceeds from the Transaction will be distributed to the stockholders. Leading up to and after the anticipated closing of the Transaction, our Board of Directors intends to review with management working capital needs, anticipated liabilities and potential strategic uses of capital. Please see the section entitled “Effect of the Transaction on Peerless” beginning on page 28 for more information regarding our potential uses of the net proceeds from the Transaction.
Who pays the expenses incurred in connection with the solicitation of proxies?
     The cost of soliciting proxies will be borne by us. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of ours, without additional compensation for such services. Arrangements will be made with brokers, banks and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such brokers, banks and other custodians, nominees and fiduciaries, and we will reimburse them for reasonable out of pocket expenses incurred by them in so doing. We have retained MacKenzie Partners, Inc., as proxy solicitor, for a fee of $7,500. The total estimated fees and costs of soliciting proxies is expected to be approximately $40,200 to $43,200.
Where can I find more information?
     You may obtain more information from various sources as explained in the section “Where You Can Find Additional Information” beginning on page 35.
Who can answer further questions?
     If you have additional questions about the proposal, you may call our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5405. If you would like additional copies of this proxy statement or a new proxy card, you may contact us in writing at Peerless, 2381 Rosecrans Avenue, El Segundo, CA 90245, Attention: Elliot M. Shirwo, Corporate Secretary.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements use terminology such as “may,” “could,” “will,” “should,” “likely,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms. We base these forward-looking statements on our expectations and projections about future events, which we have derived from the information currently available to us. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. Furthermore, forward-looking statements may be included in our filings with the Securities and Exchange Commission (the “SEC”) or press releases or oral statements made by or with the approval of one of our executive officers. For each of these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors with respect to us:
•	expected closing and timing of the closing of the Transaction;

•	possible or assumed future results of operations;

•	future revenue and earnings;

•	the satisfaction of conditions to complete the Transaction, including the receipt of required stockholder approval and third party consents, along with a minimum of thirty (30) Transferred Employees agreeing to accept employment with a wholly-owned subsidiary of Kyocera and to commence employment as of the closing;

•	the amount of costs, fees and expenses related to the Transaction;

•	the uncertainty of general business and economic conditions;

•	the loss of key personnel including engineers;

•	the impact of competition, both expected and unexpected;

•	adverse developments, outcomes and expenses in legal proceedings; and

•	other risk factors as further described in this proxy statement.
     Forward-looking statements are only predictions as of the date they are made and are not guarantees of performance. All forward-looking statements included in this document are based on information available to us on the date of this proxy statement. Readers are cautioned not to place undue reliance on forward-looking statements. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement and in other statements made from time-to-time by us or our representatives might not occur.

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FACTORS TO BE CONSIDERED BY STOCKHOLDERS
IN DECIDING WHETHER TO APPROVE THE PROPOSAL
     There are many factors that our stockholders should consider when deciding whether to vote to approve the proposal. Such factors include those risk factors set forth below and those risk factors set forth in our other filings with the SEC.
If we fail to complete the Transaction, we may be required to raise additional financing to continue funding our operations.
     Although we were profitable in fiscal years 2007 and 2006, we had been unprofitable in two of the previous five fiscal years. There is no guarantee that we will continue to be profitable at any time in the future. If we do not generate anticipated cash flow from licensing and services, or if expenditures are greater than expected, we most likely will reduce discretionary spending, which could require a delay, scaling back or elimination of some or all of our development efforts, any of which could have a material adverse effect on our business, results of operations and prospects. Furthermore, if we do not experience positive cash flows and we are unable to increase revenues or cut costs so that revenues generated from operating activities are sufficient to meet our obligations, we will be required to obtain additional capital from other sources, such as issuances of debt or equity securities or bank financing. We may not be able to obtain additional capital on acceptable terms or at all which could have a material adverse effect on our operations, liquidity and financial condition, our prospects and the scope of strategic alternatives and initiatives available to us.
If we fail to complete the Transaction, we may not be able to extend our current agreements with Kyocera.
     On February 1, 2005, we entered into an MOU with Kyocera to provide a range of non-exclusive engineering services and product development services. Pursuant to the MOU, Kyocera agreed to pay us an aggregate of $24.0 million. On April 17, 2007, Peerless and Kyocera entered into a Master Development Agreement, a Licensed Software Addendum, and a Master Maintenance and Support Agreement, herein referred to as the “Definitive Agreements.” These Definitive Agreements supplemented and clarified, but generally did not supersede, the binding MOU made by the parties as of February 1, 2005. The Definitive Agreements provided additional specifications relating to the development of Kyocera’s products by Peerless, established the terms and the fees associated with the licensing of Peerless’ products, and clarified Peerless’ maintenance obligations with respect to its products. If we fail to complete the Transaction, the engineering services portion of the MOU will not be extended beyond the date of termination of the Asset Purchase Agreement, without negotiation of the number of engineers required, future services and deliverables of the agreement, and the fees and incentive bonuses, if any, to be earned. If the Transaction does not close, we will continue to negotiate an extension for the engineering services portion of the MOU and Definitive Agreements with terms and service levels acceptable to both parties. The engineering services, licensing and maintenance revenue from the MOU and Definitive Agreements are material to our business. If we experience an extended delay in the signing of a renewal of the engineering services portion of the MOU and the Definitive Agreements or are unable to come to agreement with Kyocera on terms and conditions that are acceptable to both parties, this could have a material adverse effect on the business, results of operations and prospects for the future.
The Transaction may not be completed if the conditions to closing are not satisfied or waived.
     Even if the Transaction is approved by our stockholders, the Transaction may not be completed if other conditions to closing are not satisfied, including the acceptance of employment by at least thirty (30) of the Transferred Employees, the consent of Continental 2361/2381 LLC, the landlord of our executive offices, to enter into the Sublease with a Kyocera subsidiary, and the absence of any material adverse change relating to the assets subject to the Transaction. If the Transaction is not completed, we may be required to pay a termination fee to Kyocera.
If we succeed in completing the Transaction, we may encounter unanticipated difficulties in leveraging our remaining assets and continuing operations at a profitable level.
     Although we intend to continue operations as a provider of advanced imaging and networking technologies and components to the digital document market, after the Transaction our primary assets will consist of licenses to use intellectual property owned by others. As a result, if the Transaction is completed, we may encounter unanticipated difficulties or challenges in continuing operations and our cash flows and revenues may be materially adversely impacted. If we are unable to address and overcome such difficulties or challenges, we may not be successful with our new business structure.

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We may not be able to participate in an alternative transaction unless we pay a termination fee to Kyocera.
     The Asset Purchase Agreement requires us to pay Kyocera for its third party expenses incurred in connection with the Transaction, up to $200,000, and a termination fee equal to $400,000, if the Asset Purchase Agreement is terminated as a result of us accepting a superior offer or a change by our Board of Directors of its recommendation that our stockholders vote in favor of the Transaction. In addition, the Asset Purchase Agreement contains covenants which prohibit us from engaging in certain activities, including soliciting or discussing alternative transactions.

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THE TRANSACTION
Background and Reason for the Transaction
     On January 2, 2008, our Board of Directors approved the Asset Purchase Agreement. Its decision was based on a review of our past performance, projected future growth, ongoing liquidity, vendor relations, industry outlook and strategic alternatives. Mr. Timothy E. Brog, one of our board members, voted against the Transaction
     For over 25 years, we have been providing software-based imaging and networking technologies for controllers in embedded, attached and standalone digital document products through engineering services by integrating proprietary software into printers, copiers, and multifunction products (“MFPs”) of OEMs. Our primary customer base has been Japanese printer MFP OEM companies, including Konica Minolta, Kyocera, Ricoh and others. We have also developed strategic partnerships with Adobe Systems Inc. and Novell, Inc.
     Over the last 5 years, we have concentrated on growing our revenues with the Japanese printer MFP OEMs, however, due to market conditions (i.e., price pressures) and a continuing desire of customers to internalize development, we have had difficulty in growing our revenues and margins.
     In 2002, we retained an investment banker to advise us on strategic alternatives. From the later part of 2002 through 2004, management and the investment banker contacted potentially interested parties to explore various strategic options. However, by late 2004, it became apparent that none of these potential investors were interested in investing in or acquiring us.
     In the later part of 2004, we decided to explore an alternative approach by discussing and having significant negotiations with our major OEM customer, Kyocera, regarding building, designing, and developing specific intellectual property for its future launch of new products. While the parties explored a merger or acquisition, all negotiations led to a binding MOU, in order to provide non-exclusive engineering services and high-performance imaging technologies for use in a then-forthcoming line of Kyocera printers and MFPs. Kyocera agreed to pay us an aggregate of $24.0 million in $2.0 million quarterly payments over the initial three-year term of the MOU. We were also eligible for certain performance incentives and license fees from Kyocera for our technologies incorporated into Kyocera products. The binding MOU was effective on February 1, 2005 and was extended until January 31, 2008.
     In 2005, given the success of the Kyocera venture, we decided to pursue similar opportunities with other Japanese OEMs. However, none of the other Japanese OEMs responded to our inquiries or expressed any interest in entering into a similar arrangement.
     Later that same year and through the beginning of 2006, we began pursuing a new business strategy that would combine our new imaging technologies with third-party co-processors onto a single chip, enabling the penetration of high-volume, mid-and lower-end printing markets. This integration of imaging and co-processor technologies on a single ASIC (application specific integrated circuit) chip is commonly referred to as System on a Chip (“SoC”). More specifically, this strategy was designed to leverage the strength of our ASIC development capabilities and capitalize on growing demand for new SoC technologies.
     On March 30, 2006, we announced that we had entered into a non-exclusive development agreement with a chip vendor serving the digital imaging industry to provide design and development services for an advanced SoC device. This device, when coupled with our software applications and third-party software applications, would have offered printer and MFP OEM integration, performance, cost effectiveness and speed to market for their products. Pursuant to the agreement, the development of the SoC device was to occur in two phases. In late June 2006, when phase one was nearing completion, the vendor elected not to proceed into the second phase of the agreement, which would have involved chip development and production.
     On August 31, 2006, we announced that our Chief Executive Officer, Howard Nellor, was retiring from his position as President and Chief Executive Officer of the Company. On that same date, we reported that several of our customers indicated a reduced demand for their lower-end, higher-cost imaging devices, many of which incorporated our older imaging software. As a result of lower-than-expected sales of these imaging products, certain customers altered their block-license purchasing plans.
     In December of 2006, we reported that we would continue to experience softness in demand for our core technologies. Although we maintained an aggressive marketing effort and worked to assess the anticipated licensing revenue that our technologies would generate under our relationship with Kyocera, our timeline was pushed out, despite initial indications that some of these technologies

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would be licensed in the fourth quarter of 2006. In addition, pricing pressure from high-volume manufacturers of low-cost color imaging equipment had impacted product launch strategies at many of the industry’s leading OEMs. We attempted to work aggressively to convert these strategies into licensing opportunities and to adjust to the changing market by generating incremental revenues through our hardware IP products.
     On December 18, 2006, we announced that our Board of Directors appointed Richard L. Roll as our President and Chief Executive Officer.
     On January 22, 2007, Mr. Roll provided the Board of Directors with the details of the Company’s proposed expense reduction program to be implemented on January 29, 2007 and updated the Board on the Company’s strategic plan for 2007, which was more fully detailed at the next Board meeting on February 13, 2007.
     On January 26, 2007, the Board of Directors approved the expense reduction program.
     On January 29, 2007, Mr. Roll announced the implementation of the expense reduction program. The reductions affected approximately twenty (20) positions Company wide.
     On that same date, Mr. Roll reported that management would continue to aggressively pursue opportunities that would mutually benefit the Company and our OEM customers, and that we would organize our engineering infrastructure specifically to address intellectual property and embedded contracts. In an effort to mitigate the challenges associated with our core business and position the Company for top-line growth, management began actively exploring a range of new revenue generating opportunities within ancillary sectors of the imaging industry. Prospects under consideration included expanding applications for our existing technologies, investing in new revenue streams and potential joint ventures.
     On February 13, 2007, Mr. Roll provided the Board of Directors with the Company’s strategic plan for 2007. Mr. Roll described three areas for the Company to address in its planning objectives: 1) software applications relating to document management solutions; 2) potential joint ventures in the all-in-one marketplace; and 3) medical imaging and communication applications.
     On March 14, 2007, Mr. Roll reported that the fourth quarter represented a strong finish to 2006, and was marked by both a significant improvement in our net income performance versus the second and third fiscal quarters, and by our successful efforts to streamline the business and improve operational efficiencies. Mr. Roll also reported that our management team completed a detailed examination of its existing business and implemented a restructuring plan that was intended to better match expenses to anticipated revenue and that management was in the process of evaluating strategic alternatives to fuel growth.
     On the same date, Mr. Roll outlined current market conditions. In the past, in the mature monochrome market, there were longer product lifecycles, greater volumes of units sold and a favorable correlation between engineering hours and royalty revenue. However, these dynamics changed to shorter product life cycles with sharply lower unit sales per model and less favorable correlations between engineering hours and royalty revenue. In addition, because of rapid price declines across all segments, many units were being sold below cost, offset by profitable consumables. Thus, the industry was experiencing strong downward price pressure on IP licensing.
     As a result of these changes, we had to adjust our strategy to focus on our core IP offerings and expand our applications of these technologies across our current and prospective customer base. While leveraging our core competencies and managing cost structure, it was also necessary to expand into ancillary sectors of the imaging industry in order to grow our business.
     In recent years, technological advancements fostered the emergence of several new product categories, such as printer-based all-in-one devices and software solution applications. We continued to review the industry landscape and develop our strategy for entering select product segments that would blend well with our core business and could be additive to our top-line performance over the long term. As such, we began exploring acquisitions, joint venture opportunities and strategic relationships in order to accomplish our goal.
     On April 17, 2007, we entered into a Master Development Agreement, a Licensed Software Addendum #6 and a Master Maintenance and Support Agreement (collectively, the “Definitive Agreements”) with Kyocera. The Definitive Agreements supplemented our MOU with Kyocera by providing additional terms related to our development of Kyocera’s products, established the terms and the fees associated with the licensing of our products, and clarified our maintenance obligations with respect to our products.

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     On May 24, 2007, Mr. Roll reiterated that our short-term focus remained diversification in the solution software application arena and that our long-term focus was on imaging hardware for printing and scanning. Mr. Roll reported that our intent was to acquire or invest in existing, well-run enterprises and that we had narrowed the universe of these opportunities. He also reemphasized our need to diversify our business to better ensure growth and profitability considering the potential decline of OEM revenue and uncertainty of future engineering services contracts of significant size. At this time, Mr. Roll outlined our plan for the future: 1) maximize our strength in our traditional core areas; 2) short-term focus on diversification in the solution software application area; 3) acquire, merge or invest in existing enterprises to accomplish our goals; and 4) focus on the long-term strategy of expanding into all-in-one devices.
     In May, June and July 2007, members of our management team consisting of Mr. Roll, John Rigali, our Chief Financial Officer, Eric Random, our former Vice President of Engineering, Cary Kimmel, our Vice President of Business Development, Robert Westervelt, our Vice President of Engineering and Chief Technology Officer, Edward Gaughan, our Vice President of Sales and Marketing and Elliot Shirwo, our General Counsel and Corporate Secretary, regularly met to explore the extension of the engineering services portion of the MOU and the Definitive Agreements with Kyocera, and to discuss the terms and conditions relating to the extension.
     On July 13th and 16th, 2007, Mr. Roll met with key executives of Kyocera in Japan to: (1) discuss the extension of the MOU and the Definitive Agreements; (2) provide Kyocera with an update on the Company’s business; and (3) generally explore strategic opportunities with Kyocera.
     On August 6, 2007, in response to Kyocera’s request, we sent a discussion document outlining several alternatives to Kyocera, similar to an original pricing proposal provided to Kyocera three years prior. The document included buying the entire Company and buying substantially all of our assets. There was no formal response from Kyocera. As a result, the parties continued to explore changes to the existing MOU and the Definitive Agreements.
     On August 30, 2007, Mr. Roll reported that we were maintaining our aggressive pursuit of diversification opportunities to help fuel growth and enhance profitability. Mr. Roll further reported that during the second quarter he visited a number of potential business partners, including select companies in Taiwan, China and Japan, to discuss our vision for a solution-software application, as well as opportunities in the all-in-one device market.
     On September 6, 2007, another proposal for the extension of the MOU and the Definitive Agreements was sent to Kyocera for their review and consideration.
     On September 21, 2007, we entered into a non-disclosure agreement with Kyocera. On September 23, 2007, Kyocera requested a face-to-face meeting with executives of the Company to explore strategic relationships and to discuss the MOU and the Definitive Agreements. On September 25, 2007, we signed an agreement with Kyocera, giving each party until November 30, 2007 to notify the other to extend the MOU and the Definitive Agreements, which were scheduled to expire on January 31, 2008.
     On October 19th and 20th, 2007, Mr. Roll and Ken Waters, an advisor to the Company, met with representatives of Kyocera to discuss strategic opportunities between the parties, including the extension of the MOU and the Definitive Agreements, and the sale of our IP to Kyocera.
     On October 26, 2007, the Board of Directors held a telephonic meeting to discuss the potential sale of our IP to Kyocera. Mr. Roll, Mr. Brog, William B. Patton, Jr., John C. Reece, John Thomas Zender, and Louis C. Cole, constituting all of the Directors, were present by telephone. By the invitation of the Board of Directors, Mr. Rigali, Mr. Shirwo, and Gerald M. Chizever of Loeb & Loeb LLP, our outside counsel, also participated in the telephonic meeting. Based on the recommendation of Mr. Roll, the Board of Directors approved the formation of a Strategic Committee, comprised of William B. Patton, Jr. and John C. Reece, to assist management in analyzing the sale of our IP to Kyocera.
     On October 30, 2007, the members of the Strategic Committee met with Mr. Roll and Mr. Waters to discuss the potential asset sale.
     On November 1, 2007, Mr. Brog, Mr. Patton and Mr. Reece, constituting all of the members of the Compensation Committee of the Board of Directors, along with Mr. Shirwo and Mr. Chizever, held a conference call to discuss the implementation of a success fee to be paid to certain executive officers, directors and consultants upon the completion of the asset sale. Following a discussion, the Compensation Committee approved a recommendation to the Board of Directors that the success fees be authorized by the Company.

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     On November 2, 2007, the members of the Strategic Committee held a telephonic meeting with Mr. Roll and Mr. Waters to discuss the sale of our IP to Kyocera.
     On November 2, 2007, the Board of Directors held a telephonic meeting to discuss the progress of the Strategic Committee and the success fees. All of the Directors were present by telephone, along with Mr. Rigali, Mr. Shirwo and Mr. Chizever. Mr. Waters attended a portion of the meeting. At the meeting, Mr. Roll provided an update on the potential asset sale. Mr. Reece reviewed the recommendations of the Compensation Committee that were approved at the November 1, 2007 Compensation Committee meeting. Following a discussion of the recommendations, the Board of Directors voted to approve the success fees.
     On November 6, 2007, Mr. Roll, Mr. Waters and Allan B. Duboff, outside counsel to the Company, met with executives of Kyocera and its legal counsel to discuss the proposed terms and conditions of the asset sale.
     On November 8, 2007, the Company received a first draft of a non-binding letter of intent from Kyocera. On November 15th and 16th, 2007, members of management, along with the Company’s outside counsel, Loeb & Loeb, LLP, reviewed and commented on the draft. During the later half of November through the beginning of December, 2007, our outside counsel continued to negotiate with Kyocera’s legal counsel.
     On November 14, 2007, the members of the Strategic Committee held a telephonic meeting with Mr. Roll and Mr. Waters to discuss the proposed terms and conditions of the asset sale.
     On November 28, 2007, the members of the Strategic Committee held a telephonic meeting with Mr. Roll and Mr. Waters to discuss the terms of the letter of intent.
     On November 30, 2007, we signed an agreement with Kyocera, giving each party until December 31, 2007 to notify the other to extend the MOU and the Definitive Agreements, which were scheduled to expire on January 31, 2008.
     On December 6, 2007, the Board of Directors held a telephonic meeting to discuss the asset sale. All of the Directors were present by telephone. By the invitation of the Board of Directors, Mr. Rigali, Mr. Shirwo and Mr. Chizever were also present. Mr. Gaughan, Mr. Westervelt, Mr. Waters, an advisor to the Company, and Andy Tomat, attended a portion of the meeting.
     On December 11, 2007, the parties executed a non-binding letter of intent.
     On December 13, 2007, we retained Morgan Joseph to render an opinion as to the fairness of the consideration proposed to be received by us in the Transaction.
     On December 17, 2007, the members of the Strategic Committee met with Mr. Roll and Mr. Waters to review the proposed Transaction and discuss the status of the Asset Purchase Agreement.
     On December 17, 2007, the Board of Directors met to discuss the status of the Kyocera negotiations. All of the Directors were present in person. By the invitation of the Board of Directors, Mr. Rigali, Mr. Shirwo and Mr. Chizever were also present. Mr. Gaughan, Mr. Westervelt, Mr. Waters and Andy Lombard attended a portion of the meeting. Mr. Roll presented an overview of the Transaction, including the following: 1) the history of the Company’s relationship with Kyocera; 2) a summary of the letter of intent; 3) an overview of the MOU and the Definitive Agreements; 4) an update on Kyocera’s revenue projection; 5) alternative paths of Kyocera; 6) competitive dynamics; 7) average selling price decline of printers; 8) potential use of cash; 9) ramifications if the Transaction fails; and 10) a summary of benefits of the Transaction. Following the presentation, the Board of Directors reviewed the proposed Transaction and discussed the status of the Asset Purchase Agreement. At this meeting, the Board of Directors approved the retention of Morgan Joseph to render an opinion as to the fairness of the consideration proposed to be received by us in the Transaction.
     From December 17, 2007 through early January, 2008, the parties negotiated the Asset Purchase Agreement.
     On December 27, 2007, the members of the Strategic Committee held a telephonic meeting with Mr. Roll and Mr. Waters to discuss the terms of the Asset Purchase Agreement.

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     On January 1, 2008, the members of the Strategic Committee held another telephonic meeting with Mr. Roll and Mr. Waters to discuss the terms of the Asset Purchase Agreement.
     On January 2, 2008, the Board of Directors held a telephonic meeting to review the Transaction. All of the Directors were present by telephone. By the invitation of the Board of Directors, Mr. Rigali, Mr. Shirwo, Mr. Chizever and Mr. Duboff were also present. Representatives of Morgan Joseph and Mr. Waters attended a portion of the meeting. At this meeting, representatives of Morgan Joseph reviewed Morgan Joseph’s financial analysis of the consideration to be received by us in the Transaction and delivered Morgan Joseph’s oral opinion that, as of January 2, 2008, based upon and subject to certain assumption, qualifications, limitations and factors described in its written opinion, the consideration to be received by the Company pursuant to the Transaction was fair, from a financial point of view, to the Company. After the discussion of the Morgan Joseph opinion, the Strategic Committee recommended that the Board of Directors approve the Transaction. Mr. Roll reviewed with the Board of Directors the structure of the Transaction, terms and conditions of the Asset Purchase Agreement and the Strategic Committee’s recommendation to approve the Transaction. After a discussion was held, the Board of Directors approved the Transaction pursuant to the terms of the Asset Purchase Agreement.
     On January 9, 2008, the parties executed the Asset Purchase Agreement.
The Fairness of the Proposed Transaction
     In reaching our decision to enter into the Asset Purchase Agreement and related agreements with Kyocera, the Board of Directors considered a number of factors, including the following:
•	factors impacting our growth prospects, such as historical and projected gross margins, increased competition from competitors with greater resources and our ability to make on an ongoing basis the capital improvements and commitments necessary to remain competitive;

•	the Board of Directors’ familiarity with and review of our business, results of operations, financial condition, liquidity and prospects, including, without limitation, our earnings, as well as the technology industry conditions generally and its changing environment;

•	the possibility that we may not be able to extend our current agreements with Kyocera if we fail to complete the Transaction;

•	the alternative of selling all of our assets and liquidating;

•	the status of our relationship with Kyocera;

•	the time frame required to complete the Transaction;

•	competition in the marketplace;

•	the efforts in exploring the many different financial and strategic alternatives available to us;

•	the likelihood that Kyocera will be able to complete the Transaction;

•	the opinion of Morgan Joseph to the effect that, as of January 2, 2008, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Morgan Joseph opinion, the consideration to be received by us pursuant to the Transaction was fair, from a financial point of view, to us;

•	the benefit of receiving a relatively certain value upon closing the Transaction versus the risks inherent in the continued operation of our business as it exists currently;

•	our liquidity requirements to fund operations and product development costs and to satisfy our existing liabilities;

•	the prospects of the remaining assets and product candidates of ours to create value for us and our stockholders;

•	the potential impact of the Transaction on our reputation, customers, strategic partners and employees;

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•	our efforts, with the assistance of our legal advisors, to extensively negotiate and execute an Asset Purchase Agreement that we believe is favorable to us;

•	the prices and premiums paid in comparable acquisition transactions involving other technology providers; and

•	a review of the Asset Purchase Agreement and related agreements.
     In view of the wide variety of factors considered in connection with its evaluation of the proposed Transaction, the Board of Directors did not find it necessary to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Based upon all of these factors, the Board of Directors approved the Asset Purchase Agreement and recommends that our stockholders approve the Transaction.
Information about the Parties
     We engage in the licensing, development and sale of imaging and networking technologies and components to the digital document markets primarily in the United States and Japan. We develop and license software-based imaging and networking technology for controllers in embedded, attached and stand-alone digital document products, and integrate proprietary software into printers, copiers and MFP OEM companies. We sell our products directly to OEMs and through other distribution channels. We have strategic partnerships with Adobe Systems Incorporated and Novell, Inc. We were founded in 1982 and are headquartered in El Segundo, California.
     Kyocera manufactures and markets both black and white and color digital copiers, network-ready multifunctional devices and laser printers as well as a range of wide-format imaging products. It also offers a portfolio of software and network solutions. Kyocera is a global company, with R&D, production and sales and services operations located throughout the world. Kyocera has sales and service subsidiary companies located in over 25 countries, which, along with a network of authorized distributors and dealers are dedicated to supporting the document management needs of organizations of all sizes around the world. Kyocera is a wholly owned subsidiary of the Kyocera Group. The principal executive offices of Kyocera is located at 1-2-28 Tamatsukuri, Chuo-ku, Osaka 540-8585, Japan. Prior to entering into the Asset Purchase Agreement, Kyocera had been one of our primary customers accounting for over 10% of our revenues during the fiscal year ended January 31, 2007.
The Asset Purchase Agreement
     On January 9, 2008, we entered into the Asset Purchase Agreement with Kyocera, pursuant to which we will, subject to certain terms and conditions, including approval by our stockholders at the Special Meeting, sell substantially all of our IP to Kyocera, transfer at least thirty (30) of our employees and other assets to Kyocera in connection with the IP sale, execute a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, enter into a sublease pursuant to which we will sublease to a subsidiary of Kyocera 15,000 to 20,000 square feet of office space at our executive offices located for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and terminate substantially all of our existing agreements with Kyocera. As consideration for this sale, Kyocera will assume only certain of our liabilities, and is expected to pay us $37.0 million.
     The following is a summary of the material provisions of the Asset Purchase Agreement and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached hereto as Appendix A.
Assets to be Sold
     The assets to be sold include all of our right, title and interest in and to all of the following IP (excluding the “Excluded Assets” as defined below):
•	copyrights, patents, utility models and patent and utility model applications;

•	trade secrets, scientific knowledge and technical information;

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•	inventions, creations and know how;

•	developments and improvements;

•	steps, processes and methods;

•	software (including all source codes) and data; and

•	other intellectual property.
     In addition, we will sell to Kyocera all of our right, title and interest in and to our fixed assets (the “Fixed Assets”) presently used principally by and necessary for each of the Transferred Employees, which are necessary for each of such Transferred Employee to continue to perform their respective duties for Kyocera after the closing of the Transaction, including without limitation:
•	computers, electronic files and work stations;

•	third party software licensed for such computers or work stations (to the extent assignable without cost or a delay in closing);

•	multi-function printers and copiers;

•	office furniture; and

•	other tangible assets.
Kyocera is not acquiring any of the following assets owned by us (the “Excluded Assets”):
•	cash, cash equivalents, receivables and all assets not described as part of the IP or Fixed Assets;

•	our rights under our licenses with Adobe Systems Incorporated and Novell, Inc.;

•	our rights and obligations under all existing agreements with our other vendors, independent contractors or licensors;

•	our customized IP that has been previously integrated into products or services licensed or otherwise provided by us to third parties or specifically created for our customers after December 7, 2007 other than Kyocera and, which, in either case, have not also been provided to or integrated into products or services licensed to Kyocera;

•	our rights and obligations under all existing agreements with all of our customers;

•	our rights under our current lease (except to the extent and subject to the terms of the Sublease);

•	the telephone system, telephones, telephone lines, cables, wiring, servers, leasehold improvements (except to the extent rights of ownership or use are granted under the Sublease) and any other tangible assets that are used on a company wide basis by us;

•	certain third-party software that is licensed to us for our computers and work stations;

•	our trademarks, service marks, trade names, trademark and service mark applications, domain names and website;

•	any IP developed or created after December 7, 2007 that has not been developed, created or utilized for Kyocera or integrated into products or services licensed to or developed pursuant to existing agreements with Kyocera; and

•	any IP purchased after December 7, 2007, except to the extent such intellectual property is provided or integrated into products or services licensed to Kyocera.

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Purchase Price
     As consideration for the sale of our IP and Fixed Assets, the gross proceeds received by us from Kyocera will be $37.0 million. In addition, Kyocera will assume certain of our liabilities related to the Transferred Employees.
     We estimate that there will be combined federal and state income taxes of approximately $7.2 million associated with the recording of the sale in fiscal 2009. In addition, we estimate that costs associated with Transaction related expenses (consisting of consulting fees, legal costs, financial advisory fees, proxy solicitation expenses, sublicensing fees, success fees, Board of Director compensation and appraisal costs) will be approximately $3.4 million. As such, we estimate that the net proceeds from the sale of our IP and Fixed Assets will be approximately $26.4 million.
     To secure our indemnity obligations, the Asset Purchase Agreement provides that $4.0 million of the purchase price will be placed in escrow, of which $2.0 million will be released to us 15 months after the closing, less an amount, if any, for indemnification obligations, with the remaining portion being released to us 24 months after the closing, less an amount, if any, for indemnification obligations.
License Agreement
     Effective as of the closing of the Transaction, we will enter into the License Agreement, pursuant to which Kyocera will, on a nonexclusive, worldwide, perpetual and royalty free basis, license all of the IP back to us, subject to certain conditions and limitations. The License Agreement is non-assignable except under certain circumstances as provided for in the License Agreement. Under the terms of the License Agreement, we cannot use the IP for products or services to be sold, licensed or provided to persons or companies owned or controlled by, a company based in or headquartered in the Peoples Republic of China, Taiwan or Korea for a period of fifteen (15) months from the closing date of the Transaction.
Termination of Existing Agreements
     At the closing of the Transaction, substantially all of our existing agreements with Kyocera will be terminated, including without limitation, the MOU, the MDA, the Master Technology License Agreement, dated as of April 1, 1997, the Master Maintenance and Support Agreement effective as of February 1, 2005, and related license software addendums and non-disclosure agreements. Certain licenses related to third party software will remain in place.
Engineering Fee
     For the period commencing on February 1, 2008 and continuing until the closing of the Transaction, Kyocera will pay us a monthly fee (prorated for the actual number of days in any incomplete month and subject to increase if additional work is requested) of $625,000 for our continued services described under the MOU and MDA.
Liabilities to be Assumed
     At the closing of the Transaction, Kyocera will assume and agree to pay, perform and discharge in due course the following liabilities and obligations of ours:
•	accrued and unpaid vacation of the Transferred Employees prior to the closing of the Transaction;

•	the payment of any filing and maintenance fees required to be paid after the closing to maintain the effectiveness of any filings made with respect to the IP;

•	all obligations of Kyocera under the Sublease; and

•	all obligations arising from and after the closing under certain transferred contracts assigned to, and assumed by, Kyocera.

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Representations and Warranties
     The Asset Purchase Agreement contains certain representations and warranties of the parties, relating to, among other things, the organization of each of the parties, the authority of each of the parties to execute and enter into the Asset Purchase Agreement and the lack of conflict with any organizational documents, agreements or rules. The Asset Purchase Agreement also contains certain representations and warranties of ours relating to, among other things:
•	our filings with the SEC and our solvency;

•	the absence of liabilities that would adversely affect ability to perform obligations under agreements or adversely affect ownership of assets being sold;

•	legal proceedings and claims;

•	our compliance with laws with respect to the assets being sold;

•	consents, approvals, notices, permits, exemptions, waivers and authorizations required to be obtained;

•	our title and ownership of the assets to be sold;

•	intellectual property, including our right to use the intellectual property to be transferred;

•	the tools used to develop the products that we make for Kyocera and the technical documentation regarding those products and tools;

•	WARN ACT and other employee matters;

•	certain material contracts that we are a party to;

•	employment and labor matters;

•	employment benefit matters;

•	our maintenance of adequate insurance policies;

•	the absence of brokerage commissions or finder’s fees with respect to the Transaction;

•	our receipt of the fairness opinion; and

•	the absence of material misstatements or omissions in the Asset Purchase Agreement.
Covenants
     The Asset Purchase Agreement contains certain covenants and agreements from each of the parties regarding the relationship prior to and after the closing of the Transaction. These covenants include agreements by the parties to use reasonable efforts to do all things necessary to consummate the Transaction.
     The covenants also include agreements by us, among other things:
•	to use commercially reasonable efforts to obtain requisite approvals and consents necessary for the transactions contemplated by the Asset Purchase Agreement, including stockholder approval;

•	to refrain from causing any representation, warranty, covenant or agreement of ours in the Asset Purchase Agreement to become inaccurate or breached in any material respect as of the closing of the Transaction;

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•	prior to closing, to allow Kyocera and its designees reasonable access to certain of our records, information and employees;

•	to take reasonably requested action to ensure that we retain ownership of the assets to be transferred;

•	to maintain insurance on, and the condition of, the IP and Fixed Assets;

•	to enforce our rights relating to any confidentiality agreement;

•	to indemnify Kyocera for any non-compliance with any applicable “Bulk Sales” laws; and

•	for a period of two years after the closing, not to solicit or recruit any Transferred Employee or employee of Kyocera Technical Development, Inc. (Kyocera’s subsidiary that will hire the Transferred Employees and enter into the Sublease) other than a Transferred Employee who is terminated by Kyocera.
     The covenants also include agreements by Kyocera, among other things:
•	to offer employment agreements to certain of our employees upon closing and assume our liabilities and obligations for accrued and unpaid vacation with respect to such employees;

•	to credit each Transferred Employee with all service credited to such Transferred Employee under our employee benefit plans, policies, programs or arrangements (except that in the case of its 401(k) plan, vesting credit for the matching employee contribution shall only occur to the extent permitted under such plan); and

•	for the period commencing on February 1, 2008 and continuing until the earlier of the closing or termination of the Asset Purchase Agreement, to pay us for the services conducted under the MOU and the MDA, a monthly fee (prorated for the actual number of days in any incomplete month and subject to increase if additional work is requested) of $625,000.
     In addition, the parties have jointly agreed to terminate (i) the MOU, (ii) the MDA, (iii) the Master Maintenance and Support Agreement, each between us and Kyocera (and/or their respective subsidiaries) effective as of February 1, 2005, (iv) the Master Technology License Agreement between us and Kyocera effective April 1, 1997 and any addendums, amendments or other agreements related thereto (collectively, the “Existing Agreements”), excluding: (a) the agreement by us to license to Kyocera certain third party rights pursuant to Licensed Software Addendum #4 as amended and Licensed Software Addendum #6 and Licensed Software Addendum #7, each as amended, in connection with Kyocera’s products as described in that certain Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 to Master Technology License Agreement dated April 1, 1997, for the per unit license fee set forth therein which is to be applied in accordance with Section 2 therein, and all of Kyocera’s obligations thereunder with respect to such license (the “Block License”), and (b) the obligation of Kyocera to make certain payments to us under Licensed Software Addendum #7, as amended. For a period of six (6) months following the closing of the Transaction, either party may bring claims under the agreements against the other party that such party has defaulted in its obligations under any of the agreements.
Superior Offers
     Pursuant to the Asset Purchase Agreement, from the date of the Asset Purchase Agreement to the closing of the Transaction, we are required to agree that we will not, and will not authorize or permit any of our officers or authorized agents or representatives to directly or indirectly: (i) solicit, initiate, knowingly facilitate or induce or encourage any “Acquisition Proposal”, (ii) participate in any discussions or negotiations with, or furnish any nonpublic information to, any person that has made an Acquisition Proposal (subject to certain exceptions), (iii) approve, endorse or recommend any Acquisition Proposal (subject to certain exceptions), or (iv) enter into any letter of intent or agreement with respect to any Acquisition Proposal. We and our officers, authorized agents and representatives are required to immediately cease any and all existing activities, discussions or negotiations with any third parties conducted prior to the date of the Asset Purchase Agreement with respect to any Acquisition Proposal.
     However, the Asset Purchase Agreement provides that, in the event that we receive an unsolicited Acquisition Proposal from a person that our Board of Directors has in good faith concluded (after consultation with its financial advisor), will lead to a “Superior Offer” as defined below, the Board of Directors may then take the following actions, but only if, and to the extent, that our Board of Directors concludes in good faith, following consultation with its outside legal counsel, that the failure to do so would be inconsistent

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with its fiduciary obligations under applicable law: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A)(1) concurrently with furnishing any such nonpublic information to such party, it gives Kyocera written notice that it is furnishing nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Kyocera; and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Kyocera written notice that it is entering into negotiations with such third party.
     Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, we will be permitted to effect a change in our Board of Director’s recommendation to approve the Transaction or enter into an agreement with respect to an Acquisition Proposal if (i) we have complied with the provisions of the Asset Purchase Agreement and have received an Acquisition Proposal from a third party and our Board of Directors, after consultation with its outside legal counsel and a financial advisor of recognized reputation, determines that such Acquisition Proposal constitutes a Superior Offer or (ii) outside of the context of an Acquisition Proposal, our Board of Directors determines, after consultation with its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties under applicable law. Prior to effecting any such change in the Board of Director’s recommendation to approve the Transaction, Kyocera shall be given the opportunity to propose to revise the terms of the Transaction or match the Acquisition Proposal.
     The term “Acquisition Proposal” means any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from us or acquisition by any person or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in our total outstanding voting securities or any tender offer or exchange offer that if consummated would result in any person or Group beneficially purchasing fifteen percent (15%) or more of our total outstanding voting securities, or any acquisition, consolidation, change of control business combination merger, consolidation or similar transaction involving a change of control of us, or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of our assets; provided, however, that an offer or proposal shall not be deemed to be an Acquisition Proposal if upon receipt of an unsolicited Acquisition Proposal and prior to any additional discussions, we inform such party of the requirements for a “Permitted Acquisition Proposal” as defined below, and such party agrees to pursue such transaction in accordance with the criteria set forth in the definition of a Permitted Acquisition Proposal.
     The term “Permitted Acquisition Proposal” means an acquisition for fifteen percent (15%) or more of our total outstanding voting securities if (a) the potential acquirer has agreed in writing to be bound by the provisions of the Asset Purchase Agreement and the other transaction documents relating thereto and to vote any shares of our common stock it holds in favor of the Asset Purchase Agreement, (b) no stockholder vote on such proposed transaction is held prior to the Special Meeting and (c) such proposed transaction does not have any adverse impact on the timing or probability of the consummation of the Transaction, including the filing of the proxy statement or any other closing conditions contained in Article 6 of the Asset Purchase Agreement.
     The term “Superior Offer” means an unsolicited, bona fide offer made by a third party to acquire, directly or indirectly, pursuant to a merger, tender offer, exchange offer, acquisition, consolidation or other business combination either the assets being sold pursuant to the Asset Purchase Agreement, or substantially all of our assets, or more than 50% of our total outstanding voting securities, on the terms that our Board of Directors has in good faith concluded (following the receipt of advice of its outside legal counsel and consultation with its financial adviser of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable, from a financial point of view, to us than the terms of the Transaction and is reasonably capable of being consummated.
Conditions to Closing
     The obligations of the parties to consummate the Transaction are subject to certain customary closing conditions, including, among other things, that the representations and warranties are accurate as of the closing, the covenants have been complied with, there has been no material adverse effect, with respect to, among other things, the assets being acquired by Kyocera, and that the necessary consents and approvals have been obtained (including approval by our stockholders, our landlord’s consent to the Sublease and all governmental consents). Our obligation to consummate the Transaction is subject to a minimum of thirty (30) Transferred Employees, consisting principally of engineers, agreeing to accept employment by Kyocera and to commence employment with Kyocera as of the closing.

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Indemnification
     The Asset Purchase Agreement provides that the parties will indemnify each other for any losses and expenses incurred by, among other things, breaches of representations, warranties and covenants made in the Asset Purchase Agreement.
     Neither party is required, however, to indemnify the other for losses incurred until the total of all indemnifiable losses exceeds $100,000, in which case, the indemnified parties will be entitled to indemnification to the full amount of the indemnifiable losses incurred by them in excess of $100,000, provided that the total amount of indemnifiable losses that either party shall be obligated to pay to the other party shall not exceed $4.0 million.
     To secure our indemnity obligations, the Asset Purchase Agreement provides that $4.0 million of the purchase price will be placed in escrow, of which $2.0 million will be released to us 15 months after the closing, less an amount, if any, for indemnification obligations, with the remaining portion being released to us 24 months after the closing, less an amount, if any, for indemnification obligations. We are entitled to the interest on all of the money that is placed in escrow.
Termination
     The Asset Purchase Agreement can be terminated:
•	by either party if the closing of the Transaction has not occurred by June 30, 2008, subject to certain conditions;

•	by the mutual written consent of the parties;

•	by either party in the event approval of the Transaction by our stockholders is not obtained at the Special Meeting, subject to certain conditions;

•	by Kyocera if: (i) our Board of Directors has failed to recommend that the stockholders approve the Transaction in this proxy statement, without modification or qualification or (ii) our Board of Directors makes a change in its recommendation that the stockholders approve the Transaction;

•	by us if, in accordance with the terms of the Asset Purchase Agreement (i) the Board of Directors accepts a Superior Offer and (ii) we have rendered to Kyocera payment in full of the termination fee set forth in the Asset Purchase Agreement together with delivery of our final notice of termination;

•	by either party in the event that any of the conditions precedent to the obligations of such party to consummate the Transaction is incapable of being satisfied or fulfilled by June 30, 2008; or

•	by either party if the other party has materially breached the Asset Purchase Agreement and not cured such breach within five business days or such breach is unable to be cured.
     In the event the Asset Purchase Agreement is terminated by Kyocera as a result of (a) our Board of Directors failing to recommend that our stockholders approve the Transaction, (b) our Board of Directors accepting a Superior Offer or (c) a material breach of our representations, warranties, covenants or agreements contained in the Asset Purchase Agreement, we will be required to promptly reimburse Kyocera for its reasonable out-of-pocket expenses up to $200,000, and in the case of (a) or (b), promptly pay Kyocera a termination fee of $400,000. Notwithstanding the foregoing, we are not obligated to pay such fees or expenses described in the preceding sentence in the event Kyocera is in material breach of its representations, covenants or agreements contained in the Asset Purchase Agreement, such that we are able to terminate the Asset Purchase Agreement.
     In the event the Asset Purchase Agreement is terminated by us as a result of a material breach of Kyocera’s representations, warranties, covenants or agreements contained in the Asset Purchase Agreement, Kyocera will be required to promptly reimburse us for our reasonable third party expenses not to exceed $200,000, and pay to us an amount equal to $125,000 per month (and prorated for any partial months), from February 1, 2008 to the date or termination. Notwithstanding the foregoing, the obligation of Kyocera to make such payments to us is in addition to, and not in lieu of, any rights and remedies available to us.

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Costs
     Each party to the Asset Purchase Agreement is generally required to pay its own expenses in connection with the Transaction. However, any filing and recording fees for the transfer of the IP and Fixed Assets and any sales taxes payable with respect to the Fixed Assets, not to exceed $12,500 will be paid by Kyocera. All other sales taxes, if any, with respect to the sale of the IP or the Fixed Assets will be our responsibility.
Regulatory Approvals
     We believe that no state or federal regulatory approval is required to be obtained by us in connection with the Transaction. In addition, we have not made any representations or warranties on whether any export licenses or permits are required in connection with the Transaction. However, pursuant to the Asset Purchase Agreement, Kyocera is responsible for (i) determining whether any export licenses or permits are required in connection with the Transaction and (ii) obtaining any such export licenses or permits.
Dissenters’ Rights
     Under Delaware law, our stockholders are not entitled to dissenters’ rights for their shares in connection with the Transaction.
Accounting Treatment
     We will record the Transaction in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition, we expect to recognize a pre-tax gain equal to the difference of the cash proceeds received at closing plus any liabilities assumed by Kyocera and the net book value of the assets and liabilities sold plus the deferred maintenance revenue realized as a result of the Asset Purchase Agreement. We will recognize expenses associated with the Transaction as costs are incurred. The total Transaction expenses expected to be incurred are approximately $3.4 million before taxes, including transaction success fees. The proceeds associated with the sublease agreement arising from the Transaction will be recognized as realized over the term of the lease. The Asset Purchase Agreement calls for the release of $4.0 million of escrow funds; half scheduled to be released, if realized, fifteen months and twenty-four months from the closing of the Transaction. The escrow funds, less any holdbacks, are expected to be recorded as a gain in the period that the funds are scheduled to be released and all contingencies for the release of the funds are met. The investment income from the escrow funds will be recorded in the period earned. The engineering service revenues will be recorded as income in the period earned.
Certain Federal and State Income Tax Consequences
     The Transaction will be a taxable transaction for us. We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by us will include the cash received, the amount of our liabilities that are assumed and any other consideration we receive for our assets. We estimate that there will be combined federal and state income taxes of approximately $7.2 million associated with the recording of the sale in fiscal 2009. The tax on the Transaction has been reduced by tax credit carryforwards. Utilization of the tax credit carryforwards will be limited if a change in the Company’s ownership should occur as defined by Section 382 and Section 383 of the Internal Revenue Code.
Opinion of Morgan Joseph & Co. Inc.
     The Board of Directors engaged Morgan Joseph to advise it and render an opinion as to the fairness to us, from a financial point of view, of the consideration to be received by us in the Transaction. Management selected Morgan Joseph, with the Board of Director’s approval, to render an opinion regarding fairness, from a financial point of view, because Morgan Joseph regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, and private placements.
     At a meeting of the Board of Directors on January 2, 2008, Morgan Joseph rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by us, in the Transaction was fair, from a financial point of view, to us. The full text of the Morgan Joseph opinion is attached to this proxy statement as Appendix B. The description of the opinion set forth in this section is qualified in its entirety by reference to the full text of the Morgan Joseph opinion set forth in Appendix B. You are urged to read the

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Morgan Joseph opinion carefully and in its entirety for a description of the procedures followed, assumptions made, and matters considered by Morgan Joseph, as well as the qualifications and limitations on the Morgan Joseph opinion and the review undertaken by Morgan Joseph in rendering the Morgan Joseph opinion.
     The Morgan Joseph opinion was directed to the Board of Directors and addressed the fairness, from a financial point of view, to us, of the consideration to be received by us in the Transaction. The Morgan Joseph opinion did not address the merits underlying our business decision to enter into the Transaction and did not constitute a recommendation to us, the Board of Directors, our stockholders, or any other person as to how such person should vote or as to any other specific action that should be taken in connection with the Transaction. In addition, Morgan Joseph did not express a view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of our officers, directors or employees or any class of such persons, in connection with the Transaction.
     In connection with rendering its opinion, Morgan Joseph reviewed and analyzed, among other things, the following:
•	the draft of the Asset Purchase Agreement dated December 28, 2007 which we represented was, with respect to all material terms and conditions thereof, substantially in the form of the definitive Asset Purchase Agreement to be executed and delivered by the parties thereto promptly after the receipt of the Morgan Joseph opinion;

•	our annual report on Form 10-K filed with the SEC with respect to our fiscal year ended January 31, 2007, our quarterly reports on Form 10-Q filed with the SEC with respect to our fiscal quarters ended April 30, 2007, July 31, 2007 and October 31, 2007, respectively, which management identified as being the most current financial statements available, and certain other filings made by us with the SEC;

•	certain other publicly available business and financial information concerning us, and the industry in which we operate, which Morgan Joseph believed to be relevant;

•	certain of our internal information and other data relating to us, and our business and prospects, including budgets, forecasts, projections and certain presentations prepared by our senior management, which were provided to Morgan Joseph by us;

•	the reported prices and trading activity of our common stock;

•	certain publicly available information concerning certain other companies which Morgan Joseph believed to be relevant and the trading markets for certain of such other companies’ securities; and

•	the financial terms of certain unrelated transactions which Morgan Joseph believed to be relevant.
     Morgan Joseph also met with and held discussions with certain of our officers and employees to discuss our business, operations, assets, financial condition and prospects, as well as the Transaction, and Morgan Joseph undertook such other studies, analyses and investigations as it deemed appropriate.
     In performing its analyses, Morgan Joseph made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control and the control of Morgan Joseph. Any estimates contained in the analyses performed by Morgan Joseph are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.
     Morgan Joseph, with our permission, assumed and relied upon the accuracy and completeness of all financial and other information and data provided to or otherwise reviewed by or discussed with it, and upon the assurances of our senior management that all information relevant to its opinion had been disclosed and made available to it. Morgan Joseph further relied on the assurances of our senior management that they were not aware of any facts that would make such information inaccurate or misleading. Morgan Joseph neither attempted independently to verify any such information or data, nor did Morgan Joseph assume any responsibility to do so. Morgan Joseph also assumed, with our permission, that our forecasts and projections, which were provided to or reviewed by Morgan Joseph, had been reasonably prepared in good faith based on the then best current estimates, information and judgment of our senior management as to our future financial condition, cash flows and results of operations. In that regard, Morgan Joseph assumed,

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with our permission, that (i) such forecasts and projections would be achieved in the amounts and at the times contemplated thereby and (ii) all of our material assets and liabilities (contingent or otherwise) were as set forth in our financial statements or other information made available to Morgan Joseph. Morgan Joseph expressed no opinion with respect to such forecasts and projections or the estimates and judgments on which they were based. Morgan Joseph made no independent investigation of any legal, accounting or tax matters affecting us and Morgan Joseph assumed the correctness of all legal, accounting and tax advice given to us and the Board of Directors. Morgan Joseph further assumed that the Transaction would be consummated on the terms described in the draft of the Asset Purchase Agreement, without any waiver, delay, amendment or modification of any material terms or conditions. Morgan Joseph did not conduct a physical inspection of any of our properties and facilities, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. Although Morgan Joseph took into account its assessment of general economic, market and financial conditions and its experience in transactions that, in whole or in part, it deemed to be relevant for purposes of its analyses, as well as its experience in securities valuation in general, the Morgan Joseph opinion was necessarily based upon economic, financial, political, regulatory and other conditions as they existed and could be evaluated on the date of the Morgan Joseph opinion and Morgan Joseph assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of the Morgan Joseph opinion.
     In addition, Morgan Joseph was not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. Morgan Joseph was not authorized to and did not solicit any expressions of interest from any other parties with respect to any alternative transaction. Morgan Joseph did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, Morgan Joseph assumed that such terms were the most beneficial terms from our perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion was expressed whether any alternative transaction, including liquidation of us, might result in terms and conditions more favorable to us or our stockholders than those contemplated by the Asset Purchase Agreement.
     Set forth below is a summary of the material financial analyses presented by Morgan Joseph to the Board of Directors in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Morgan Joseph in this regard. Certain of the summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Morgan Joseph, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The preparation of opinions regarding fairness, from a financial point of view, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such opinions are not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Morgan Joseph believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Morgan Joseph opinion.
     No company or transaction used in the analyses described below is identical to us or the Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of us or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. In addition, in performing such analyses, Morgan Joseph relied on projections prepared by Thomson First Call, any of which may or may not prove to be accurate.
     The following is a summary of the material analyses performed by Morgan Joseph in connection with the Morgan Joseph opinion:
Financial Analysis of the Transaction
     Estimate of Transaction Value. For purposes of its analysis, Morgan Joseph estimated the value of the Transaction as being between $36.4 million and $38.5 million. The low end of this range assumed that we received the initial cash payment and then only one half of the potential payments in escrow, plus the present value of the sublease payments to be received, discounted at a rate equal to an index of high yield bond rates. The high end of this range assumed that we received the entire $37 million cash payment from the Transaction, plus the present value of the sublease payments discounted at an index of AAA-rated bonds. In addition, Morgan Joseph noted that the other consideration in the Transaction relating to employee obligations and technology licensing may have positive value to us, but these amounts are subject to substantial uncertainty and were, therefore, not considered in the estimate of Transaction value.

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     Pro Forma Impact to Us. Using our publicly-available financial results for the period ended October 31, 2007, Morgan Joseph analyzed the pro forma impact of the Transaction to our balance sheet and reported results of operations for the latest twelve months. Morgan Joseph utilized assumptions for transaction costs, taxes and other assumptions for the Transaction as provided by our management. Morgan Joseph noted that the Transaction increased our Total Shareholders’ Equity from approximately $19.0 million to approximately $50.5 million on a pro forma basis, which increases Total Shareholders’ Equity per share from $1.04 to $2.76 on a pro forma basis. In addition, Morgan Joseph noted that our cash balances increased as a result of the Transaction from $21.7 million to $45.2 million on a pro forma basis. Morgan Joseph noted that, on a pro forma basis excluding the results of the assets being sold in the Transaction, we would have generated revenue and net loss of $15.4 million and $1.7 million, respectively, for the twelve months ended October 31, 2007.
     Selected Publicly Traded Companies Analysis. Using publicly available information, Morgan Joseph reviewed the stock prices (as of December 21, 2007) and selected market trading multiples of the following companies engaged in the business of application software, print controllers and/or imaging solutions that it deemed relevant to this analysis:
•	Electronics for Imaging, Inc.;

•	Zoran Corporation;

•	X-Rite, Incorporated;

•	Synplicity, Inc.;

•	Captaris, Inc.;

•	Catapult Communications Corporation; and

•	Adept Technology, Inc.
     Morgan Joseph noted that the comparability of these companies to the assets involved in the Transaction was limited because the Transaction involved only a single customer relationship as opposed to a stand-alone company or business unit. Because of this lack of comparability, Morgan Joseph only compared the observed multiples of enterprise value to revenue for the latest twelve months, which we refer to as LTM, to the Transaction for purposes of this analysis. Morgan Joseph compared these multiples to the revenues generated by the assets involved in the Transaction for the LTM, estimated fiscal 2008 and projected fiscal 2009. The table below provides a summary of these comparisons:
Multiples Observed from Selected Companies

(in US$ millions)		LTM	2008E	2009P
Kyocera Contract Revenue		$12.4	$13.8	$8.2

Lowest EV / LTM Revenue Multiple:	1.0x	$12.5	$13.9	$8.3
Median EV / LTM Revenue Multiple:	1.5x	$18.6	$20.8	$12.4
Highest EV / LTM Revenue Multiple:	2.1x	$26.4	$29.5	$17.5
     Selected Precedent Transactions Analysis. Using publicly available information, Morgan Joseph reviewed the purchase prices and multiples paid in the following selected mergers and acquisitions involving target companies engaged in applications software, print controllers or imaging sectors that were announced since January 1, 2000 that, in Morgan Joseph’s opinion, may be considered similar to the Transaction because of their similar size, industry or transaction structure for purposes of this analysis. The table below lists the transactions analyzed:

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Announcement
Target	Acquiror	Date
Aastra Technologies Ltd, Aastra Digital Video Unit	Harris Corporation (HRS)	5/23/06
Amazys Holding AG	X-Rite, Incorporated (XRIT)	1/30/06
ZettaWorks LLC	Perficient, Inc. (PRFT)	12/20/04
Lenovo-AsiaInfo Technologies, Inc.	AsiaInfo Holdings, Inc. (ASIA)	7/27/04
Printcafe Software, Inc.	Electronics for Imaging, Inc. (EFII)	2/26/03
Inktomi Corp., Enterprise Search Software Business	Verity, Inc.	11/13/02
Altra Energy Technologies, Inc., Software Operations	Caminus Corporation	10/15/01
Information Management Associates, Inc.	AIT (USA), Inc.	8/13/01
Splash Technology Holdings, Inc.	Electronics for Imaging, Inc. (EFII)	8/31/00
reSOURCE PARTNER, Inc	Interliant Inc. (ILNT.Q)	2/29/00
     As in the case of the Selected Publicly Traded Companies Analysis discussed above, Morgan Joseph noted that the comparability of the Transaction to any of these selected transactions was limited because the Transaction involved only a single customer relationship as opposed to a stand-alone company or business unit. Because of this lack of comparability, Morgan Joseph only compared the observed multiples of enterprise value to LTM revenue to the Transaction for purposes of this analysis. Morgan Joseph compared these multiples to the revenues generated by the assets involved in the Transaction for the LTM, estimated fiscal 2008 and projected fiscal 2009. The table below summarizes the results of this analysis:
Multiples Observed from Selected Precedent Transactions

(in US$ millions)		LTM	2008E	2009E
Kyocera Contract Revenue		$12.4	$13.8	$8.2

25th Percentile EV/LTM Revenue Multiple:	1.1x	$14.2	$15.8	$9.4
Median EV / LTM Revenue Multiple:	1.7x	$21.0	$23.4	$13.9
75th Percentile EV/LTM Revenue Multiple:	2.3x	$27.9	$31.2	$18.5
     Discounted Present Value Analysis. Using certain projected financial information supplied by our senior management for fiscal years 2008 through 2016, Morgan Joseph calculated the discounted present value of the Kyocera contract cash flows. Morgan Joseph’s estimate of the appropriate discount rate was based on the estimated cost of capital for us and selected public companies. Morgan Joseph noted that the projections assumed that any revenues after 2010 are dependant upon the ultimate sales of the end products developed and marketed by Kyocera, which is largely out of our control. Morgan Joseph also noted that, because of the limited product life cycle, the revenues are projected to decline over the projection period and end in 2016. This analysis resulted in a range of values indicated in the table below:

	Discount Rates
	16.1%	21.1%	26.1%

Present Value of Contract Cash Flows (in US$ millions)	$22.4	$19.3	$16.7
     Inherent in any discounted present value analysis is the use of a number of assumptions, including the accuracy of projections and the subjective determination of a discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted present value analysis.
     Miscellaneous. We and Morgan Joseph entered into a letter agreement dated December 13, 2007 relating to the services to be provided by Morgan Joseph in connection with the Transaction. We agreed to pay Morgan Joseph a customary fee for its services. The fee was not contingent upon either the conclusion of its opinion or the consummation of the Transaction. We also agreed to reimburse Morgan Joseph for its reasonable out-of-pocket expenses incurred in connection with its engagement, including certain fees and disbursements of its legal counsel, and to indemnify Morgan Joseph against liabilities relating to or arising out of its engagement, including liabilities under the securities laws. The opinion was approved and issued by Morgan Joseph’s opinion committee. In the ordinary course of its business, Morgan Joseph may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in equity and other securities and financial instruments (including loans and other obligations) of, or investments in, us. Other than this engagement, Morgan Joseph has not acted as a financial advisor to any party involved in the Transaction within the past three years. In addition, there are no existing material relationships involving the payment or receipt of compensation between Morgan Joseph and any party to the Transaction during the last two years. Morgan Joseph may in the future seek to provide investment banking services to us, Kyocera, or any of its affiliates, and receive customary fees for such services.

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Interests of Certain Persons in the Transaction
     When considering the recommendation of our Board of Directors, you should be aware that certain members of our Board of Directors, including the members of the Strategic Committee, and executive officers have interests in the Transaction other than their interests as our stockholders generally. These interests may be different from, or in conflict with, your interests as a stockholder. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Transaction and the Asset Purchase Agreement.
     The following table summarizes the estimated compensation that will paid to our executive officers and directors if the Transaction is consummated:

Name	Compensation
Richard L. Roll	$370,000	(1)
Kenneth Waters	$185,000	(2)
John Rigali	$70,000
Ed Gaughan	$70,000
Bob Westervelt	$70,000
William B. Patton, Jr.	$92,500	(3)
John C. Reece	$92,500	(3)
Elliot M. Shirwo	$20,000
Thomas J. Zender	$25,000	(4)
Timothy E. Brog	$25,000	(4)
Louis C. Cole	$25,000	(4)

(1)	1.0% of the value of the Transaction, which is $37.0 million.

(2)	0.5% of the value of the Transaction.

(3)	0.25% of the value of the Transaction.

(4)	Three of our directors are entitled to $25,000 each in connection with Board compensation to be paid to them at the closing of the Transaction.
Effect of the Transaction on Peerless
     In the event we receive stockholder approval to consummate the Transaction, the Board of Directors currently expects the closing of the Transaction to occur on or about                     , 2008, provided all conditions to closing are satisfied or waived. Following the consummation of the Transaction, we will have approximately 25 to 35 employees, plus outside contractors with Company experience, and will retain all of our key members of management, including our current Chief Technology Officer and Vice President of Engineering, Dr. Robert T. Westervelt. We intend to use the net proceeds from the Transaction to continue to leverage the strengths in our core business areas: imaging; Adobe Postscript; networking; and hardware IP. We may also engage in strategic acquisitions. Leading up to and after the anticipated closing of the Transaction, our Board of Directors intends to review with management working capital needs, anticipated liabilities and potential strategic uses of capital. We may use the proceeds from the Transaction for the following purposes, although there can be no assurance that we will do so.
Working Capital, Liabilities and Product Development
     A certain portion of the net proceeds from the Transaction will be used for general corporate purposes, including satisfying our working capital needs and paying our remaining liabilities as they come due, relating to the Excluded Assets that we will retain following consummation of the Transaction, including our rights under our licenses with Adobe Systems Incorporated and Novell, Inc. and our customized intellectual property.
     Adobe Systems Incorporated. Following consummation of the Transaction, we will continue our strategic relationship with Adobe Systems Incorporated. Adobe has been our development partner since 1992. In 1999, we entered into a PostScript Software Development License and Sublicense Agreement with Adobe, or the Adobe License Agreement, that expanded the application and integration of our respective technologies. The Adobe License Agreement permits us to offer an Adobe PostScript-enabled solution, as

28

well as directly sublicense PostScript™ to our OEM customers. We hope to expand our Adobe offerings that will complement our software application strategy. The Adobe License Agreement is set to expire on June 30, 2008. We are currently in negotiations with Adobe to extend the term of the agreement, however, we can provide no assurances that the term of the Adobe License Agreement will be extended. If the term of the Adobe License Agreement is not extended, we anticipate that the revenue stream from the Adobe License Agreement will further diminish during the subsequent 24 months.
     Novell, Inc. Following consummation of the Transaction, we will also continue our strategic relationship with Novell, Inc. Our partnership with Novell covers networking and device management software licenses for imaging devices across the Novell Directory Services server environment, which includes Novell Embedded Systems Technology Server Software. Our agreement with Novell enables us to directly sublicense embedded directory and network services technology for multiple market segments, allowing us to offer greater functionality for all network devices and to extend our reach from digital output systems to other devices, such as set top boxes and cable modems. We will continue to license Novell Embedded Systems Technology to Kyocera over the next several years and expect to receive revenues from these licenses.
     Customized Intellectual Property. Excluded from the IP that we will transfer to Kyocera upon the closing is all of our customized intellectual property that has been previously integrated into products or services provided by us to third parties or specifically created for our customers after December 7, 2007, other than Kyocera and, which, in either case, have not also been provided to or integrated into products or services licensed to Kyocera. Following the consummation of the Transaction, we intend to continue to work closely with OEMs that design custom solutions or packaging, and intend to develop customized interfaces and applications specific to individual OEMs.
Licensed Back IP
     Effective as of the closing of the Transaction, we will enter into the License Agreement, pursuant to which Kyocera will, on a nonexclusive, worldwide, perpetual and royalty free basis, license all of the IP back to us, subject to certain conditions and limitations. This will allow us to generate revenues from current and future relationships. We are not prevented from competing with Kyocera or from hiring new employees and expertise. The License Agreement is non-assignable except under certain circumstances as provided for in the License Agreement. Under the terms of the License Agreement, we cannot use the IP for products or services to be sold, licensed or provided to persons or companies owned or controlled by, a company based in or headquartered in the Peoples Republic of China, Taiwan or Korea for a period of fifteen (15) months from the closing date of the Transaction. However, because we do not conduct business in the Peoples Republic of China, Taiwan or Korea, we do not believe that this limitation will significantly affect the revenues we will derive from our use of the IP.
Strategic Acquisitions and Short Term Growth.
     On February 22, 2008, we entered into an Asset Purchase Agreement with Prism Software Corporation to acquire substantially all of the assets of Prism, a provider of print and document-management software products. Prism’s suite of software products is designed to provide document management, improve customers’ work processes and document flow, as well as expand and enhance document creation and distribution choices. Prism’s products are used by a broad range of small to mid-sized businesses, departments within large enterprises and government organizations. The acquisition is subject to customary closing conditions. Upon closing, the acquisition will represent a key initial step in our strategy of expanding our business into new high-growth segments of the digital content management industry. We believe that the Transaction will enable us to achieve revenue and profit greater than the revenue and profit that is currently generated from our core business. In addition, this acquisition will allow us to further expand into the print and document space.
Strategic Acquisitions and Long Term Growth.
     In addition to the net proceeds that we will receive from the Transaction, following the closing, our operating costs and selling, general and administrative expenses will significantly decrease, freeing up additional capital which will permit us to pursue our long term goal of providing high-tech products and services to the worldwide digital content management market. We intend to aggressively seek acquisitions and new ventures, leveraged by our current OEM relationships, talent base and the infusion of capital resulting from the Transaction. Our long term strategy includes diversifying our business to better ensure growth and profitability and maximizing our strengths in the following traditional core areas: imaging, Adobe PostScript™, networking and hardware intellectual property. Specifically, we plan to focus on the area of solution software applications and the all-in-one market place. We intend to acquire or invest in existing business enterprises to accomplish this goal. While we have just begun to research and investigate

29

potential strategic acquisitions, we have already entered into one agreement in the area of solution software applications with Prism Software Corporation. In addition, we have formed a wholly owned subsidiary to investigate and explore potential opportunities in the all-in-one market with new technologies. We have authorized a budget of $2.6 million to initiate the subsidiary. Because this subsidiary is in the very early stages of market analysis, it has not yet entered into any agreements in the all-in-one market and we can provide no assurances that it will do so or will ultimately be successful even if any such agreement is consummated.
     In summary, the combination of our entry into software applications, continuing revenue from Adobe and Novell, development of new IP offerings, the continuance of existing IP licenses, and the lowering of headcount and selling, general and administrative expenses, is expected to strengthen our long-term performance.
     We believe that the initial, negative impact of losing Kyocera engineering revenue and potential royalty income will be offset partially by having lower operating costs and selling, general and administrative expenses. The positive impact from the Transaction will allow us to have sufficient capital to execute our operating plan as discussed above.
Required Vote and Board Recommendation
     The Board of Directors has concluded that the Transaction is in the best interests of our stockholders and has approved the Transaction, subject to the approval of the holders of a majority of our outstanding common stock entitled to vote at the Special Meeting.
     Mr. Timothy E. Brog, one of our board members, has voted against the Transaction. However, the Board of Directors recommends that you approve the Transaction and that you vote “FOR” the approval of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
PROPOSAL TO APPROVE THE TRANSACTION PURSUANT TO THE ASSET PURCHASE
AGREEMENT.

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SELECTED FINANCIAL DATA
     The following table sets forth our historical selected financial data as of and for the fiscal years ended on January 31, 2003, 2004, 2005, 2006 and 2007 and as of and for the nine months ended October 31, 2006 and October 31, 2007. This financial data has been derived from, and should be read in conjunction with, our audited consolidated financial statements, the related notes and selected financial information filed as part of our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and the unaudited condensed consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2007. Financial data as of and for the nine month periods ended October 31, 2006 and October 31, 2007, are unaudited and, in the opinion of our management, include all adjustments necessary for a fair presentation of the data. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

	Nine Months Ended October 31,		Years Ended January 31,
	2007	2006	2007	2006	2005	2004	2003
	(In thousands)		(In thousands)
Statement of Operations Data:

Net sales	$19,118	$24,680	$33,383	$36,157	$23,078	$25,254	$31,757

Income (loss) from operations	1,081	1,381	2,841	4,347	(5,677)	(5,793)	240

Net income (loss)	1,663	1,698	3,286	4,314	(5,805)	(4,861)	124

Basic earnings (loss) per share	0.10	0.10	0.19	0.26	(0.37)	(0.31)	0.01

Diluted earnings (loss) per share	0.09	0.09	0.17	0.23	(0.37)	(0.31)	0.01

	Nine Months Ended October 31,		Years Ended January 31,
	(In thousands)		(In thousands)
	2007	2006	2007	2006	2005	2004	2003
Balance Sheet Data:

Total assets	$27,121	$22,020	$23,601	$20,034	$12,647	$19,307	$24,107

Long-term obligations	532	430	459	275	418	366	1,384

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Selected Quarterly Financial Data (Unaudited):

	Year Ended January 31, 2008			Year Ended January 31, 2007				Year Ended January 31, 2006
	(In thousands except per share data)
Quarter	Third	Second	First	Fourth	Third	Second	First	Fourth	Third	Second	First
Net sales	$7,429	$6,942	$4,747	$8,704	$7,980	$7,896	$8,804	$9,638	$9,646	$9,658	$7,215

Gross margin	4,468	4,785	2,204	5,495	3,374	4,276	6,190	5,494	4,972	4,727	3,916

Gross margin %	60.14	68.93	46.43	63.13%	42.28%	54.15%	70.31%	57.00%	51.51%	48.94%	54.28%

Income (loss) from operations	$1,081	$1,049	$(1,048)	$1,460	$(128))	$(438))	$1,946	$1,732	$1,053	$1,124	$437

Net income (loss)	$1,279	$1,213	$(829)	$1,588	$(18))	$(327))	$2,043	$1,755	$1,045	$1,100	$414

Basic earnings (loss) per share	0.07	0.07	(0.05)	0.09	—	(0.02))	0.12	0.10	0.06	0.07	0.03

Diluted earnings (loss) per share	0.07	0.07	(0.05)	0.09	—	(0.02))	0.11	0.09	0.06	0.06	0.02
PRO FORMA FINANCIAL INFORMATION
     Our Unaudited Pro Forma Condensed Consolidated Balance Sheet at October 31, 2007 and our Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended October 31, 2007 and the year ended January 31, 2007 (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”) are annexed to this proxy statement as Appendix C. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the Transaction. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Transaction as if it had occurred on October 31, 2007. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended October 31, 2007 and for the year ended January 31, 2007 give effect to the Transaction as if it had occurred on February 1, 2006.
     The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the related notes in this proxy statement, our unaudited condensed consolidated financial statements for the nine months ended October 31, 2007 contained in our Quarterly Report on Form 10-Q and annexed to this proxy statement as Appendix D and our audited consolidated financial statements for the year ended January 31, 2007 contained in our Annual Report on Form 10-K and annexed to this proxy statement as Appendix E. See the section herein entitled “Where You Can Find Additional Information” for information on how to obtain a copy of our Quarterly Report on Form 10-Q for the period ended October 31, 2007 and our Annual Report on Form 10-K for the year ended January 31, 2007.
     The Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated at the times indicated, nor is it necessarily indicative of our future financial position and results of operations.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2008 by: (i) each director; (ii) each of the named executive officers; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of the outstanding common stock.

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		Right to
		Acquire
		Beneficial
	Shares of	Ownership
	Common	Within 60	Percent of
Name and Address of Beneficial Owner	Stock	Days	Total
Directors and Named Executive Officers
Timothy E. Brog	1,056,760	—	6.0%
Louis C. Cole	—	52,791	*
Edward M. Gaughan	—	64,750	*
Cary A. Kimmel	22,351	127,000	*
William B. Patton, Jr.	—	—	*
Steven J. Pully	1,000	—	*
John C. Reece	—	—	*
John V. Rigali	—	8,750	*
Richard L. Roll	200,000 (1)	174,996	2.1%
Elliot M. Shirwo	—	11,687	*
Robert T. Westervelt	875	75,750	*
Thomas J. Zender	—	—	*
All directors and executive officers as a group (11 persons)	1,279,986	515,724	9.7%
5% Beneficial Holders(2)
State of Wisconsin Investment Board(3)	1,579,975	—	9.1%
PO Box 7842 Madison, WI 53707
E2 Investment Partners LLC (4)	1,011,460	—	5.8%
708 Third Avenue 22nd Floor New York, NY 10017
Diker Management, LLC(5)	914,629	—	5.2%
745 Fifth Avenue Suite 1409 New York, NY 10151
Kaizen Capital LLC(6)	859,935	—	4.9%
4200 Montrose Blvd., Suite 400 Houston, TX 77006
Value Fund Advisors, LLC(7)	1,195,982	—	6.9%**
415 South Boston, 9th Floor Tulsa, Oklahoma 74103
Boston Avenue Capital, LLC(7)	1,195,982	—	6.9%**
415 South Boston, 9th Floor Tulsa, Oklahoma 74103
Yorktown Avenue Capital, LLC(7)	1,195,982	—	6.9%**
415 South Boston, 9th Floor Tulsa, Oklahoma 74103
Charles M. Gillman(7)	1,195,982	—	6.9%**
415 South Boston, 9th Floor Tulsa, Oklahoma 74103

*	Represents beneficial ownership of less than one percent.

**	Represents beneficial ownership of the aggregate number of shares of common stock that are held by the reporting persons collectively as a group, based on a Schedule 13D/A jointly filed by the group on December 17, 2007 with the SEC.

This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,457,914 shares of common stock outstanding on March 1, 2008, adjusted as required by rules promulgated by the SEC. Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to

33

acquire within 60 days after the record date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of common stock actually outstanding at the record date. The address of each of our director and executive officer is 2381 Rosecrans Avenue, El Segundo, CA 90245.

(1)	Consists of 200,000 shares of restricted stock acquired on September 24, 2007. The restricted stock vests upon the earlier of September 24, 2011 or the date the Company undergoes a transaction where there is a sale of the Company’s assets or a merger, business transaction or such other similar transaction, the consummation of which requires the approval of the Company’s stockholders under Delaware law.

(2)	Except as set forth herein, our management knows of no person who is the beneficial owner of more than 5% of our issued and outstanding common stock.

(3)	Based upon a Schedule 13G/A filed February 13, 2007 with the SEC, the State of Wisconsin Investment Board, a Public Pension Fund, reports they have sole voting power and sole dispositive power as to all 1,579,975 shares.

(4)	Based upon a Schedule 13D/A filed November 15, 2007 with the SEC by E2 Investment Partners LLC, an investment company. Timothy E. Brog, as the investment manager of E2 Investment Partners LLC, maintains that he has sole voting and dispositive power as to all 1,011,460 shares.

(5)	Based upon a Schedule 13G filed February 12, 2007 with the SEC. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management. Diker GP, LLC maintains that it has shared voting power and dispositive power as to 840,902 shares. Diker Management, LLC maintains that it has shared voting power and dispositive power as to 914,629 shares. Charles M. Diker and Mark N. Diker maintain that they each have shared voting power and dispositive power as to 914,629 shares.

(6)	Based upon a Schedule 13G/A filed February 14, 2007 with the SEC. This statement is filed by and on behalf of: (i) Select Contrarian Value Fund, L.P., a Texas limited partnership (“Select”);

(ii) Spectrum Galaxy Fund, Ltd., a company incorporated under the laws of the British Virgin Islands (“Spectrum”); (iii) Kaizen Management, L.P., a Texas limited partnership (“KaizenManagement”); (iv) Kaizen Capital, LLC, a Texas limited liability company (“Capital”); and (v) David W. Berry.

KaizenManagement is the general partner of, and serves as an investment adviser to, Select. By contract, KaizenManagement also serves as the sole investment manager to Spectrum. Capital is the general partner of KaizenManagement. Mr. Berry is Manager of Capital.

KaizenManagement maintains that it has sole voting and dispositive power as to 809,935 shares and shared voting power and dispositive power as to 50,000 shares. Select maintains that it has sole voting and dispositive power as to 809,935 shares and no shared power. David Berry maintains he has sole voting and dispositive power as to 811,535 shares and shared voting and dispositive power as to 50,000 shares. Spectrum maintains it has sole voting and dispositive power as to 50,000 shares.

(7)	Based upon a Schedule 13D/A filed December 17, 2007. Boston Avenue Capital, LLC directly owns 625,332 shares and Yorktown Avenue Capital, LLC directly owns 570,650 shares. Value Fund Advisors, LLC, as general manager of Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC, and Charles M. Gillman, as manager of Value Fund Advisors, LLC, are deemed to beneficially own the 1,195,982 shares held by Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC. Charles M. Gillman maintains that he has sole voting and dispositive power as to all 1,195,982 shares.
STOCKHOLDER PROPOSALS FOR OUR ANNUAL MEETING IN 2008
     If the Transaction is completed, we will continue to be a publicly-held company and there will be future meetings of our stockholders. Our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.

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     It is currently contemplated that our 2008 Annual Meeting of Stockholders will be held on or about June 26, 2008. Proposals by stockholders to be presented at our 2008 annual meeting must be received by us, c/o Corporate Secretary, at 2381 Rosecrans Avenue, El Segundo, CA 90245, no later than January 21, 2008, in order to be considered for inclusion in our proxy statement and form of proxy for such meeting. Furthermore, pursuant to our Bylaws, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before our 2008 annual meeting if such proposal is not submitted between 60 and 90 days prior to June 26, 2008. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the anniversary date of the 2007 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2008 annual meeting. Upon any determination that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2007 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
     In accordance with our Bylaws, to properly bring a matter of business before the annual meeting, a stockholder has to deliver a stockholder’s notice to our Corporate Secretary containing: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name, address, as they appear on our books, of the stockholder; (c) the class and number of shares which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.
     SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to us prior to April 6, 2008, the proxies solicited by the Board for the 2008 Annual Meeting of Stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board of Directors if the proposal is presented at the 2008 Annual Meeting of Stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2008 annual meeting is advanced or delayed more than 30 days from the anniversary date of the 2007 annual meeting, then the stockholder proposal be submitted to us within a reasonable time before we mail the proxy statement for the 2008 annual meeting.
HOUSEHOLDING
     Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more of our stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
     If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single proxy, follow these instructions:
     If your shares are registered in your own name, please contact our transfer agent, Wells Fargo Shareowner Services and inform them of your request by calling them at (651) 450-4027 or writing to them at 161 North Concord Exchange, South St. Paul, Minnesota 55075; or
     If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC, Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.
     Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website www.peerless.com (click on “For Investors” and “SEC Filings”).

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     For additional printed copies of any of our reports, please contact Elliot M. Shirwo, Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.
You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create an implication to the contrary.

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APPENDIX A

ASSET PURCHASE AGREEMENT
Dated as of January 9, 2008
Between
KYOCERA MITA CORPORATION
As Buyer
and
PEERLESS SYSTEMS CORPORATION
As Seller

ii

EXHIBITS
Exhibit A            Escrow Agreement
Exhibit B            License Agreement
Exhibit C            Sublease and Guaranty of Sublease
Exhibit D            Sublicense Agreements
SCHEDULES

Schedule 1.1(a)	Anticipated Transferred Employees
Schedule 1.2	Key Employees
Schedule 2.1	Transferred Contracts
Schedule 2.1(a)	Transferred Intellectual Property
Schedule 2.1(b)	Fixed Assets
Schedule 2.7	Purchase Price Allocation
Schedule 3.4	Absence of Changes
Schedule 3.5	Litigation
Schedule 3.6	Compliance with Laws
Schedule 3.7	Consents
Schedule 3.9(a)	Exceptions to Transferred Intellectual Property
Schedule 3.9(b)	Licensed IP
Schedule 3.9(c)	Other IP
Schedule 3.9(d)	Owned IP
Schedule 3.9(e)	Licenses
Schedule 3.9(f)	Restrictions on Licensed IP or Other IP
Schedule 3.9(g)	Exceptions to IP Applications
Schedule 3.9(k)	Non-Disclosure Agreements
Schedule 3.10(a)	Seller’s Tools
Schedule 3.10(c)	Rights to Seller’s Tools
Schedule 3.12	Contracts and Commitments
Schedule 3.13	Employment Matters
Schedule 3.14	Employee Benefit Matters
Schedule 3.15	Insurance
Schedule 6.10	Opinion of Seller’s Counsel
Schedule 7.7	Opinion of Buyer’s Counsel

iii

ASSET PURCHASE AGREEMENT
     THIS ASSET PURCHASE AGREEMENT is made and entered into as of January 9, 2008 (this “Agreement”), by and among KYOCERA MITA CORPORATION, a Japanese corporation (“Buyer”), and PEERLESS SYSTEMS CORPORATION, a Delaware corporation (“Seller”).
W I T N E S S E T H:
     WHEREAS, the parties hereto desire that Seller sell, transfer and assign to Buyer, and Buyer purchase from Seller, all of the Specified Assets (as defined herein) of Seller on the terms and for the consideration hereinafter provided;
     WHEREAS, the Board of Directors of Seller has approved, and deems it advisable and in the best interests of its stockholders to consummate the transactions provided for herein; and
     WHEREAS, the Board of Directors of Buyer has approved the acquisition of the Specified Assets and the other transactions contemplated hereby are consistent with, and will further, its business strategies and goals.
     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
          1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:
     “Acquisition” shall mean the sale by Seller and acquisition by Buyer of the Specified Assets as contemplated by this Agreement.
     “Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from Seller or acquisition by any Person or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of Seller or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially purchasing fifteen percent (15%) or more of the total outstanding voting securities of Seller, or any acquisition, consolidation, change of control business combination merger, consolidation or similar transaction involving a change of control of Seller, or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of Seller; provided, however, that an offer or proposal shall not be deemed to be an Acquisition Proposal if upon receipt of an unsolicited Acquisition Proposal and prior to any additional discussions, Seller informs such party of the requirements for a Permitted Acquisition Proposal, and such party agrees to pursue such transaction in accordance with the criteria set forth in the definition of a Permitted Acquisition Proposal.

     “Affiliate” of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purpose of this definition, “control” shall mean ownership of more than ten percent (10%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than ten (10%) percent of the voting power in the case of a business entity other than a corporation.
     “Anticipated Transferred Employee” means an employee of Seller on the date hereof who is listed on Schedule 1.1(a), or any other employee of Seller who is hereafter designated as an Anticipated Transferred Employee in a writing signed both by Buyer and Seller, whether or not such employee commences or agrees to commence employment with Buyer on the Closing Date or thereafter.
     “Assignment and Assumption Agreement” means an agreement in form satisfactory to Seller and Buyer under which Seller shall assign to Buyer and Buyer shall assume from Seller all of Seller’s rights and obligations, to the extent such rights and obligations arise following the Closing, under the Transferred Contracts.
     “Assumed Liabilities” means the liabilities described in Section 2.5.
     “Bill of Sale” means the document delivered by Seller to Buyer under which Seller shall convey to Buyer, unencumbered title to the Specified Assets, in form satisfactory to Buyer and Seller.
     “Block License Agreement” means the agreement by Seller to license Buyer certain third party rights pursuant to Licensed Software Addendum #4, as amended, and Licensed Software Addendum #6 (“LSA #6”) and Licensed Software Addendum #7 (“LSA #7”), as LSA # 6 and LSA #7 have been amended in connection with Buyer’s products as described in that certain “Amendment #1 to Licensed Software Addendum #6 and Amendment #1 to Licensed Software Addendum #7 to Master Technology License Agreement (MTLA) dated April 1, 1997, for the per unit license fee set forth therein which is to be applied in accordance with Section 2 therein, and all of Buyer’s obligations thereunder with respect to such license.

     “Buyer” means Kyocera Mita Corporation or one or more of its Affiliates to which it assigns rights under this Agreement.
     “Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in Japan or California are authorized or obligated by law to close.
     “Buyer Indemnified Parties” has the meaning set forth in Section 9.1.
     “Closing” and “Closing Date” have the meanings set forth in Section 8.1.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Confidential Information” means any and all information disclosed by or on behalf of one of the parties (the “disclosing party”) to the other party (the “receiving party”), whether previously delivered, generated in connection with this Agreement, or otherwise learned by the receiving party from the disclosing party, excluding information which:
          (a) has been independently developed by or for the receiving party without breach of this Agreement or use of any Confidential Information of the other party (provided that the receiving party is able to provide the disclosing party with written proof thereof);
          (b) is or becomes available to the receiving party from a source other than the disclosing party which source has rightfully obtained such information and has no direct or indirect obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;
          (c) is or becomes part of the public domain by reason of acts not attributable to the receiving party; or
          (d) was already in the possession of the receiving party prior to its original receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with written proof thereof and, if received from a third party, that such information was acquired without any party’s breach of a confidentiality or non-disclosure obligation to the disclosing party related to such information).
     “Consents” has the meaning set forth in Section 3.7.
     “Contract(s)” means contracts, instruments, loans, permits, leases, licenses, commitments and other agreements in each case, whether written or oral, proposed, contingent or otherwise.

     “Copyrights” means all copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, non-registered copyrights and all works of authorship and embodiments whether or not the subject of the forgoing.
     “DGCL” means the General Corporation Law of the State of Delaware, as amended.
     “Engineering Fee” has the meaning set forth in Section 5.17.
     “Environmental Laws” means any one or more Laws that relates to or deals with safety, Hazardous Substances, human health or the environment, all as they may be amended from time to time and to the extent that they apply specifically to Seller, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses or agreements that relate to safety, human health, the environment or emissions, discharges, or releases of Hazardous Substances into the environment including ambient air, surface water, ground water, facilities, structures, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, Hazardous Substances, or wastes or the investigation, clean-up, or other remediation thereof.
     “Escrow Agent” shall mean the escrow agent mutually selected by Buyer and Seller and who shall serve pursuant to the Escrow Agreement.
     “Escrow Agreement” means an escrow agreement to be entered into on the Closing Date between the Escrow Agent, Buyer and Seller, in the form of Exhibit A, and which provides, among other things, that the Holdback Amount shall be deposited into an interest-bearing account for the benefit of Seller, that interest thereon shall be paid to Seller from time to time and that the Holdback Amount shall be released to Seller pursuant to Section 2.4(b) and (c) or applied pursuant to Article 9.
     “Escrow Fund” shall have the meaning set forth in the Escrow Agreement.
     “Escrow Termination Date” shall have the meaning set forth in the Escrow Agreement.
     “Excluded Assets” has the meaning set forth in Section 2.2.
     “Existing Agreements” means the Memorandum of Understanding, the Master Development Agreement and the Master Maintenance and Support Agreement, each between Buyer and Seller (and/or their respective Subsidiaries) effective as of February 1, 2005 and the Master Development Agreement and the Master Technology License Agreement between Buyer and Seller effective April 1, 1997 and any addendums, amendments or other agreements related thereto (including any non disclosure agreements), but shall not include the Non-Disclosure Agreement and the portion of the Existing Agreements that constitute the Block License Agreement.

     “Fixed Assets” means other than the Excluded Assets, all of the Seller’s fixed assets, including without limitation, computers, work stations, third party software licensed for such computers or work stations, electronic files, multi-function printers and copiers, copiers, office furniture and other tangible assets presently used principally by and necessary for each of the Anticipated Transferred Employees, which are necessary for each of such Transferred Employees to continue to perform their respective duties for the Buyer after the Closing without interruption. Subject to adjustment at Closing to reflect the actual Transferred Employees, the Fixed Assets are listed on Schedule 2.1(b) based on the Anticipated Transferred Employees presently listed on Schedule 1.1(a).
     “Hazardous Substance” means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products, pesticides, fertilizers, or any other pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the use, transportation, storage, release or disposal of which is regulated by, any Environmental Laws.
     “Holdback Amount” has the meaning set forth in Section 2.4(b).
     “Indemnified Parties” has the meaning set forth in Section 9.2.
     “Initial Payment” has the meaning set forth in Section 2.4(a).
     “Intellectual Property” means Patents, Know-How, Copyrights and Software.
     “Key Employee” means an Anticipated Transferred Employee listed on Schedule 1.1(b) hereto.
     “Know-How” means all trade secrets, confidential technical and business information and other proprietary technical and business information including designs, research and development information, technical information, specifications, operating and maintenance manuals, sources of supply, methods, engineering drawings, know-how, data, discoveries, inventions, industrial designs and other proprietary rights, including ideas, discoveries, improvements, concepts (whether or not patentable or subject to copyright or trade secret protection).
     “Knowledge” of Seller means, whether or not capitalized, actual knowledge of the following individuals at the Seller after reasonable investigation: Richard Roll, John Rigali, Elliot Shirwo and Robert Westervelt.

     “KTD” means Kyocera Technology Development, Inc., a California corporation and an indirectly wholly owned subsidiary of the Buyer.
     “Law” or “Laws” means any constitutional provision, specified statute, code or other law, rule, regulation, ordinance, Order, decree, or interpretation of any of the foregoing, of any governmental entity or authority or having the effect of law in the United States or any other country or jurisdiction, or any state, county, city or other political subdivision, including common law and, including, without limitation rules imposed by Nasdaq or any other authority (whether or not governmental).
     “Lease” means the lease by Seller of space located at 2381 Rosecrans Avenue, El Segundo, California 90245.
     “License Agreement” means the License Agreement to be executed between Buyer as licensor and Seller as licensee and effective as of the Closing Date substantially in the form of Exhibit B.
     “Liens” means any liens, security interests, collateral assignments, pledges or other encumbrances.
     “LSA #7” has the meaning set forth in the definition of Block License Agreement.
     “Material Adverse Effect” means any fact, event, series of events, change, effect or circumstance that, individually or in the aggregate with any other facts, events, series of events, changes, effects or circumstances, has or would reasonably be expected to have a material adverse effect on the Specified Assets, on the ability of Buyer to hire Transferred Employee Amount or on the ability to consummate the transactions contemplated by the Transaction Documents; provided, however, that Material Adverse Effect shall not include any fact, event, series of events, change, effect or circumstance resulting from (a) this Agreement, the transactions contemplated hereby, the announcement thereof or the filing of a proxy statement by Seller, (b) an act or omission by Buyer or its Affiliates or any of their employees or representatives, or (c) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) that do not materially and disproportionately adversely affect the Specified Assets or the ability of Buyer to hire the Minimum Transferred Employee Amount.
     “Minimum Transferred Employee Amount” means not less than thirty (30) of the individuals designated as an Anticipated Transferred Employee.
     “Non-Disclosure Agreement” means the Non-Disclosure Agreement dated September 21, 2007 between Buyer and Seller.
     “Notice of Dispute” has the meaning set forth in Section 11.6(b).

     “Other IP” has the meaning set forth in Section 3.9(c).
     “Patents” means all foreign and domestic patents, patent applications, industrial rights and the inventions, discoveries, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, renewals, substitutions, reexaminations or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or refiled).
     “Permitted Acquisition Proposal” shall mean an acquisition for fifteen percent (15%) or more of the total outstanding voting securities of Seller if (a) the potential acquirer has agreed in writing to be bound by the provisions of this Agreement and the other Transaction Documents and to vote any shares of Seller Common Stock it holds in favor of this Agreement, (b) no stockholder vote on such proposed transaction is held prior to the Stockholders’ Meeting, and (c) such proposed transaction does not have any adverse impact on the timing or probability of the consummation of the Acquisition and the transactions contemplated hereby, including the filing of the proxy statement or any other closing conditions contained in Article 6 hereof.
     “Person” means any individual, corporation, association, partnership (general or limited), limited liability company, joint venture, trust, association, unincorporated organization, business, governmental entity or other entity.
     “Purchase Price” has the meaning set forth in Section 2.3.
     “Retained Liabilities” has the meaning set forth in Section 2.6.
     “Seller Common Stock” means common stock of the Seller.
     “Seller Indemnified Parties” has the meaning set forth in Section 9.2.
     “Seller Intellectual Property” has the meaning set forth in Section 3.9.
     “Seller Product Information” means all records, reports (internal and external), submissions (internal and external), data, files, marketing materials, specifications, manufacturing documentation and quality assurance information associated with any products or concepts, or development or manufacturing thereof, that have been created, initiated and/or conducted by Seller relating to the Specified Assets.
     “Seller’s Products” means products developed by Seller for Buyer pursuant to the Existing Agreements.
     “Seller Recommendation” has the meaning set forth in Section 5.1(d).

     “Seller Regulatory Information” means all authorizations, permits, licenses, records, reports (internal and external), submissions (internal and external), data and files associated with regulatory requirements and communications between Seller and regulatory or governmental bodies worldwide relating to the Specified Assets.
     “Seller’s Stockholders” means the holders of Seller Common Stock.
     “Software” means all computer software programs and software systems, including all libraries, code of any kind, web programs (whether in HTML, XML or other form), application program interfaces and software programs that interface with third-party APIs, data structures, databases, compilations, tool sets, compilers, higher level or “proprietary” languages, and all related Technical Documentation and information, whether in source code, object code, binary or other form.
     “Specified Assets” means the Transferred Intellectual Property and the Fixed Assets to be acquired by Buyer pursuant to the terms hereof and as set forth on Schedule 2.1(a) and, subject to adjustment, on Schedule 2.1(b).
     “Sublease” means the sublease by KTD of a portion of Seller’s premises at 2381 Rosecrans Avenue, El Segundo, California 90245, to be executed and effective as of the Closing Date and, subject to the terms thereof, to be in effect for a forty (40) month period from the Closing Date and the Guaranty thereof by the Buyer, in the form of Exhibit C.
     “Sublicense Agreement” means the Sublicense Agreements to be executed by Seller as sublicensor and Buyer as sublicensee with respect to the Other IP and effective as of the Closing Date substantially in the form of Exhibit D.
     “Subsidiary” means with respect to any Person any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the owner or one or more of its Subsidiaries.
     “Superior Offer” shall mean an unsolicited, bona fide offer made by a third party to acquire, directly or indirectly, pursuant to a merger, tender offer, exchange offer, acquisition, consolidation or other business combination, either the Specified Assets or substantially all of the assets of Seller or more than 50% of the total outstanding voting securities of Seller on the terms that the Board of Directors of Seller has in good faith concluded (following the receipt of advice of its outside legal counsel and consultation with its financial adviser of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, than the terms of the Acquisition and is reasonably capable of being consummated.

     “Taxes” and “Tax” means all taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority, including but not limited to all national, federal, state, county, local and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; the foregoing shall include, but not be limited to, any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any Tax allocation, Tax sharing, Tax indemnity or similar agreement.
     “Technical Documentation” means any and all technical and descriptive materials relating to the acquisition, design, development, testing, fixing, use, or maintenance of, and the program documentation and materials for, Seller’s Products.
     “Transaction Documents” means this Agreement, the License Agreement, the Sublease, the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement, the Sublicense Agreement, and all documents ancillary thereto.
     “Transfer and Sales Taxes” means all sales tax, use taxes, stamp taxes, conveyance taxes, transfer taxes, filing fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Specified Assets.
     “Transferred Contracts” means the Contracts listed on Schedule 2.1 to be transferred to Buyer.
     “Transferred Employee” means an employee of Seller on the date hereof who is an Anticipated Transferred Employee and who accepts employment with Buyer commencing as of the Closing Date.
     “Transferred Intellectual Property” means Seller’s Patents, Know-How, Copyrights and Software, other than any Know-How, Copyrights and Software which are part of the Excluded Assets.
          1.2 Other Terms and Dollar Amounts. Other terms may be defined elsewhere in the text of this Agreement and shall have the meanings indicated throughout this Agreement. All dollar amounts shall refer to the lawful currency of the United States of America.

ARTICLE 2
PURCHASE, SALE AND TRANSFER OF SPECIFIED ASSETS
          2.1 Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Seller agrees to irrevocably sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase from Seller the assets listed on Schedules 2.1(a) (Transferred Intellectual Property) and 2.1(b) (Fixed Assets) hereto (the “Specified Assets”) free and clear of all Liens. At the Closing, Seller shall deliver the Bill of Sale to Buyer and the Buyer and Seller shall execute the Assignment and Assumption Agreement and such other documents and instruments of assignment and transfer as Buyer shall reasonably request.
          2.2 Excluded Assets. Buyer is not acquiring any of Seller’s cash, cash equivalents, receivables, fixed assets not described as part of the Specified Assets or any other asset of Seller that is not within the definition of Specified Assets. Additionally, Specified Assets, as such term is used herein, also shall not include any of the following assets of Seller (the “Excluded Assets”):
               (i) all rights of Seller under its licenses or agreements with Adobe Systems Incorporated and Novell Inc.;
               (ii) all rights and obligations of Seller under all existing agreements with all of its other vendors, independent contractors or licensors, including, without limitation, license agreements, maintenance and service agreements and engineering service agreements; provided none of which transfer title to any Intellectual Property owned by Seller;
               (iii) all of Seller’s customized Intellectual Property that has been previously integrated into products or services licensed or otherwise provided by Seller to third parties or specifically created for customers of the Seller after December 7, 2007 other than Buyer and, which, in either case, (i) has not also been provided to or integrated into products or services licensed to Buyer, or (ii) developed pursuant to or in connection with the Existing Agreements;
               (iv) all rights and obligations of Seller under all existing agreements with all of its customers, including, without limitation, license agreements, maintenance and service agreements and engineering service agreements with all of its customers, provided none of which transfer title to any Intellectual Property owned by Seller;
               (v) all rights of Seller under the Lease (except to the extent and subject to the terms of the Sublease);

                    (vi) the telephone system, telephones, telephone lines, cables, wiring, servers, leasehold improvements (except to the extent rights of ownership or use are granted under the Sublease) and any other tangible assets that are used on a company wide basis by Seller;
                    (vii) any third-party software listed on Schedules 2.1(b) and 2.2(c) hereto that is presently licensed to Seller for the computers and work stations which are part of the Fixed Assets (except to the extent that consent can be obtained without cost to Seller and without delay in the Closing or as may be otherwise agreed to by Buyer and Seller, in which case Schedules 2.1(b) and 2.2(c) will be appropriately amended);
                    (viii) all of Seller’s trademarks, service marks, trade names, trademark and service mark applications, domain names and websites;
                    (ix) any Intellectual Property developed or created after December 7, 2007 that has not been developed, created or utilized for the Buyer or integrated into products or services licensed to Buyer or developed pursuant to or in connection with the Existing Agreements; and
                    (x) any Intellectual Property purchased after December 7, 2007, except to the extent such Intellectual Property is provided to or integrated into products or services licensed to Buyer.
          2.3 Purchase Price. The total consideration to be paid to Seller from Buyer for the Specified Assets (the “Purchase Price”) shall be Thirty Seven Million Dollars ($37,000,000), subject to Section 9.8.
          2.4 Payment of Purchase Price. The Purchase Price shall be paid as follows:
               (a) On the Closing Date, Buyer shall pay (i) to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Thirty Three Million Dollars ($33,000,000) (the “Initial Payment”) and (ii) to the Escrow Agent by wire transfer of immediately available funds, to a bank account designated in writing by the Escrow Agent, an amount equal to Four Million Dollars ( $4,000,000) (the “Holdback Amount”).
               (b) On the date that is the first Business Day after fifteen (15) months following the Closing Date, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall release to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Two Million Dollars ($2,000,000), less any reductions thereto permitted pursuant to Article 9.

               (c) On the date that is the first Business Day after twenty-four (24) months following the Closing Date, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall pay to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to the remaining portion of the Holdback Amount, less any reductions thereto permitted pursuant to Article 9.
          2.5 Assumed Liabilities. At the Closing, Buyer shall only assume and agree to pay, perform and discharge in due course only the following liabilities and obligations of the Seller (the “Assumed Liabilities”): (a) accrued and unpaid vacation, sick and leave time of the Transferred Employees prior to Closing in accordance with the policies of Seller in effect prior to the execution of this Agreement as disclosed on Schedule 3.14; (b) the payment of any filing and maintenance fees required to be paid after the Closing Date to maintain the effectiveness of any filings made with respect to the Intellectual Property; (c) all obligations of Buyer under the Sublease; and (d) all obligations arising from and after the Closing Date under the Transferred Contracts.
          2.6 Retained Liabilities. The parties agree that Buyer is not, nor shall be considered, the successor to Seller, and that Buyer does not hereby agree to assume or become liable to pay, perform or discharge any of Seller’s obligations, undertakings or liabilities of any kind or nature whatsoever, whether known or unknown, fixed or contingent, determined or determinable, due or not yet due, or otherwise, that is not expressly assumed by Buyer under Section 2.5 (the “Retained Liabilities”) or payable by Buyer under Section 11.5.
          2.7 Allocation of Purchase Price. Subject to adjustment to reflect the actual Fixed Assets to be transferred at Closing, Buyer and Seller have agreed to allocate the Purchase Price among the Specified Assets, the Assumed Liabilities and the licenses granted under the License Agreement in accordance with Schedule 2.7. The allocation has been agreed to by Seller and Buyer after arm’s-length negotiations and in accordance with Section 1060 of the Code and other applicable laws. Seller and Buyer will, to the extent permitted by applicable law, adopt and utilize the amounts allocated to each asset or class of assets, as such allocations may be adjusted pursuant to this Agreement, for purposes of all foreign, federal, state, local and other tax returns or reports, in any claim for refund, or otherwise with respect to such tax returns or reports. Each party agrees to timely file an IRS Form 8594 or other applicable form reflecting the allocation of the Purchase Price for the taxable year that includes the Closing and to timely file any comparable or similar forms required by applicable federal, state, local, and foreign tax laws.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller represents and warrants to Buyer as follows:
          3.1 Organization; Directors and Officers. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority to own its properties and assets and conduct the business presently being conducted by it. Seller is duly licensed or qualified to do business as a corporation and is in good standing in the jurisdictions where the conduct or nature of the business or the ownership, leasing, holding or use of any property or asset related to or used in connection with the business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect.
          3.2 Authority. Seller has full power and authority to enter into this Agreement and the Transaction Documents and, subject to the receipt of the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of Seller in respect of this Agreement and the Acquisition (“Seller Stockholder Approval”), the Seller will have full power and authority to perform its obligations hereunder and under the other Transaction Documents. This Agreement has been duly authorized, executed and delivered by all necessary corporate action of Seller, other than Stockholder Approval and, subject to receiving Seller Stockholder Approval, constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The other Transaction Documents have been duly authorized, other than Seller Stockholder Approval, and, subject to receiving Seller Stockholder Approval, upon due execution and delivery will constitute legal, valid and binding agreements of Seller enforceable against it in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except for the Seller Stockholder Approval, no further proceeding on the part of Seller is necessary to authorize this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Neither execution and delivery of this Agreement or the other Transaction Documents nor compliance by Seller with the terms and provisions hereunder and thereunder will (i) violate or conflict with any provision of the certificate of incorporation, bylaws or other governing instruments of Seller, (ii) subject to obtaining the Consents as set forth of Schedule 3.7, require any consent under or violate or conflict with any Contract of Seller, or (iii) other than any export licenses or permits, violate or conflict with any Law to which Seller or any of the Specified Assets is subject or (iv) create any Lien upon any of the Specified Assets or any other assets of the Seller.

          3.3 Financial Information.
               (a) Seller has delivered or made available to Buyer (through reference to documents filed by EDGAR or otherwise) copies of all forms, reports and documents filed by Seller with the Securities and Exchange Commission (“SEC”) since December 31, 2005.
               (b) Seller and each of its Subsidiaries is able to pay its debts generally as they become due and is solvent (determined by the fair market value of its assets exceeding its liabilities) and will not be rendered insolvent as a result of the transactions contemplated by the Transaction Documents. Seller has not either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudged bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any Law, or (vii) incurred, or believed or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. Seller is not engaged nor currently contemplates being engaged in a business or transaction for which any property remaining would be insufficient to continue to operate its businesses.
          3.4 Absence of Liabilities, Changes and Events. Since December 31, 2006, except as set forth on Schedule 3.4 hereto, Seller has not (a) incurred any debts, liabilities, claims against or obligations, and to Seller’s Knowledge, there is no reasonable legal basis therefor, that may adversely affect Seller’ ability to perform its obligations hereunder or under the other Transaction Documents or may adversely affect the ownership of the Specified Assets or the use thereof by Buyer in the manner currently used by Seller, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including but not limited to liabilities on account of taxes, other governmental charges, duties, penalties, interest or fine; (b) sold, assigned or transferred any tangible or intangible asset of Seller other than in the ordinary course of business; or (c) increased any salaries, wages or employee benefits or made any arrangement for payment of any bonus or special compensation for any Anticipated Transferred Employee other than in the ordinary course of business; or (d) agreed to take any action described in (a) through (c) above.

          3.5 Litigation and Claims. Except as set forth on Schedule 3.5, there are no actions, suits, claims, or proceedings pending or, to Seller’s Knowledge, threatened against or by Seller or the Specified Assets, at law, in equity or otherwise, in, before, or by, any court, arbitrator, or governmental agency or authority which could have a Material Adverse Effect, and, to the Knowledge of Seller, no reasonable basis for any such claim exists. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against or affecting Seller or its assets.
          3.6 Compliance with Law. The use of the Specified Assets as currently conducted by Seller has not violated and is not in violation of any applicable Law. Other than any export licenses or permits, all governmental approvals, registrations, notifications, permits, licenses and other permissions or authorizations required in connection with the use of Specified Assets as currently conducted by Seller have been obtained and are in full force and effect and are being complied with. In the three (3) years prior to the date hereof, Seller has not received any written notification of any asserted past or present violation of any applicable Law, or any written complaint, inquiry or request for information from any governmental entity relating thereto in connection with the Specified Assets or the use of the Specified Assets. Other than as specified in Schedule 3.6, the Seller has received no written notice that any of the Specified Assets is the subject of any federal, state or local enforcement action or other investigation. All documentation, correspondence, reports, data, analysis and certifications relating to or regarding the Specified Assets filed or delivered (or, if amended, as of the date for which such amendment speaks) by or on its behalf to any governmental authority, agency or body were true and accurate when so filed or delivered and remain, to the extent required by any applicable Laws.
          3.7 Consents. Other than any export licenses or permits, Schedule 3.7 hereto lists each consent, approval, notice, permit, exemption, waiver or authorization (collectively, the “Consents”), that is legally or contractually required to duly and validly transfer or assign to Buyer the Specified Assets or Assumed Liabilities, pursuant to the terms hereof or pursuant to the other Transaction Documents.
          3.8 Title to and Condition of Specified Assets. Seller has full right, title and interest to the intangible Specified Assets and good and valid title to the tangible Specified Assets, free and clear of all Liens and will convey the same to Buyer at the Closing, except that to the extent that Seller will license its rights to Other IP pursuant to the Sublicense Agreements (the “Sublicensed IP”). The tangible Specified Assets are in normal operating condition and free from any significant defects, ordinary wear and tear excepted. Seller has paid or will have paid all filing and maintenance fees with respect to the Patents due and payable prior to the Closing Date. All of the Specified Assets are in the possession and/or control of Seller and no Subsidiary has any other right or interest in the Specified Assets.

          3.9 Intellectual Property.
               (a) Except for the Patents, Know-How, Copyrights and Software which are part of the Excluded Assets, the Transferred Intellectual Property and the Sublicensed IP contain all Patents, Know-How, Copyrights and Software of or used by Seller and its Subsidiaries from December 31, 2003 to the Closing Date and no other Patents, Know-How, Copyrights and Software (other than those which are part of the Excluded Assets) are necessary to or used in the conduct of Seller’s business. Except as set forth on Schedule 3.9(a) hereto, Seller owns the Transferred Intellectual Property (the “Owned IP”), or is licensed or authorized or otherwise has the right to use the Transferred Intellectual Property (the “Licensed IP”). All Transferred Intellectual Property is either Owned IP or Licensed IP.
               (b) Schedule 3.9(b) hereto lists all Licensed IP specifying to each item, as applicable: (i) the nature of the item, including the title, (ii) the owner of the item, (iii) the title of the Contract or other arrangements pursuant to which Seller has the right to use such Intellectual Property, (iv) whether the license is exclusive or non-exclusive and any limitations on the right to use such Intellectual Property, and (v) any royalties or other consideration payable thereunder (collectively the “Licensed IP Licenses”).
               (c) Schedule 3.9(c) hereto lists all Intellectual Property (other than any Intellectual Property that is the subject of the Block License Agreement) that is licensed to Seller, incorporated in the Owned IP and is not Licensed IP (collectively the “Other IP”), specifying as to each such Other IP, as applicable: (i) the nature of the Other IP, (ii) the Transferred Intellectual Property into which such Other IP is incorporated, (iii) the owner of such Other IP, (iv) the title of any license agreement relating to the Other IP (collectively, the “Other IP Licenses”), (v) any limitations on the right to use such Intellectual Property, and, (vi) any royalties or other consideration payable thereunder.
               (d) Schedule 3.9(d) hereto lists all Owned IP specifying as to each item, as applicable: (i) the nature of the item, including the title, (ii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (iii) the issuance, registration or application numbers and dates.
               (e) Seller owns, free and clear of all Liens, has, to the Seller’s Knowledge, valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Owned IP and at the Closing, will transfer the same to Buyer. Seller has not transferred its title in or to any Owned IP, and no Owned IP has been licensed or supplied by Seller to any Person since December 31, 2003 except as set forth in Schedule 3.9(e).

               (f) Except as set forth on Schedule 3.9(f), Seller has a valid and enforceable license or other right to use all Licensed IP and Other IP and at the Closing, will transfer the right to use the Licensed IP to Buyer pursuant to the Assignment and Assumption Agreement or license to Buyer the right to use the Other IP pursuant to the Sublicense Agreement. Seller has performed all obligations imposed on it in the Licensed IP Licenses and the Other IP Licenses, has made all payments required to date, and is not in breach or default thereunder in any respect, nor to the Seller’s Knowledge, is there any event which with notice or lapse of time or both would constitute a default or breach thereunder by Seller.
               (g) Except as set forth on Schedule 3.9(g), all Owned IP which are granted and issued Patents are subsisting and unexpired and have not been abandoned and all filing, renewal or other fees have been timely and fully paid by Seller when due, and all such Owned IP is, to Seller’s Knowledge, valid and enforceable. Except as set forth on Schedule 3.9(g), all Owned IP which are applications for Patent registrations (collectively, the “IP Applications”) are pending, active, subsisting and have not been abandoned and all filing, renewal or other fees have been timely and fully paid when due by Seller. To Seller’s Knowledge, Seller has timely and fully responded to all office actions or other comments, actions or filings of any kind made by any governmental entity with respect to any IP Application to full satisfaction of the applicable governmental entity. To Seller’s Knowledge, there is no currently existing reason or basis why any pending IP Application which has not been abandoned by Seller should not be granted or any Seller’s Patent should not be held valid or enforceable. To Seller’s Knowledge, neither Seller nor any officer, employee or agent of Seller has made an untrue statement of a material fact or fraudulent statement to any governmental authority, failed to disclose a material fact required to be disclosed to any governmental authority, or committed an act, made a statement, or failed to make a statement that would provide a basis to invalidate or hold unenforceable any Patent, whenever granted. Buyer has been provided with copies of the files for all Owned IP which are granted and issued Patents or IP Applications and, all such files are true, accurate and complete in all material respects. The Owned IP does not consist of any registered Copyrights or applications to register Copyrights.
               (h) To Seller’s Knowledge, Seller’s rights in the Transferred Intellectual Property are valid and enforceable and there is no current event or circumstance that would impair the validity or enforceability thereof. No claim or action is pending or, to Seller’s Knowledge, threatened and Seller has no Knowledge of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Transferred Intellectual Property, and no Transferred Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, the licensing, or the sublicensing thereof.

               (i) None of the Owned IP is, to Seller’s Knowledge, being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceeding in or before any governmental authority or arbitral body) relating to the Owned IP is pending, or to Seller’s Knowledge, threatened, nor, to Seller’s Knowledge, is there any basis for any such litigation or proceeding. To Seller’s Knowledge, none of the Licensed IP is being infringed by others or is subject to any outstanding order, decree, judgment, or stipulation. To Seller’s Knowledge, no litigation (or other proceeding in or before any governmental authority or arbitral body) relating to the Licensed IP is pending or threatened nor is there any basis for any such litigation or proceeding.
               (j) Except as set forth on Schedule 3.5, the Transferred Intellectual Property does not infringe, and Seller has not made unlawful use of the Intellectual Property of another Person. Except as set forth on Schedule 3.5, no litigation (or other proceeding in or before any governmental authority or arbitral body) charging Seller with infringement or unauthorized or unlawful use of any Transferred Intellectual Property is pending, or to Seller’s Knowledge, threatened.
               (k) Seller maintains commercially reasonable security measures for the preservation of the secrecy and proprietary nature of the Transferred Intellectual Property. All Anticipated Transferred Employees have executed and delivered to Seller non-disclosure agreements that are in full force and effect and, to Seller’s Knowledge, fully enforceable by Seller. All of such Contracts are listed in Schedule 3.9(k) and copies thereof have been delivered to Buyer. To Seller’s Knowledge there have been no breaches of such agreements or of any of Seller’s security measures.
               (l) Each present employee, officer, consultant to the Seller or any Person who was an employee, officer or consultant to the Seller at any time after January 1, 2001 or any other Person who developed any part of any Transferred Intellectual Property, either: (i) is a party to a Contract that conveys or obligates such Person to convey to Seller any and all right, title and interest in and to all such Transferred Intellectual Property Rights developed by such Person, (ii) as to copyrighted or copyrightable material created in the course of such Person’s employment with or engagement on behalf of Seller is a party to a “work made for hire” Contract pursuant to which Seller is deemed as a matter of Law to be the original owner/author of all proprietary rights in such material, or (iii) otherwise has by operation of Law vested in Seller any and all right, title and interest in and to all such Transferred Intellectual Property developed by such Person. To Seller’s Knowledge, at no time during the conception or reduction to practice of any Transferred Intellectual Property was any developer, inventor or other contributor to such Transferred Intellectual Property operating directly or indirectly under any grants from any governmental authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contract with any Person that could adversely affect the rights of Seller, and upon the Acquisition, Buyer to such Transferred Intellectual Property.

               (m) The execution and performance by Seller of this Agreement and the other Transaction Documents will not result in the loss or impairment of the rights of Buyer to own or use any of the Transferred Intellectual Property and Seller is not, nor as a result of the execution and delivery of this Agreement or the other Transaction Documents or the performance of its obligations hereunder or thereunder will be, in violation of any IP License.
          3.10 Seller’s Products.
               (a) Schedule 3.10(a) hereto contains a complete list and description of all products (other than Seller’s Products) used by Seller to develop the Seller’s Products (“Seller’s Tools”) specifying to each item, as applicable: (i) the nature and purpose of the item, including the title, (ii) the owner of the item, (iii) if Seller is not the owner thereof, the title of the licenses or other Contracts or arrangements pursuant to which Seller has the right to use such Seller’s Tool (which information shall be provided by Seller to Buyer prior to the Closing), and (iv) if Seller is not the owner thereof, whether such Seller’s Tool is part of the Licensed IP or the Other IP or whether Buyer will need to obtain its own rights to use Seller’s Tool from the owner thereof.
               (b) True and correct copies of the Technical Documentation that presently exists for all Seller’s Products have been delivered to Buyer. True and correct copies of the Technical Documentation that presently exists for all Seller’s Tools have been delivered to Buyer except to the extent that Seller is restricted from providing any or all of such Technical Documentation pursuant to agreements with the owners of such Seller’s Tools. The Technical Documentation for Seller’s Products includes the documentation, statements of principal of operation, and schematics, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by Buyer.
               (c) Except as set forth on Schedule 3.10(c), Seller owns all rights, title and interest in and to, or otherwise has the sole and exclusive right to use, without the payment of royalties or other consideration, all of Seller’s Products and those of Seller’s Tools owned by Seller and Technical Documentation for both of the foregoing contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. Seller’s Products and those of Seller’s Tools owned by Seller and Technical Documentation for both of the foregoing do not contain derivative works of any programming or materials not owned in their entirety by Seller.

          3.11 WARN Act and Other Employee Matters. Seller has not taken and does not intend to take any action that could constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act, as amended, and the rules and regulations promulgated thereunder or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice law in connection with the transactions contemplated by this Agreement.
          3.12 Contracts and Commitments. Schedule 3.12 hereto contains a complete and accurate list of all material Contracts of the Seller (the “Seller Agreements”) concerning the following matters:
(i)	the employment or engagement of any Anticipated Transferred Employee;

(ii)	any covenant not to compete or confidentiality agreement affecting an Anticipated Transferred Employee;

(iii)	any arrangement limiting the freedom of Seller to use the Transferred Intellectual Property in any manner;

(iv)	any arrangement that could reasonably be anticipated to have a Material Adverse Effect;

(v)	any agreement restricting the Seller’s transfer or sale of Transferred Intellectual Property or the other Specified Assets;
(vi)	any royalty agreement which requires a payment by Seller with respect to the Owned IP;

(vii)	any contract for the sale of any Specified Assets or the business of Seller; and

(viii)	any license, as licensee, of the Licensed IP or Other IP.
     The Seller Agreements are valid and, to Seller’s Knowledge, enforceable in accordance with their terms, and there is not under any of such Seller Agreements (i) any existing or claimed default by any Seller or, to Seller’s Knowledge, any event which, with the notice or lapse in time, or both, would constitute a default by any Seller or (ii) to the Knowledge of Seller, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. Except as indicated on Schedule 3.12, the continuation, validity and effectiveness of the Seller Agreements will not be affected by the Acquisition, and the Acquisition will not result in a breach of or default under, or require the Consent of any other party to, any of the Seller Agreements. There is no actual or, to the Knowledge of Seller, threatened termination, cancellation or limitation of any Seller Agreements. To Seller’s Knowledge, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Seller Agreements.

          3.13 Employment and Labor Matters. The Seller has withheld and reported all amounts required by Law to be withheld and reported with respect to wages, salaries and other payments to the Anticipated Transfer Employees. Except as disclosed on Schedule 3.13, with respect to the Anticipated Transferred Employees:
                    (i) except for routine government inquiries, examinations and inspections which Seller has no reason to believe are material, there are no charges, governmental audits, investigations, administrative proceedings or complaints, grievances or actions concerning the employment practices of Seller pending, nor has Seller been expressly notified of any such matter being threatened, before any federal, state or local agency or court and, to the Knowledge of Seller, no basis for any such matter exists;
                    (ii) Seller is not a party to any union or collective bargaining agreement, no union attempts to organize its employees have been made, nor are any such attempts now threatened;
                    (iii) Seller has not experienced any organized slowdown, work interruption, strike, or work stoppage by any such employees; and
                    (iv) Seller will not violate any applicable Laws respecting employment and employment practices relating to such employees as a result of the transactions contemplated by this Agreement.
          3.14 Employee Benefit Matters.
               (a) A true, correct and complete list of the names, titles, base salaries, bonus information (including retention if payments made by Seller after December 7, 2007), date of hiring, sick and vacation leave that is accrued and unused and all other benefits of the Anticipated Transferred Employees as of the date hereof is included on Schedule 3.14. To Seller’s Knowledge as of the date hereof, except as contemplated by this Agreement (a) it is not expected that any of the Anticipated Transferred Employees will be terminating employment with the Seller prior to the Closing Date or will not commence employment with Buyer as of the Closing Date, (b) none of the Anticipated Transferred Employees have violated any confidentiality agreement with Seller and (c) none of the Anticipated Transferred Employees have, in the course of their duties as employees of Seller, violated any Laws or Seller company policies.

               (b) The Anticipated Transferred Employees receive benefits or are eligible under only the employee pension benefit plans, as defined in Section 3(2) of ERISA, as are listed in Schedule 3.14 hereto (the “Pension Plans”). Except as disclosed on Schedule 3.14, Seller has maintained or contributed within the last six (6) years to any other employee pension benefit plan, as defined in Section 3(2) of ERISA, which was subject to Title IV of ERISA.
               (c) The Anticipated Transferred Employees receive benefits or are eligible under only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed on Schedule 3.14 (the “Welfare Plans”).
               (d) The Anticipated Transferred Employees receive benefits or are eligible under the incentive compensation, material fringe benefit, material payroll or employment practice, bonus, option, stock purchase, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, employment agreements (other than those terminable at will without severance) and consulting agreements listed in Schedule 3.14 (the “Compensation Programs”).
               (e) Each Pension Plan and Welfare Plan has been operated and administered in substantial compliance with ERISA and the Code; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or a request for such determination has been timely filed with theirs or the Pension Plan is a prototype plan for which the prototype sponsor has obtained a favorable IRS opinion letter (and to Seller’s Knowledge, no event has occurred between the date of the last such determination and the Closing Date that would reasonably be expected to cause the Internal Revenue Service to revoke such determination).
               (f) All amounts required to be paid by any Seller with respect to any Anticipated Transferred Employee under each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have or will be paid.
               (g) Except as set forth in Schedule 3.14, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or by the Transaction Documents will (i) result in any severance, golden parachute or comparable payment becoming due to any Anticipated Transferred Employee, or (ii) increase any benefits otherwise payable under any Pension Plan, Welfare Plan or Compensation Program to any Anticipated Transferred Employee.

          3.15 Insurance. Seller maintains insurance policies that it considers adequate, including, without limitation, general liability, employer’s liability, business liability and errors and omissions policies. All such insurance policies are listed on Schedule 3.15 and are in full force and effect and, to Seller’s Knowledge, enforceable in accordance with their terms. All of the Specified Assets and the use of the Specified Assets of an insurable nature are insured by Seller in such amounts and against such losses or risks as it considers adequate.
          3.16 No Finders. Neither Seller nor any of its Affiliates is obligated to pay a brokerage commission, finder’s fee or other like payment to any third party (which excludes any director, officer, employee or consultant of Seller who may receive a bonus or success fee) in connection with the transactions contemplated hereby or by the other Transaction Documents.
          3.17 Fairness Opinion. Seller has received the opinion of Morgan Joseph & Co., Inc. dated January 2, 2008 to the effect that as of the date of this Agreement, the consideration to be received by Seller in the Acquisition is fair, from a financial point of view, to Seller.
          3.18 Disclosure. Neither the representations and warranties of Seller contained in this Article 3 nor in any statement, schedule, exhibit, certificate or instrument to be furnished to Buyer by Seller pursuant to or in connection with this Agreement contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to Seller as follows:
          4.1 Organization of Buyer and KTD. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Japan. KTD is a corporation duly organized, validly existing and in good standing under the laws of California. Each of Buyer and KTD has all necessary power and authority to own its properties and assets and conduct the business presently being conducted by it.

          4.2 Authority. Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. KTD has full power and authority to enter into the Sublease and to perform its obligations thereunder.This Agreement has been duly authorized, executed and delivered by all necessary corporate action of Buyer, and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The other Transaction Documents have been duly authorized, and upon due execution and delivery, will constitute legal, valid and binding agreements of Buyer (and KTD in the case of the Sublease), enforceable against it in accordance with their terms, subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No further proceeding on the part of Buyer is necessary to authorize this Agreement or the other Transaction Documents (or on the part of KTD in the case of the Sublease) and the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement or the other Transaction Documents nor compliance by Buyer with the terms and provisions hereof or thereof will (i) violate or conflict with any provision of the applicable corporate organizational documents of Buyer, (ii) violate or conflict with any Contract of Buyer, (iii) violate or conflict with any Law to which Buyer is subject, or (iv) create any Lien upon any of the assets of Buyer. Neither the execution and delivery of the Sublease nor compliance by KTD with the terms and provisions thereof will (i) violate or conflict with any provision of the applicable corporate organizational documents of KTD, (ii) violate or conflict with any Contract of KTD, (iii) violate or conflict with any Law to which KTD is subject, or (iv) create any Lien upon any of the assets of KTD.
          4.3 Litigation and Claims. As of the date of this Agreement, there are no actions, suits, claims, or proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or KTD in connection with or relating to the transactions contemplated by this Agreement or the other Transaction Documents, at law, in equity or otherwise, in, before, or by, any court, arbitrator, or governmental agency or authority, and, to the knowledge of Buyer, no reasonable basis for any such claim exists.
          4.4 No Finders. No act of Buyer or KTD or any of their Affiliates has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.
          4.5 Electronic Delivery. Buyer acknowledges that any and all Software of the Seller transferred pursuant to this Agreement has been received by electronic transmission.

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS
          5.1 Approvals and Consents/Stockholder Approval.
               (a) As promptly as practicable after the execution of this Agreement, Seller will use commercially reasonable efforts to obtain, at its cost and expense, all approvals and Consents of all third parties (other than the Governmental Consents required to be obtained by Buyer pursuant to Section 5.2(c) necessary for the transactions contemplated herein. Without limiting the generality of the foregoing, subject to Section 5.6, Seller agrees to take all reasonable action necessary or advisable in accordance with the DGCL, the Exchange Act and all applicable Laws and Seller’s Certificate of Incorporation and Bylaws to obtain the approval of the Seller’s Stockholders of this Agreement and the Acquisition at a meeting of the Seller’s Stockholders as soon as practicable after the SEC has cleared a proxy statement to be prepared and filed by Seller in accordance with the Exchange Act. Seller will, prior to filing the proxy statement, or amendments or supplements thereto, with the SEC, consult with Buyer and give Buyer a reasonable opportunity to comment thereon. With respect to any supplements or other proxy communication (other than press releases) that Seller may file with the SEC, Seller shall, to the extent and only to the extent that Seller believes that it is reasonable under the circumstances then existing, shall consult with Buyer prior to such filings and give Buyer a reasonable opportunity to comment thereon.
               (b) None of the information supplied or to be supplied by or on behalf of Seller for inclusion or incorporation by reference in the proxy statement will, at the time such incorporated documents are filed with the SEC or will, at the time the proxy statement is mailed to the Seller’s Stockholders, or at the time of the Seller’s Stockholders’ Meeting (hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The proxy statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein which are by or about Buyer or based on information supplied by Buyer for inclusion or incorporation by reference in the proxy statement.

               (c) Seller shall promptly take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and other applicable Laws to call, hold and convene a meeting of its stockholders to consider the adoption and approval of this Agreement and the Acquisition (“Stockholders’ Meeting”) to be held as promptly as practicable after the proxy statement has been cleared by the SEC and that all proxies are voted at such Stockholder’s Meetings in accordance with their instructions. Subject to Section 5.6, Seller shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Acquisition. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone its Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the proxy statement is provided to its stockholders in advance of a vote on this Agreement or the Acquisition, or if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting or in response to an Acquisition Proposal if the Board of Directors of Seller determines, after consultation with its outside legal counsel and financial advisors, that there is a reasonable likelihood that such Acquisition Proposal could lead to a Superior Offer and that the failure to do so would result in a breach of the Board of Directors’ fiduciary obligations under applicable Law.
               (d) Subject to Section 5.6: (i) the Board of Directors of Seller shall recommend that its stockholders vote in favor of adoption and approval of this Agreement and the Acquisition, at its Stockholder’s Meeting, (ii) the proxy statement shall include a statement to the effect that the Board of Directors of Seller has recommended that Seller’s Stockholders vote in favor of the adoption and approval of this Agreement and approval of the Acquisition, and (iii) neither the Board of Directors of Seller nor any committee thereof designated by the Board of Directors of Seller shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the recommendation of the Board of Directors of Seller that Seller’s Stockholders vote in favor of adoption and approval of this Agreement and the Acquisition (the “Seller Recommendation”) For purposes of this Agreement, references to the “Board of Directors of Seller” shall refer to actions taken or approved by Seller’s Board of Directors in accordance with Seller’s Certificate of Incorporation, Bylaws and the DGCL, and shall not refer to the actions taken by one or more members of such Board of Directors who do not constitute a majority of the members of such Board of Directors. Buyer acknowledges and agrees that any acts taken, or filings made, by one or more members of Seller’s Board of Directors in his or their individual capacities as a director or stockholder, which have not been approved by the Board of Directors of Seller or a committee thereof designated by the Board of Directors of Seller, shall not be considered acts of Seller, and Seller shall have no liability under this Agreement for any such actions.
          5.2 Cooperation by Buyer.
               (a) Buyer shall execute and deliver such instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement or the other Transaction Documents and render effective the consummation of the transactions contemplated hereby and thereby.

               (b) None of the information supplied or to be supplied by or on behalf of Buyer for inclusion or incorporation by reference in the proxy statement will, at the time such incorporated documents are filed with the SEC or will, at the time the proxy statement is mailed to the Seller’s Stockholders, or at the time of the Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller for inclusion or incorporation by reference in the proxy statement.
               (c) Consistent with the provisions of Section 13 of the MDA, if the transfer of any Transferred Intellectual Property, or the sublicense of any Other IP, to Buyer requires any consent, approval, notice, permit, exemption, waiver or authorization from any governmental, regulatory or administrative body, agency or authority as a result of Buyer being a foreign entity (“Governmental Consent”), Buyer shall promptly either (i) if no Governmental Consent would be required if a United States Affiliate acquired the Transferred Intellectual Property and received the sublicense of the Other IP, assign its rights, but not its obligations, hereunder to such Affiliate, or (ii) use its reasonable best efforts to obtain, at its cost and expense, all Governmental Consents necessary to transfer the Transferred Intellectual Property to Buyer and sublicense the Other IP to Buyer. Seller shall provide Buyer with reasonable assistance in obtaining any such Governmental Consents.
          5.3 Accuracy of Representations and Warranties. Seller shall refrain from taking any action or inaction, except with the prior written consent of Buyer, that would rendered any representation, warranty, covenant, or agreement of Seller in this Agreement inaccurate, or breached, in any material respect as of the Closing. At all times prior to the Closing, Seller will promptly inform Buyer in writing with respect to any matters hereafter arising that, if existing or occurring at the date of this Agreement, would have render any representation, warranty, covenant or agreement contained in this Agreement as inaccurate, or breached, in any material respect or would have been required to be set forth or described on a Schedule hereto.
          5.4 Pre-Closing Access to Information, Records and Employees. Subject to Section 11.12, prior to the Closing Seller shall permit Buyer and such persons as it may designate, at Buyer’s expense, to visit and inspect any of the Specified Assets, and to examine the Seller Product Information and Seller Regulatory Information and take copies and extracts therefrom, all at reasonable times and upon reasonable notice. Prior to Closing, Seller shall make the Anticipated Transferred Employees, available for meetings and/or interviews with Buyer at such time and with such frequency as may be reasonably requested by Buyer without unreasonably disrupting Seller’s operations in order to assist Buyer in consummating the transactions contemplated by this Agreement.

          5.5 Further Assurances. At such times and from time to time on and after the Closing Date, upon reasonable request by Buyer, Seller will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances that may reasonably be required for the better conveying, transferring, assigning, delivering and confirming ownership to, or reducing to the possession of, Buyer or its respective successors and assigns all of the Specified Assets and to otherwise carry out the purposes of this Agreement; provided, that such documents shall not increase the liability or obligations of Seller beyond those set forth in this Agreement. The cost of any filing or recording fees for any of the foregoing shall be paid by Buyer.
          5.6 No Solicitation of Other Offers.
               (a) From the date of this Agreement to the Closing Date, Seller agrees that it shall not, and shall not authorize or permit any of its officers or authorized agents or representatives to directly or indirectly: (i) solicit, initiate, knowingly facilitate or induce or encourage any Acquisition Proposal, (ii) participate in any discussions or negotiations with, or furnish any nonpublic information to, any Person that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to this Section 5.6), or (iv) enter into any letter of intent or agreement with respect to any Acquisition Proposal. Seller shall, and shall instruct its officers and authorized agents and representatives to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 5.6(a) shall be deemed to restrict Seller from having the discussions referred to in the definition of Acquisition Proposal to determine whether an Acquisition Proposal constitutes a Permitted Acquisition Proposal and, if an Acquisition Proposal constitutes a Permitted Acquisition Proposal, to engage in any discussions, negotiations or other activities with respect to such Permitted Acquisition Proposal, the provisions of this Section 5.6 being inapplicable to any Permitted Acquisition Proposal.

               (b) Notwithstanding anything to the contrary contained in Section 5.6(a), in the event that Seller receives an unsolicited Acquisition Proposal from a Person that the Board of Directors of Seller has in good faith concluded (after consultation with its financial advisor), will lead to a Superior Offer, it may then take the following actions but only if and to the extent that the Board of Directors of Seller concludes in good faith, following consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations under applicable Law: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A)(1) concurrently with furnishing any such nonpublic information to such party, it gives Buyer written notice that it is furnishing nonpublic information in accordance with this Section 5.6 and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Non-Disclosure Agreement between Buyer and Seller in anticipation of this Agreement (but which shall not, in any event, contain restrictions on Seller’s ability to renegotiate with Buyer) and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Buyer written notice that it is entering into negotiations with such third party. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be permitted to (i) effect a change in the Seller Recommendation or enter into an agreement with respect to an Acquisition Proposal if Seller has complied with this Section 5.6 and the other provisions of this Agreement and has received an Acquisition Proposal from a third party and the Board of Directors of Seller, after consultation with its outside legal counsel and a financial advisor of recognized reputation, determines that such Acquisition Proposal constitutes a Superior Offer, or (ii) outside of the context of an Acquisition Proposal, effect a change in the Seller Recommendation if Seller’s Board of Director’s determines, after consultation with its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties under applicable law.
               (c) Upon receipt of any Acquisition Proposal, Seller shall provide Buyer as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal and shall promptly provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry (to the extent such materials of Seller has not previously been provided to Buyer). Seller shall provide Buyer with forty-eight (48) hours notice of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal and prior to effecting a change in the Seller Recommendation or terminating this Agreement during which time it shall be afforded the opportunity to propose to revise the terms of the Acquisition or match the terms and conditions of the Superior Offer.
               (d) It shall be understood that any violation of the restrictions contained in Section 5.6 by any officer or authorized agent or representative of Seller shall be deemed a breach by Seller.

               (e) Nothing contained in this Agreement shall prohibit the Board of Directors of Seller from taking and disclosing to Seller’s Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act.
          5.7 Maintenance of Specified Assets. Until Seller shall have effected the transfer of the Specified Assets pursuant to this Agreement, Seller shall (i) maintain the insurance on the Specified Assets that it presently maintains; and (ii) maintain the condition of the Specified Assets so that such Specified Assets continue to be in normal operating condition and free from any significant defects, ordinary wear and tear excepted, including the usual and customary service and maintenance of such Specified Assets. With respect to the Transferred Intellectual Property, until Seller shall have effected the transfer of the Specified Assets (and without further consideration therefore), Seller shall take any and all action as may be reasonably necessary, desirable or appropriate to protect, maintain, keep confidential, defend and enforce the Transferred Intellectual Property (other than those that Seller decided to abandon), including, without limitation, to bring any infringement or other proceeding, prosecute all claims related to the Transferred Intellectual Property, timely and fully pay all fees, respond to all inquiries and actions and to take any and all of such other actions available in law or equity, consistent with Seller’s past practice (but in any event, not less than reasonable measures under the circumstances), to maintain the Transferred Intellectual Property (other than those that Seller decided to abandon). Without limiting the generality of the foregoing, and for the avoidance of any doubt, Seller shall ensure that it is able to continue to make the representations and warranties contained in Section 3.9 and that such remain true and accurate through the Closing Date.
          5.8 Enforcement of Agreement(s). In the event that prior to Closing, Seller obtains Knowledge or any reason to believe that any employee, former employee or other Person has used confidential information of Seller with respect to the Specified Assets in violation of the terms of any agreement between such Person and Seller, then Seller shall immediately notify Buyer in writing of such violation. Prior to Closing, Seller shall use its reasonable best efforts to enforce its rights under such agreement. Following the Closing, Seller shall use reasonable best efforts to seek to enforce any rights of Seller, its successors or assigns available under such agreements for the benefit of Buyer and Seller shall consult with and permit Buyer to participate in any such enforcement action; provided that all costs and expenses incurred by Seller after the Closing Date in connection with such enforcement activities shall be borne solely by Buyer.
          5.9 Bulk Sales. Seller shall indemnify Buyer for any non-compliance with any applicable “Bulk Sales” laws as they pertain to Seller in connection with the sale of the Specified Assets to Buyer.

          5.10 Termination of Existing Agreements. Other than the Block License Agreement and the obligation of the Buyer to make payments under Section 2.5 of LSA #7, all Existing Agreements shall terminate as of the Closing; provided, however, (i) all terms in the Existing Agreements which by their terms shall survive termination, shall survive this termination in accordance with their terms, and (ii) and for a period of six (6) months after the Closing, either the Buyer or Seller may bring claims under the Existing Agreements against the other party that such party has defaulted in its obligations under any of the Existing Agreements. At the Closing, each of Buyer and Seller shall execute and deliver the Assignment and Assumption Agreement, License Agreement, Sublease Agreement, Sublicense Agreement and Escrow Agreement. Buyer shall cause KTD to execute and deliver the Sublease at the Closing.
          5.11 Employees and Employee Benefit Matters.
               (a) Buyer will offer employment agreements or employment offer letters, as the case may be, to the Anticipated Transferred Employees to be effective only upon Closing, upon terms and conditions that are substantially similar as those provided by Seller on the date hereof, subject to changes in the ordinary course of business (other than annual salary increases or bonuses that are not atypical from those awarded in prior years) between the date hereof and the Closing, as consented to by Buyer and such modifications as are agreed to between each such Anticipated Transferred Employee and the Buyer (including, without limitation, that the Anticipated Transferred Employee will not receive equity or options to acquire equity in the Buyer or its Affiliates) and authorizing Buyer to assume the liabilities and obligations of Seller described in clause (a) of Section 2.5 in lieu of Seller fulfilling such obligations. Each Transferred Employee shall, prior to commencement of employment with Buyer (a) execute an agreement agreeing to provide services to Buyer for a period of 24 months from the Closing, subject to customary termination provisions and (b) execute an employment agreement with each such Transferred Employee restricting such employee to the extent permitted by applicable law from competing, or being employed by an entity which competes with the Buyer or disclosing or using confidential information or soliciting customers or employees of Buyer during or after termination of his or her employment with Buyer and execute such other agreements assigning to Buyer any such similar agreements in effect with Seller. Prior to delivering any employment agreements or employment offer letter to any Anticipated Transferred Employee, Buyer shall provide a true and correct copy thereof to Seller for its review and comment. Prior to Closing, Buyer shall not delete, terminate or waive any provision in an employment agreement or employment offer letter with respect to Buyer’s assumption of the liabilities and obligations of Seller described in clause (a) of Section 2.5. In connection with each offer of employment by Buyer, Buyer shall offer to each Anticipated Transferred Employee at Closing a retention package providing for payments to be made within a specified period after Closing, as determined by Buyer and for which Buyer will be responsible for each Transferred Employee remaining an employee of Buyer on the specified date.

               (b) Seller shall cooperate with Buyer and use reasonable efforts to assist Buyer in obtaining the acceptance of offers of employment by all Anticipated Transferred Employees.
               (c) Except as otherwise expressly provided herein, nothing contained herein shall restrict Buyer in the future in the exercise of its independent business judgment as to the terms and conditions under which such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to Transferred Employees.
               (d) Except as expressly provided in Section 2.5 or Section 5.11(a) Buyer shall not assume or be liable for or be required to maintain any Welfare Plan, Pension Plan or Compensation Program that Seller sponsors, contributes to, or participates in on the date hereof, or for which Seller has or may have, whether or not disclosed under this Agreement or in a Schedule.
               (e) Other than as specifically set forth in Section 2.5 or Section 5.11(a), Seller shall be responsible for the payment of any amounts due to its employees pursuant to its Welfare Plan, Pension Plan and Compensation Plans or any other employee benefit plans of Seller as a result of the employment of the Transferred Employees prior to the Closing Date.
          5.12 Employee Files. To the extent authorized by an Anticipated Transferred Employee, on or prior to the Closing Date, Seller shall deliver to a designee of Buyer a copy of all historical personnel and medical records of such Anticipated Transferred Employee, including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, disciplinary reports, other similar documents and all medial records. Buyer acknowledges that no Anticipated Transferred Employee has any obligation to provide such authorization, that Seller has any obligation to obtain any such authorization, and, if such authorization is provided, Buyer shall be solely responsible for any unlawful use or disclosure by it of any such personnel or medical records.
          5.13 Past Service Credit. For purposes of eligibility, waiting periods and vesting, Buyer shall, with respect to each benefit plan, policy, program or arrangement maintained by the Buyer after the Closing Date, credit each Transferred Employee with all service credited to such Transferred Employees under Seller’s corresponding plan, policy, program or arrangement applicable to such Transferred Employee as of the Closing Date, except that the case of KTD’s 401(k) plan, such vesting credit as to the matching employer contribution shall be only to the extent permissible under such plan.

          5.14 Affirmative Covenants of Seller.
               (a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller shall:
                    (i) with respect to the Specified Assets and the Existing Agreements, operate its business in the ordinary and usual course of business, consistent with the past practices;
                    (ii) use reasonable best efforts to preserve intact and maintain its business organization, licenses and permits;
                    (iii) use reasonable best efforts to maintain the services of the Anticipated Transferred Employees on substantially the terms and conditions as those existing prior to the date hereof and to prevent any material or adverse changes to relations with those employees;
                    (iv) keep and maintain the Fixed Assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;
                    (v) use reasonable best efforts to maintain and protect the Transferred Intellectual Property, keep confidential all information regarding the Transferred Intellectual Property and enforce the provisions of all confidentiality agreements with all persons;
                    (vi) perform in all material respects all obligations under this Agreement; and
                    (vii) notify Buyer of (i) any event or circumstance of which Seller has Knowledge which would reasonably be expected to constitute a Material Adverse Effect or would cause or constitute a breach of any representations, warranties or covenants of Seller contained herein or (ii) any material change in the Specified Assets.
          5.15 Negative Covenants of Seller. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Seller will not do any of the following without the prior written consent of Buyer:
                    (i) take any action which would (a) adversely affect the Seller’s ability of obtain any Consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Transaction Documents or (c) cause any of the Seller’s representations to become untrue or inaccurate;

                    (ii) amend any of its organization or governing documents;
                    (iii) impose, or suffer the imposition, on any Specified Asset any Lien or permit any such Lien to exist;
                    (iv) other than pursuant to the Transaction Documents, sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the Specified Asset; or
                    (v) alter the compensation or benefits to any Anticipated Transferred Employee as described on Schedule 3.14, except in accordance with past practice; or pay any severance or termination pay or any bonus to any Anticipated Transferred Employee other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on Schedule 3.14 or the provisions of Section 5.11(b); or enter into or amend any agreements with any Anticipated Transferred Employee.
          5.16 Covenant Not to Solicit.
               (a) For two (2) years from and after the Closing Date, neither Seller nor any of its Affiliate will directly or indirectly, solicit to hire (other than a solicitation by general advertisement), hire, divert, entice away (or in any manner persuade or attempt to do any of the foregoing), any Transferred Employee or any employee of KTD other than a Transferred Employee who is terminated by Buyer or KTD as part of a reduction in workforce or lay-off.
               (b) From the date hereof until April 30, 2010, neither Buyer nor any of its Affiliates will, directly or indirectly, without the prior written approval of Seller, solicit to hire (other than a solicitation by general advertisement), hire, divert, entice away (or in any manner persuade or attempt to do any of the foregoing) any Anticipated Transferred Employee or other current employee of Seller, or encourage any Transferred Employee or other current employee of Seller to terminate his or her employment with Seller, except as described in Section 5.11(a) or with respect to an employee who is terminated by Seller as part of a reduction in workforce or lay-off.
               (c) The parties agree that the covenants contained herein are reasonable under the circumstances and further agree that the covenants contained in this Section 5.16(a) should be interpreted in such a manner as to be effective and valid under applicable Law.

          5.17 Engineering Fees. For the period commencing on February 1, 2008 and continuing until the earlier of Closing or termination of this Agreement, Buyer agrees that it will pay to Seller for the continued provision by Seller of the services described under the Memorandum of Understanding and the Master Development Agreement which are part of the Existing Agreements and such provision of services to be performed in a manner consistent with past practice, a monthly fee (prorated for the actual number of days in any incomplete month) of $625,000 (the “Engineering Fee”). The Engineering Fee is based on the number of engineers presently working on Buyer’s projects spending 14,500 hours per quarter (prorated for the actual number of days in any incomplete quarter), and, to the extent services are provided at Buyer’s request which result in more than 14,500 hours of service as in any quarter on Buyer’s projects, as documented with reasonable specificity, the Engineering Fee shall be proportionately increased at an hourly rate to be agreed upon by Buyer and Seller, but which shall not be less than the current hourly rate.
          5.18 Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Seller shall have the right to supplement and amend, and Buyer shall have the right to comment upon and approve such supplementation and amendment of, the Schedules to this Agreement with respect to any matter; provided, however, that for purposes of determining whether the conditions set forth in Section 6.1 have been fulfilled, the Schedules shall be deemed to exclude all information contained in any amendment or supplement thereto delivered pursuant to this Section 5.18 to the extent that any such supplements or amendments individually or in the aggregate reflects a Material Adverse Effect.
ARTICLE 6
CONDITIONS TO BUYER’S OBLIGATIONS
     The obligations of Buyer under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:
          6.1 Representations, Warranties and Covenants. The representations and warranties of Seller herein that are qualified by materiality shall be true on the Closing Date with the same effect as though made at such time, and any such representations and warranties that are not so qualified shall be true in all material respects. Seller shall in all material respects have performed all of its obligations and complied with all of its covenants herein prior to or as of the Closing Date. Seller shall have delivered to Buyer a certificate in form and substance satisfactory to Buyer dated as of the Closing Date and executed by its chief executive officer to all such effects.
          6.2 Approvals and Consents. All permissions, releases, Consents, approvals, governmental or otherwise (other than necessary Governmental Consents for which Buyer is responsible under the terms of this Agreement), on the part of Seller to consummate the transactions contemplated hereunder shall have been obtained.
          6.3 No Injunction, etc. Consummation of the transactions contemplated by this Agreement or any of the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other governmental authority. No court or other governmental authority shall have determined that any applicable Law makes illegal the consummation of the transactions contemplated by the Transaction Documents.

          6.4 Transfer Documents. Buyer shall have received from Seller such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Buyer all right, title and interest in the Specified Assets, free and clear of all Liens, all in form and substance reasonably satisfactory to the parties, including but not limited to the Assignment and Assumption Agreement, the Bill of Sale and patent assignments.
          6.5 Other Transaction Documents. Seller shall have executed and delivered the License Agreement, the Sublease, the Escrow Agreement and the Sublicense Agreement.
          6.6 Secretary’s Certificate. Buyer shall have received from Seller a certificate, dated as of the Closing Date, executed by the Secretary of Seller, certifying the incumbency of the Seller’s executive officers who are executing the Transaction Documents and any certificates, and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the other Transaction Documents.
          6.7 Stockholder Approval. Seller shall have obtained the Seller Stockholder Approval.
          6.8 Employees. Buyer shall have reached agreement with the Key Transferred Employees and the Minimum Transferred Employee Amount shall have agreed to accept employment by Buyer and agreed to commence employment with Buyer as of the Closing Date in accordance with the terms of Section 5.11 and such Key Transferred Employees and Minimum Transferred Employee Amount shall commence employment with Buyer as of the Closing Date.
          6.9 No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to any of the Specified Assets and no material loss or damage to all or any material portion of the Specified Assets shall have occurred.
          6.10 Opinion. Buyer shall have received an opinion of counsel to Seller with respect to the matters set forth in Schedule 6.10.

ARTICLE 7
CONDITIONS TO SELLER’S OBLIGATIONS
     The obligations of Seller under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions:
          7.1 Representations, Warranties and Covenants. The representations and warranties of Buyer herein that are qualified by materiality shall be true on the Closing Date with the same effect as though made at such time and any such representations and warranties that are not so qualified shall be true in all material respects. Buyer shall in all material respects have performed all of its obligations and complied with all of its covenants herein prior to or as of the Closing Date. Buyer shall have delivered to Seller a certificate in form and substance satisfactory to Seller dated as of the Closing Date and executed by an authorized officer to all such effects.
          7.2 Approvals; Consents. All Consents and Governmental Consents, governmental or otherwise, necessary on the part of Buyer to consummate the transactions contemplated hereunder shall have been obtained.
          7.3 No Injunction, etc. Consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by any order, injunction, decree or judgment of any court or other governmental authority. No court or other governmental authority shall have determined that any applicable Law makes illegal the consummation of the transactions contemplated by the Transaction Documents.
          7.4 Other Transaction Documents. Buyer shall have executed and delivered the Assignment and Assumption Agreement, License Agreement, Sublease, Sublicense Agreement and Escrow Agreement, and KTD shall have executed and delivered the Sublease.
          7.5 Secretary’s Certificate. Seller shall have received from Buyer a certificate, dated as of the Closing Date, executed by the Secretary of Buyer, certifying the incumbency of the Buyer’s executive officers who are executing the Transaction Documents and any certificates, and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the other Transaction Documents.
          7.6 Stockholder Approval. Seller shall have obtained the Seller Stockholder Approval.
          7.7 Opinion. Seller shall have received an opinion of counsel to Buyer with respect to the matters set forth in Schedule 7.7.

ARTICLE 8
CLOSING
          8.1 Closing Date. The consummation of the transactions provided for herein (the “Closing”) shall take place at 9:00 a.m. (California time) on the third Business Day after all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as the parties may agree upon (the “Closing Date”). The Closing shall take place at such place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.
          8.2 Software Deliveries. Delivery of all Software which is included in the Specified Assets shall be made solely by Buyer electronically accessing an online site designated by Seller, and shall not be accomplished by delivery of any physical tangible property.
          8.3 Proceedings. All proceedings taken and all documents executed and delivered by the parties hereto at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
ARTICLE 9
INDEMNIFICATION
          9.1 Indemnification of Buyer. Seller shall indemnify, defend and hold harmless Buyer and each of its Subsidiaries, divisions, officers, directors, and employees (the “Buyer Indemnified Parties”) from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) whether or not involving a third-party claim, but excluding any punitive, special, incidental or consequential damages (collectively “Indemnifiable Losses”), directly or indirectly resulting from, arising out of, or imposed upon or incurred by any Buyer Indemnified Party from and after the Closing, by reason of any one or more of the following:
               (a) Any breach of any representation or warranty of Seller contained in this Agreement, or any agreement, certificate or document executed and delivered by Seller pursuant hereto or in connection with any of the transactions contemplated by this Agreement;
               (b) Any breach of any covenant or obligation of Seller contained in this Agreement, or any agreement, certificate or document executed and delivered by Seller pursuant hereto or in connection with any of the transactions contemplated by this Agreement;
               (c) Any failure by Seller to satisfy, perform, pay, discharge or resolve any liabilities and obligations of, or claims against, Seller not included within the Assumed Liabilities;

               (d) Except as set forth on Schedule 3.9(g), the failure by Seller as of the Closing to have had valid and enforceable rights in the Owned IP, which are granted and issued Patents, and the remainder of the Transferred Intellectual Property;
               (e) The failure of the Seller to have timely and fully responded to all office actions or other comments, actions or filings of any kind made by any governmental entity with respect to any IP Application to the full satisfaction of the applicable governmental entity;
               (f) Any of Seller’s Patents is invalidated or is held unenforceable as a result of Seller or any officer, employee or agent of Seller having made (i) an untrue statement of a material fact or fraudulent statement to any governmental authority, or (ii) having failed to disclose a material fact required to be disclosed to any governmental authority; or
               (g) Any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing or any allegations thereof.
          9.2 Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller and each of its subsidiaries, divisions, officers, directors and employees (the “Seller Indemnified Parties” and together with the Buyer Indemnified Parties, the “Indemnified Parties”) from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any Seller Indemnified Party from and after the Closing by reason of the following:
               (a) Any breach of any representation or warranty of Buyer contained in this Agreement or any agreement, certificate or document executed and delivered by Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement;
               (b) Any breach of any covenant or obligation of Buyer contained in this Agreement or any agreement, certificate or document executed and delivered by Buyer pursuant hereto or in connection with the transactions contemplated by this Agreement;
               (c) Any and all Indemnifiable Losses arising out of the use of the Specified Assets by Buyer after the Closing Date (but excluding for this purpose any such use of Specified Assets by Seller under the License Agreement);
               (d) Buyer’s failure to satisfy, perform, pay, discharge or resolve any Assumed Liability; or

               (e) Any and all actions, suits, proceedings, claims or demands by third parties, or assessments or judgments in their favor, directly resulting or arising from any of the foregoing or any allegations thereof.
          9.3 Third-Party Claims and Other Claims.
               (a) If a claim by a third party is made against any Indemnified Party, and if the Indemnified Party intends to seek indemnity with respect thereto under this Article 9, such Indemnified Party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the Indemnified Party so long as the failure to give timely notice does not adversely affect the indemnifying party’s ability to defend such claim against a third party and the indemnifying party shall be entitled to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the Indemnified Party. If the indemnifying party elects to settle or defend such claim, the indemnifying party shall notify the Indemnified Party within thirty (30) days (but in no event less than ten (10) days before any pleading, filing or response on behalf of the Indemnified Party is due) of the indemnifying party’s intent to do so. If the indemnifying party elects not to settle or defend such claim or fails to notify the Indemnified Party of the election within thirty (30) days (or such shorter period provided above) after receipt of the Indemnified Party’s notice of a claim of indemnity hereunder, the Indemnified Party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement of defense of any claim, (i) both the Indemnified Party and indemnifying party shall act in good faith, (ii) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Party or of its subsidiaries, (iii) the indemnifying party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, with all fees, costs and expenses of such counsel borne by the Indemnified Party, unless the indemnifying party and Indemnified Party have available inconsistent defenses to such third-party claim, in which case such fees, costs and expenses shall be borne by the indemnifying party, (iv) no entry of judgment or settlement of a claim may be agreed to without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, and (v) the indemnifying party shall promptly reimburse the Indemnified Party for the indemnified amount as incurred by the Indemnified Party pursuant to this Article 9. So long as the indemnifying party is reasonably contesting any such third party claim in good faith as permitted herein, the Indemnified Party shall not pay or settle any such claim (or, if it does, it shall not be indemnified for such settlement amount). Notwithstanding anything to the contrary contained herein, if the claim could result in a judgment which could adversely affect Seller’s licenses or business relationships with any of its customers, Seller may control the defense of the claim even if Seller is the Indemnified Party. The controlling party shall upon request deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of any hearing or other court proceeding relating to such claim.

               (b) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. Such notice shall state the amount of Indemnifiable Losses, if known, the method of computation thereof, and contain a reference to the provisions of the Agreement in respect to which such right of indemnification is claimed or arises.
          9.4 Indemnification Limitations.
               (a) Except with respect to claims based on fraud and except for other remedies specifically provided for elsewhere in this Agreement (including with respect to specific performance), the rights of the Buyer Indemnified Parties under this Article 9 shall be the sole and exclusive post-Closing remedies of the Buyer Indemnified Parties with respect to claims resulting from or relating to any breach of a representation or warranty by Seller contained in this Agreement or the other Transaction Documents or any claim for indemnification under Sections 9.1(d), (e) and (f).
               (b) Neither party shall have liability with respect to claims under this Article 9 until the total of all Indemnifiable Losses with respect to such matters exceeds One Hundred Thousand Dollars ($100,000) in which case, the Indemnified Parties shall be entitled to indemnification to the full amount of Indemnifiable Losses incurred by them for the amount of Indemnifiable Losses in excess of One Hundred Thousand Dollars ($100,000).
               (c) (i) Subject to the limitations set forth in this Article 9, if Buyer believes that it has a claim for indemnification pursuant to Section 9.1 (a “Buyer Claim”), the amount of which is then known, the Buyer shall, as soon as reasonably practicable after it becomes aware of such Buyer Claim, notify the Seller of such Buyer Claim by means of a written notice describing the Buyer Claim in reasonable detail and setting forth the Buyer’s good faith calculation of the Indemnifiable Losses incurred by the Buyer with respect thereto (a “Buyer Claim Notice”). If, by the thirtieth (30th) day following receipt of a Buyer Claim Notice by the Seller and others identified in the Notice section of this Agreement (the “Indemnification Dispute Period”), (x) the Buyer has not received from the Seller notice in writing that the Seller objects to the Buyer Claim Notice (or the amount of Indemnifiable Losses set forth therein) asserted in such Buyer Claim Notice (an “Indemnification Dispute Notice”), and (y) if such Buyer Claim shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay to the Buyer or to reserve from the Escrow Fund the amount of Indemnifiable Losses specified in the Buyer Claim Notice subject to the limitations contained in this Article 9. If the Indemnifying Party is the Seller, the Seller will be entitled to defend, settle or compromise a Buyer Claim using the Escrow Fund, and the Seller and the Buyer shell jointly instruct the Escrow Agent to release funds held under by the Escrow Agreement for this purpose in accordance with the provisions of the Escrow Agreement.

                    (ii) f the Seller delivers an Indemnification Dispute Notice to the Buyer within the Indemnification Dispute Period, the Buyer and the Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Buyer Indemnitees are entitled to reimbursement on account of such Buyer Claim Notice. If the Buyer and the Seller are able to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, and if such Buyer Claim Notice shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to pay the Buyer or to reserve from the Escrow Fund an amount in accordance with such agreement. If the Buyer and the Seller are unable to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, then either the Buyer or the Seller may resort to other legal remedies. For all purposes of this Section 9.4, the Buyer and the Seller shall cooperate with an make available to the other Party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.
               (d) Notwithstanding anything to the contrary in the Agreement, the total amount of Indemnifiable Losses that either party shall be obligated to pay to the other party shall not exceed Four Million Dollars ($4,000,000).
               (e) The provisions of this Section 9.4 shall not apply to Indemnifiable Losses resulting from, arising out of, or based upon (i) any fraud or intentional misrepresentation by Seller or Buyer; (ii) any failure by Seller to deliver to Buyer all Specified Assets in accordance with this Agreement; (iii) any failure by Seller to satisfy, perform, pay, discharge or resolve the liabilities and obligations of, and claims against, Seller included within the Retained Liabilities; (iv) any failure by Buyer to satisfy, perform, pay, discharge or resolve the liabilities and obligations of, and claims against, Buyer included within the Assumed Liabilities; (v) a breach by Seller of any covenant or agreement (other than those contained in this Article 9) to be performed by Seller after the Closing under this Agreement or any other Transaction Document, or (vi) a breach by Buyer of any covenant or agreement (other than those contained in this Article 9) to be performed by Buyer after the Closing under this Agreement or any other Transaction Document; or (vii) a breach by Seller of any of the representations and warranties contained in the first sentence of Section 3.8. For purposes of determining the amount of any Indemnifiable Losses, any breach of or inaccuracy in any representation or warranty shall be determined without regard to any materiality qualifier set forth in such representation or warranty, and all references to materiality qualifiers shall be ignored for purposes of determining whether such representation or warranty was true and correct when made.

          9.5 Cooperation as to Indemnified Liability. Each party hereto shall reasonably cooperate with the other parties with respect to access to books, records, or other documentation within such party’s control that is not confidential information of a third party, if deemed reasonably necessary or appropriate by any party in the defense of any claim that may give rise to indemnification hereunder.
          9.6 Nature of Indemnification. The Indemnified Party’s right to indemnification and payment of Indemnifiable Losses, or other remedy, based on the Indemnified Party’s representations, warranties, covenants and obligations, shall not be affected by any investigation conducted by the Indemnified Party or any knowledge acquired (or capable of being acquired) at any time by the indemnified party, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation, provided, however, that the Indemnified Party shall be obligated to disclose to the indemnifying party any such information uncovered by the Indemnified Party and allow the indemnifying party a reasonable time to cure such inaccuracy or non-compliance with, any such representation, warranty, covenant or obligation. The parties recognize and agree that the parties’ respective knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Indemnifiable Losses pursuant to this Article 9, or other remedy, based on such representations, warranties, covenants, and obligations.
          9.7 Calculation of Damages. The amount of any Indemnifiable Losses for which indemnification is provided under this Article 9 shall be reduced by any insurance proceeds that the Indemnified Party actually is entitled to receive (and does receive) pursuant to any insurance policy on account of the matter resulting in such Indemnifiable Loss.
          9.8 Tax Treatment. The parties shall report any indemnification payment made pursuant to this Article 9 as a purchase price adjustment unless otherwise required by law.
ARTICLE 10
TERMINATION
          10.1 Termination Prior to Closing. Notwithstanding any contrary provisions of this Agreement, the respective obligations of the parties hereto to consummate the Closing may be terminated and abandoned at any time at or before the Closing only as follows:

               (a) By and at the option of Buyer if the Closing shall not have occurred by June 30, 2008; provided that Buyer shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Closing.
               (b) By and at the option of Seller if the Closing shall not have occurred by June 30, 2008, provided that Seller shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Closing.
               (c) At any time, without liability of any party to the others, upon the mutual written consent of Buyer and Seller.
               (d) By either Buyer or Seller in the event the Seller Stockholder Approval of the Acquisition is not obtained at the Seller’s Stockholder Meeting at which such matters were presented to such stockholders for approval and voted upon; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to Seller where the failure to obtain the Seller Stockholder Approval shall have been caused by the action or failure to act by Seller and such action or failure to act constitutes a material breach by Seller of this Agreement; or
               (e) By Buyer in the event that (i) the Board of Directors of Seller shall have failed to include in the proxy statement the Seller Recommendation, without modification or qualification, or (ii) the Board of Directors of Seller shall have made a change in the Seller Recommendation; or
               (f) By Seller (provided that Seller has complied with Sections 5.1 and 5.6 hereof), if (i) the Board of Directors of Seller accepts a Superior Offer; and (ii) Seller shall have rendered to Buyer payment in full of the amount specified in Section 11.5 concurrently with delivery of its final notice of termination pursuant to this Section 10.1(f); or
               (g) By either Buyer or Seller (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party (as contained in Article 6 and 7, as applicable) to consummate the Acquisition is incapable of being satisfied or fulfilled by June 30, 2008; or

               (h) By either Buyer or Seller, if the other party has materially breached any representations, warranty, covenant or agreement contained herein and has not cured within five (5) Business Days or it is unable to be cured.
          10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the provisions of Section 5.16(a) and (b), this Section 10.2, and Article 11 of this Agreement, which shall survive such termination) and there shall be no liability on the part of Buyer or Seller, except (i) as set forth in Section 11.5, and (ii) for damages resulting from any breach by Buyer or Seller of this Agreement.
ARTICLE 11
MISCELLANEOUS
          11.1 Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Schedules and Exhibits hereto, the other Transaction Documents and the Non-Disclosure Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto and thereto.
          11.2 Survival of Representations and Warranties. The representations and warranties contained in this Agreement and certificates delivered in connection therewith shall survive and remain in full force and effect for twenty-four (24) months after the Closing Date (the end of such period is referred to as the “Survival Date”). Except for claims related to the representations and warranties contained in the first sentence of Section 3.8 and claims based on fraud (which claims shall survive for the applicable statute of limitations), neither party nor any other Indemnified Party shall have any right under Article 9 or otherwise to bring a claim against the other party with respect to any representations and warranties contained in this Agreement or any certificate delivered in connection therewith unless it shall have given the indemnifying party notice of the Indemnifiable Losses for which it seeks indemnification on or before the Survival Date. Except as provided in Section 5.18, no independent investigation by Seller or Buyer, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by Seller or Buyer in this Agreement or either party’s entitlement to indemnification under Article 9.
          11.3 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto

          11.4 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile (with confirmation of transmission) or certified mail (return receipt requested) or reputable courier service to the parties at the following addresses (or at such other addresses as shall be specified by like notice):
     if to Buyer, to:
Kyocera Mita Corporation
2-28, 1-Chome, Tamatsukuri
Chuo-Ku, Osaka 540-8585 Japan
Attention: Katsumi Komaguchi
Facsimile: 81-6-6764-6492
     with separate copies thereof addressed to:
Kyocera Mita America, Inc.
225 Sand Road
Fairfield, New Jersey 07004
Attention: Calvin Rosen, Esq.
Facsimile: 973.882.4421
     with a separate copy thereof addressed to:
Cole, Schotz, Meisel,
Forman & Leonard, P.A.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, NJ 07602-0800
Facsimile: 201.678.6271
Attention: Marc Press, Esq.
     and if to Seller, to:
Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, California 90245
Facsimile: 310.536.9460
Attention: President and CEO

     with separate copies thereof addressed to:
Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Facsimile: 310.919.3965
Attention: Allan B. Duboff, Esq.
     Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by telecopy or by reputable courier service) or on the date that is three (3) Business Days after the date shown on the return receipt (if delivered by mail).
          11.5 Transfer and Sales Taxes, Expenses and Termination Fee. Any filing and recording fees for the transfer of the Specified Assets and any Transfer Taxes payable with respect to the Fixed Assets, not to exceed $12,500 shall be paid by Buyer. Within three (3) Business Days of a notice from Seller, Buyer shall pay, or reimburse Seller for the payment of, such Transfer Taxes in an amount reasonably documented and not to exceed $12,500. Any other Transfer Taxes, if any, with respect to the sale of the Specified Assets shall be the responsibility of Seller. Except as otherwise expressly provided herein, Buyer and Seller shall each pay their own expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein; provided, however, in the event this Agreement is terminated (a) by Seller pursuant to Section 10.1(h), Buyer shall promptly reimburse Seller for its reasonable out-of-pocket expenses with respect to the transactions contemplated by this Agreement, not to exceed $200,000, and pay to Seller an amount equal to $125,000 per month (and prorated for any partial months), from February 1, 2008 to the date of termination, by wire transfer of same day funds to an account designated by Seller or (b) by Buyer pursuant to Section 10.1 (e), (f) or (h), Seller shall promptly reimburse Buyer for its reasonable out-of-pocket expenses, not to exceed $200,000 by wire transfer of same day funds to an account designated by Buyer and in the case of termination pursuant to Sections 10.1(e) or 10.1(f) promptly pay Buyer a termination fee of $400,000 by wire transfer of same day funds to an account designated by Buyer. Notwithstanding the foregoing, (i) the obligation of Buyer to make the payments to Seller described in clause (a) above shall be in addition to and not in lieu of any rights and remedies available to Seller, and (ii) the nonterminating shall not be required to pay such fees or expenses described in clause (a) or (b) above in the event the terminating party is in material breach of its representations, covenants or agreements contained in this Agreement, such that the non-terminating party would have been able to terminate the Agreement pursuant to Section 10.1(h).

          11.6 Governing Law; Consent to Jurisdiction and Venue.
               (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflicts of laws.
               (b) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 11.6 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.
               (c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 11.6 OF THIS AGREEMENT.
               (d) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

          11.7 Public Announcement. The parties agree that prior to issuing any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, each party shall so advise the other party hereto, and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, and, to the extent applicable, subject to Section 5.1(a) : (a) Seller may file a Form 8-K, preliminary proxy statement, revisions thereto, a final proxy statement, or any other filings under the Exchange Act, together with a copy of this Agreement and such other agreements referred to herein as it deems appropriate, (b) each party may make any other public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities and (c) Seller may correspond with third parties in writings with respect to obtaining Consents. In furtherance of the foregoing sentence, the parties agree and acknowledge that Buyer and Seller will each issue a press release following the execution and delivery of this Agreement by the parties in the form previously agreed to by the parties.
          11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided that the rights and obligations of Seller herein may not be assigned and the rights of Buyer may be assigned only to one or more Affiliates of Buyer or to such business organization that shall succeed to the business of Buyer or of such subsidiary to which this Agreement relates.
          11.9 Titles and Headings; Construction. The titles and headings to Sections herein and to the Exhibits and Schedules hereto are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted. The words “include”, “includes”, “included”, “including” and “such as” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used herein in their plural or singular forms, respectively. All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated. The inclusion of any information in a Schedule shall not be deemed to be an admission or acknowledgment by Seller in and of itself, that such information is required to be listed on such Schedules or is material to or outside the ordinary course of the business of Seller. Any disclosure made in any Schedule which could, based on the substance of such disclosure, be reasonably applied to another Schedule to this Agreement and is reasonably apparent that it would so apply, shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto.

          11.10 Severability. If any provision of this Agreement is held invalid, unenforceable or void by a court of competent jurisdiction, the remaining provisions shall not for that reason alone be unenforceable or invalid. In such case, the parties agree to negotiate in good faith to create an enforceable contractual provision to achieve the purpose of the invalid provision. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.
          11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.
          11.12 Confidentiality. Each party will, for a period of five (5) years, (i) keep secret and confidential and not disclose to others, all Confidential Information of the other party, and (ii) not use any of the other party’s Confidential Information for its own direct or indirect benefit, or the direct or indirect benefit of any third party. The foregoing shall not prohibit disclosures: (x) made to the receiving party’s employees or agents who have a “need to know” the other party’s Confidential Information to the extent such disclosure is necessary to perform such party’s duties and obligations, or to enforce such party’s rights, under this Agreement, provided that such employees or agents agree in writing or are otherwise compelled to comply with the obligations of this Section 11.12, and the receiving party remains directly responsible to the disclosing party for their compliance; or (y) compelled to be made by any requirement of law or pursuant to any legal, regulatory or investigative proceeding before any court, or governmental or regulatory authority, agency or commission so long as the party so compelled to make disclosure of Confidential Information of the other party provides prior written notice to such other party so that the other party may seek a protective order or other remedy to protect the confidentiality of the Confidential Information and/or waive the compelled party’s compliance with this Section 11.12, provided that all such information so disclosed (other then in a way which makes it generally available to the public) shall remain Confidential Information for all other purposes. If such protective order, other remedy or waiver is not obtained by the time the compelled party is required to comply, the compelled party may furnish only that portion of the Confidential Information of the other party that it is legally compelled, in the opinion of counsel, to disclose and shall request, at the other party’s expense, that such Confidential Information be accorded confidential treatment (if such procedure is available), including redaction of any payment terms specified herein. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure of Confidential Information by its present and future employees, officers, agents, subsidiaries, or consultants. Notwithstanding the foregoing, this Section 11.12 shall not reduce, eliminate, terminate or otherwise modify any of Buyer’s obligations under the Non-Disclosure Agreement.

          11.13 Specific Performance. The parties recognize and acknowledge that in the event that all of the conditions set forth in Article 6 or Article 7, as the case may be, to a party’s performance of its obligations have been satisfied on a timely basis and such party shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the other party. It is expressly understood and agreed that in such event, irreparable injury to the other party shall result and that therefore the other party will be entitled to specific performance of the terms of this Agreement and of the covenants and obligations hereunder including temporary, preliminary and permanent injunctive relief.
(Remainder of page intentionally blank; signatures follow on next page)

     IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed in the manner appropriate for each, as of the date first above written.

PEERLESS SYSTEMS CORPORATION
By:	/s/ Richard L. Roll
	Name:	Richard L. Roll
	Title:	President and Chief Executive Officer

KYOCERA MITA CORPORATION
By:	/s/ Katsumi Komaguchi
	Name:	Katsumi Komaguchi
	Title:	President

GENERAL ESCROW AGREEMENT
EXHIBIT A
This Escrow Agreement (the “Escrow Agreement”) is entered into as of                      by and among City National Bank, national association (the “Escrow Agent”), Kyocera Mita Corporation, a Japanese corporation (“Buyer”) and Peerless Systems Corporation, a Delaware corporation (“Seller”), herein collectively referred to herein as the “Parties” (“Parties”).
BACKGROUND
     A. Seller and Buyer have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of January                     , 2008, pursuant to which Buyer has agreed to deposit in escrow $4,000,000 of the purchase price otherwise payable to Seller (the “Escrow Funds”) for the purpose of providing Buyer with a source of funds to satisfy Seller’s indemnification obligations under the terms of the Asset Purchase Agreement.
     B. Subject to the terms and provisions of this Escrow Agreement, Seller and Buyer desire to appoint Escrow Agent as an escrow agent hereunder for the purposes of establishing an escrow account to satisfy, if any, such indemnification claims, and Escrow Agent desires to accept such appointment and hold, and disburse the Escrow Funds deposited with it and the interest and earnings thereon in accordance with the terms of this Escrow Agreement.
In order to establish the escrow of the Escrow Funds and to effect the provisions of the Asset Purchase Agreement, the parties hereto have entered into this Escrow Agreement. Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.
ARTICLE I
ESCROW FUND
1.1	Establishment of Escrow . Simultaneously with the execution and delivery of this Escrow Agreement, Buyer shall deposit the Escrow Funds with Escrow Agent in immediately available funds pursuant to the wire instructions set forth on Schedule A hereto.

1.2	Escrow Account. Upon receipt of the Escrow Funds, Escrow Agent agrees to hold the funds in a separate interest bearing escrow account (the “Escrow Account”). Seller shall be deemed the owner of all Escrow Funds and investments in the Escrow Account, and shall be responsible for the preparation of all tax returns associated with the investments therein and shall pay all costs relating to such returns, and all taxes, fines and penalties and interest. The Escrow Account shall be assigned the federal tax identification number of Seller. Seller shall provide Escrow Agent, at any time upon request of Escrow Agent with a Form W-9 to evidence Seller is not subject to any back-up withholding under the United States Internal Revenue Code. Seller shall report all income, if any, that is earned on, or derived from, the Escrow Funds as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. Escrow Agent shall not be required without its consent to relinquish, deliver or pay over any instrument, money or other property deposited with it in this Escrow Agreement unless and until it shall have been paid and reimbursed its fees and expenses.

GENERAL ESCROW AGREEMENT
1.3	Disbursement of Escrow Funds.
1.3.1	Subject to the limitations set forth in Article 9 of the Asset Purchase Agreement, if Buyer believes that it has a claim for indemnification pursuant to Section 9.1 of the Asset Purchase Agreement (a “Buyer Claim”), the amount of which is then known, the Buyer shall, as soon as reasonably practicable after it becomes aware of such Buyer Claim, notify the Seller of such Buyer Claim by means of a written notice describing the Buyer Claim in reasonable detail and setting forth the Buyer’s good faith calculation of the Indemnifiable Losses incurred by the Buyer with respect thereto (a “Buyer Claim Notice”). If, by the thirtieth (30th) day following receipt of a Buyer Claim Notice by the Seller and others identified in the Notice section of the Asset Purchase Agreement (the “Indemnification Dispute Period”), (x) the Buyer has not received from the Seller notice in writing that the Seller objects to the Buyer Claim Notice (or the amount of Indemnifiable Losses asserted in such Buyer Claim Notice) (an “Indemnification Dispute Notice”), and (y) if such Buyer Claim shall have been made prior to the Escrow Termination Date (as hereinafter defined), the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent (the “Escrow Disbursement Instruction”) instructing the Escrow Agent to pay to the Buyer or reserve from the Escrow Funds the amount of Indemnifiable Losses specified in the Buyer Claim Notice subject to the limitations contained in Article 9 of the Asset Purchase Agreement. Within one (1) Business Day following the Escrow Agent’s receipt of an Escrow Disbursement Instruction, the Escrow Agent shall comply with the instructions and directives concerning the release or reservation of the Escrow Funds set forth therein.

1.3.2	If the Seller delivers an Indemnification Dispute Notice to the Buyer within the Indemnification Dispute Period, the Buyer and the Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Buyer Indemnitees are entitled to reimbursement on account of such Buyer Claim Notice. If the Buyer and the Seller are able to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, and if such Buyer Claim Notice shall have been made prior to the Escrow Termination Date, the Buyer and the Seller shall deliver an Escrow Disbursement Instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to pay the Buyer or reserve from the Escrow Fund an amount in accordance with such agreement. Within one (1) Business Day following the Escrow Agent’s receipt of an Escrow Disbursement Instruction, the Escrow Agent shall comply with the instructions and directives concerning the release or reservation of the Escrow Funds set forth therein. If the Buyer and the Seller are unable to reach agreement within thirty (30) days after the Buyer receives such Indemnification Dispute Notice, then either the Buyer or the Seller may resort to other legal remedies.

GENERAL ESCROW AGREEMENT
1.3.3	If the Indemnifying Party is the Seller, such Indemnifying Party will be entitled to defend, settle or compromise a Buyer Claim using the Escrow Fund, and the Seller and the Buyer shall jointly instruct the Escrow Agent to release funds held under this Agreement for this purpose in accordance with the provisions of this Agreement.

1.3.4	On the date that is the first Business Day after fifteen (15) months following the Closing Date, the Escrow Agent shall release to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to Two Million Dollars ($2,000,000), less any reductions thereto in accordance with Section 1.3.1, Section 1.3.2, and Section 1.3.3 above.

1.3.5	On the date that is the first Business Day after twenty-four (24) months following the Closing Date (the “Escrow Termination Date”), the Escrow Agent shall pay to Seller by wire transfer of immediately available funds, to a bank account designated in writing by Seller, an amount equal to the remaining portion of the Escrow Fund, less (x) any funds reserved or remaining to be paid in accordance with Section 1.3.1, Section 1.3.2, and Section 1.3.3 above, and (y) [any] fees and out-of-pocket expenses due the Escrow Agent pursuant to the terms of this Agreement.

1.3.6	Notwithstanding anything in this Section 1.3 to the contrary, and for the avoidance of doubt, disbursement of the Escrow Funds in accordance with this Section 1.3 shall be disbursement of the initial $4,000,000 of Escrow Funds only, and not of any interest accrued thereon. Interest on the Escrow Funds shall be disbursed only to Seller and only in accordance with Section 3.1 below.
ARTICLE II
THE ESCROW AGENT
2.1	Scope of Powers, Duties and Obligations of the Escrow Agent. Subject to the Party’s directions, the Escrow Agent has whatever powers are conferred by law and which are required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the following Paragraphs of this Article, and the powers and authority granted to the Escrow Agent under other provisions of this Escrow Agreement. The Escrow Agent shall have no duties or obligations except those specifically set forth in this agreement.

GENERAL ESCROW AGREEMENT
2.2	Powers Exercisable by the Escrow Agent, Subject to this Agreement. The Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Agreement:
2.2.1	To register any investment held in the Escrow Fund in its own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Escrow Agent shall show that all such investments are part of the Escrow Fund. The Escrow Agent shall be liable for all acts of its nominee.

2.2.2	To utilize registered securities depositories to hold assets of the Escrow Fund, provided however that the Escrow Agent shall not be relieved of any fiduciary responsibility with respect to the assets so held.

2.2.3	To employ agents, including public accountants and legal counsel (which may be counsel for Parties), as it shall determine appropriate, and to pay their reasonable expenses and compensation from Escrow Funds;

2.2.4	To rely on Parties to defend and litigate, or settle, at their expense, any suit brought against the Escrow Funds or any order sought to be satisfied out of the Escrow Funds, without duty on the Escrow Agent beyond forwarding related papers to Parties and complying with any final order to the extent of the Escrow Funds;

2.2.5	To withhold from taking any action until it receives proper written notice of an occurrence of an event affecting this Escrow;

2.2.6	To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, telex or other document purported to be furnished to Escrow Agent by Parties and believed by Escrow Agent to be both genuine and to have been transmitted by the proper party or parties, and Escrow Agent shall have no liability with respect to any action taken or foregone by Escrow Agent in good faith in reliance on such document;

2.2.7	To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow following its resignation or removal and the appointment of a successor or the deposit of the Escrow Funds; and

2.2.8	To be free from any liabilities or change in duties, other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow.

GENERAL ESCROW AGREEMENT
ARTICLE III
INVESTMENT OF THE ESCROW FUND
3.1	Permitted Investments. Escrow Agent shall hold the Escrow Funds and at the verbal or written instruction of Seller invest and reinvest the principal and accumulated income of the Escrow Fund in the following investments (“Permitted Investment”):
(i)	Any U.S. Government or U.S. Government Agency security;

(ii)	Any commercial paper;

(iii)	Any certificate of deposit or time deposit in any bank (including Escrow Agent);

(iv)	Escrow Agent’s money market fund or any other interest-bearing deposit accounts with any federally-insured bank (including the Escrow Agent or its affiliates).
In the absence of instructions to the contrary from the Seller, the Escrow Agent shall invest the Escrow Funds in the Permitted Investments set forth in clause (iv) of this Section 3.1.

3.1.1	Any Interest shall be added to the Escrow Funds; provided, however, that any interest shall not be subject to disbursement to Buyer as provided for in Section 1.3 above. Escrow Agent shall make disbursements to Seller solely of the interest accrued on the Escrow Funds on a quarterly basis as of the last day of March, June, September and December, and at such other times at the written request of Seller.

3.1.2	The Escrow Agent will act upon written investment instructions the Business Day after such instructions are received, provided the requests are communicated within sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrow Funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions or third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent’s gross negligence or willful misconduct or failure of the Escrow Agent to comply with any of the terms of this Escrow Agreement. As and when the Escrow funds or any interest or any portion there of is to be released under this Escrow Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss or principal or income in connection therewith, unless such loss results from the Escrow Agent’s gross negligence or willful misconduct or the failure of the Escrow Agent to comply with any of the terms of this Escrow Agreement. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrow Funds are invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 3.1.2.

GENERAL ESCROW AGREEMENT
3.2	Escrow Agent Not Responsible For Investment Advice. The Escrow Agent assumes no responsibility for advising the Parties with respect to the investment and reinvestment of the Escrow Funds. The Escrow Agent shall as promptly as possible comply with any direction given by the Seller as to the investment of the Escrow Funds; provided, however, that the Escrow Agent shall have no duty to take any action which, in the Escrow Agent’s opinion, would expose the Escrow Agent to liability unless and until the Seller indemnifies the Escrow Agent to its reasonable satisfaction. The Escrow Agent shall neither be liable in any manner nor for any reason for any losses or other unfavorable investment results arising from its compliance with such direction, nor be liable for failing to invest any assets of the Escrow Fund in the absence of written investment directions regarding such assets.

3.3	Delegation of Responsibility and Authority for Investment of Escrow Fund. The Seller may by written resolution delegate its authority over the investments of the Escrow Fund to a designated representative (“Representative”), and Escrow Agent shall accept Representative’s instructions to invest and reinvest the assets of all or any portion of the Escrow Fund. The Seller may revoke the delegation of any such investment responsibility and authority by written notice to the Escrow Agent, and Representative may relinquish such responsibility and authority by written notice to the Escrow Agent.

3.4	Notification of Rights Regarding Securities. Following receipt of information, the Escrow Agent will notify the Seller of any conversion, redemption, exchange, subscription or other right relating to any securities purchased hereunder of which notice was given after the acquisition of such securities by the Escrow Agent, and the Escrow Agent shall have no obligation to exercise any such right unless it is instructed by the Seller or its Representative in writing to exercise such right, within a reasonable time prior to the expiration of such right.

3.5	Uninvested Cash. Subject to the directions of the Seller, or its Representative, the Escrow Agent may hold any or all of the Escrow Fund in cash, uninvested and nonproductive of income. The Escrow Agent shall not be required to pay interest on any cash so held uninvested. The Escrow Agent may deposit cash awaiting investment or distribution in any interest-bearing account in any Bank (including the Escrow Agent).

3.6	Shareholder Communications. The Parties direct the Escrow Agent not to disclose to any company requesting shareholder information the name and the address of the Parties or the share position of the securities of the inquiring company in the Escrow Fund.

GENERAL ESCROW AGREEMENT
ARTICLE IV
ESCROW AGENT NOTICES AND INSTRUCTIONS
4.1	Instructions; Notices. Except as hereafter provided, any directions, instructions or notices which the Parties or any other duly authorized person is required or permitted to give to the Escrow Agent under this Escrow Agreement (the “Instructions”) shall be in writing and shall be deemed effective upon receipt by the Escrow Agent; provided, however, that the Escrow Agent in its discretion may act upon oral Instructions if it believes them to be genuine, but the Escrow Agent shall not be required to do so. If the Escrow Agent requires, all oral Instructions are to be promptly confirmed in writing, but the Escrow Agent shall not be liable for any action or any failure to act in accordance with oral Instructions, even though it fails to receive written confirmation from the Parties. The Escrow Agent shall be provided with specimen signatures of the authorized representatives of the Parties. The Escrow Agent shall be entitled to rely in good faith upon any Instructions signed by any authorized representative of the Parties, and shall incur no liability for following such directions. Any written notices, affidavits or other communications hereunder shall be deemed to have been duly given if delivered or mailed first class, certified mail, postage prepaid, addressed as follows:
City National Bank, national association
Wealth Management Services-Business Trusts, Escrows
Attn: Sue Behning/VP
555 S. Flower Street, 12th Floor
Los Angeles, CA 90071
Tel: (213) 673-8844
Fax: (213) 673-8850

Signer’s name:

Signer’s address:

Signer’s telephone number:

Signer’s fax number:

Signer’s name:

Signer’s address:

Signer’s telephone number:

Signer’s fax number:
4.2	E-Mail/Photostatic Teletransmission. The transmission of the Instructions by electronic transmission (e-mail) as attributed to an authorized person or photostatic teletransmission with duplicate or facsimile signatures with confirmed receipt shall be an authorized method of communication and shall be considered in writing until the Parties notify the Escrow Agent to the contrary.

GENERAL ESCROW AGREEMENT
4.3	Electronic Affirmation. Notwithstanding any other provision of this Article IV, the Escrow Agent may settle securities trades effected by the Parties through a securities depository that utilizes an institutional delivery system, in which event the Escrow Agent may deliver or receive securities in accordance with appropriate trade reports or statements given to the Escrow Agent by such depository without having received direct communications or instructions from the Parties.

4.4	Additional Instructions. In any matter under this Escrow Agreement in which the Escrow Agent is permitted or required to act upon Instructions, the Escrow Agent, where it deems necessary, may request further Instructions from the person or entity giving the original instructions, or from the Parties, as the case may be, and may defer any and all action pending receipt thereof.
ARTICLE V
COMPENSATION AND EXPENSES OF THE ESCROW AGENT
5.1	Escrow Agent’s fees will be as set forth on the fee schedule attached hereto, plus actual expenses incurred in performing its duties hereunder. Seller and Buyer will each pay for one-half of such fees and expenses and will be billed on a monthly basis therefor by the Escrow Agent. Escrow Agent is hereby granted a lien on the Escrow Funds for such amounts. Any setup fee will be split equally between Seller and Buyer and will be payable in advance by [them]. In addition, Escrow Agent will receive its usual sweep fee for any Escrow Funds, which are invested in a sweep vehicle selected by the Parties. Unless other payment arrangements are set forth herein or are agreed to by Escrow Agent in writing, Escrow Agent may disburse from the Escrow Funds sufficient funds to pay its compensation and expenses. If at any time cash is not available in the Escrow Funds to pay the Escrow Agents compensation and expenses, then Escrow Agent may bill Parties for such amounts.
ARTICLE VI
RECORDS AND ACCOUNTS
6.1	Accurate Records and Accounts. The Escrow Agent shall keep accurate records and accounts with respect to all cash and other assets held by it in the Escrow Fund, and all receipts and disbursements and other transactions involving such cash, securities and other assets. The Parties shall have access to all such accounts, books and records at all reasonable times. All such accounts, books and records shall be open for inspection and audit at all reasonable times by the Parties or by any person or persons duly authorized by the Parties.

6.2	Periodic Reports. The Escrow Agent shall furnish the Parties and any third party with such periodic reports, as the Parties and the Escrow Agent shall mutually agree, setting forth all receipts, disbursements and transactions effected by the Escrow Agent.

GENERAL ESCROW AGREEMENT
6.3	Principal and Income. Except as otherwise specifically provided in this Escrow, the determination of all matters with respect to what is principal or income of the Escrow Fund and the apportionment and allocation of receipts and disbursements between these accounts (if any), shall be governed by the provisions of the California Revised Uniform Principal and Income Act from time to time existing. Any such matter not provided for herein or in the California Revised Uniform Principal and Income Act shall be determined by the Escrow Agent in the Escrow Agent’s reasonable discretion.
ARTICLE VII
[INTENTIONALLY OMITTED]
ARTICLE VIII
RESIGNATION AND REMOVAL OF THE ESCROW AGENT
8.1	Resignation and Removal. The Escrow Agent may resign at any time upon thirty- (30) days’ written notice to the Parties, unless a shorter period is acceptable to the Parties. The Parties may at any time remove the Escrow Agent upon thirty- (30) days’ written notice to the Escrow Agent, unless a shorter period is acceptable to the Escrow Agent.

8.2	Appointment of Successor. In the event of the removal or resignation of the Escrow Agent, the Parties shall appoint a successor which, upon its acceptance in writing of such appointment delivered to the Parties and the former Escrow Agent, shall be vested with all the rights, powers and duties of the Escrow Agent under this Escrow Agreement, and the retiring Escrow Agent shall be released and discharged from all further liability with respect to the Escrow. If the Parties fail to appoint a successor Escrow Agent within thirty (30) days after removal or resignation of the Escrow Agent, the Escrow Agent is authorized to deliver the Escrow Fund to a court of competent jurisdiction to be held by such court until such time as a new Escrow Agent is appointed by the Buyer and the Seller. The retiring Escrow Agent shall transfer, assign and deliver to its successor all of the property then held by it under the Escrow, except such reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Escrow Agent. After settlement of the retiring Escrow Agent’s final accounting, the retiring Escrow Agent shall also transfer to the successor Escrow Agent true copies of its records as relate to the Escrow Fund, as may be requested by the successor Escrow Agent. The successor Escrow Agent shall not be liable or responsible for anything done or omitted in the administration of the Escrow Fund pursuant to this Escrow Agreement prior to the date it shall have become Escrow Agent, nor to audit or otherwise inquire into or take any action concerning the acts of any retiring Escrow Agent.

8.3	Final Periodic Report. Within sixty (60) days after the transfer of the assets of the Escrow Fund to the successor Escrow Agent, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

GENERAL ESCROW AGREEMENT
8.4	Deemed Acceptance. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with the Parties, any periodic report filed with the Parties shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.
ARTICLE IX
AMENDMENT AND TERMINATION
9.1	Amendment. This Escrow Agreement may be modified at any time by writing signed by the Parties.

9.2	Termination. This Escrow may be terminated at any time upon two (2) Business Days’ written notice delivered by the Parties to the Escrow Agent; provided, however, that this Escrow Agreement shall continue thereafter for such period as may be necessary for the complete divestiture of all cash, securities and other instruments held hereunder by the Escrow Agent, but solely to the extent necessary to effect such complete divestiture. Upon such termination, all assets remaining in the Escrow after payment of all expenses properly chargeable thereto shall be paid or distributed in accordance with written directions of the Parties. Unless sooner terminated in accordance with other provisions hereof, any Escrow created hereunder shall terminate five (5) years after the date of execution of this Escrow Agreement.

9.3	Final Periodic Report. Within sixty (60) days after the termination of the Escrow Fund, unless a different period is mutually agreed to, the Escrow Agent shall file with the Parties a final periodic report, covering the period since the close of the last periodic report.

9.4	Deemed Acceptance. In the absence of any exception thereto filed in writing with the Escrow Agent within ninety (90) days after the date of filing with the Parties, any periodic report filed with the Parties shall constitute a final periodic report by and discharge of the Escrow Agent from all claims and liabilities with respect to the acts and transactions as shown in such report, and shall be binding and conclusive upon all persons.

GENERAL ESCROW AGREEMENT
ARTICLE X
LIMITATION ON LIABILITY
10.1	Liability of Escrow Agent. In performing any duties under this Escrow Agreement, Escrow Agent shall not be liable for any damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. Escrow Agent shall not incur any liability for: (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining and verifying the scope of any representative authority, or any person acting or purporting to act on behalf of any party to this agreement.

10.2	Indemnification by Parties. Parties further agree to pay on demand, and to indemnify and hold Escrow Agent harmless from and against, all costs, damages, judgments, attorneys fees, expenses, obligations and liabilities of any kind or nature (collectively, “Losses”) which, in good faith, Escrow Agent may incur or sustain in connection with or arising out of the Escrow, and Escrow Agent is hereby given a lien upon all the rights, titles and interests of the Parties in the Escrow Funds, to protect Escrow Agent’s rights and to indemnify and reimburse Escrow Agent under this Escrow Agreement. The parties agree that neither the payment by Buyer or Seller of any claim by Escrow Agent for indemnification hereunder, nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Buyer and Seller, the respective rights and obligations of Buyer, on the one hand, and Seller, on the other hand, under the Asset Purchase Agreement. The Parties further agree that as between the Buyer and the Seller, each shall be responsible for the payment of fifty (50%) percent of the amount of indemnification sought by the Escrow Agent.

10.3	Force Majeure. The Escrow Agent shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to fire, earthquake, any act of God, interruption or suspension of any communication or wire facilities or services, war, emergency conditions or other circumstances beyond its control, provided it exercises such diligence as the circumstances may reasonably require.

10.4	Scope. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement.

10.5	Controversies.
10.5.1	Upon receipt of conflicting demands or notices relating to this Escrow, Escrow Agent may, at its election, without liability to Parties, do either or both of the following:
10.5.1.1	Withhold and stop all further proceedings in, and performance of, this Escrow, until such conflict is resolved to Escrow Agent’s satisfaction;

GENERAL ESCROW AGREEMENT
10.5.1.2	File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves, in which case, Escrow Agent shall be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow, and the parties shall pay Escrow Agent all costs, expenses and reasonable attorney fees expended or incurred by it, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.
10.5.2	Any dispute arising out of or relating to this Escrow Agreement, including a breach of this Escrow Agreement, will be decided by reference under California Code of Civil Procedure 638 and related sections. A referee, either an active attorney or retired judge, will be selected according to the procedures of the American Arbitration Association and then appointed by the court in which the action regarding the dispute or controversy originated. The dispute will be submitted to the referee for determination in place of a trial before a judge and jury.
10.6	Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel of its own selection as to the construction of any of the provisions of this Escrow Agreement or the Escrow Agent’s obligations and duties, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.
ARTICLE XI
MISCELLANEOUS
11.1	Governing Law. This Escrow Agreement shall be governed, construed, regulated and administered under the laws of the State of California.

11.2	Invalid Provisions. It is not the intention of any party to this Escrow Agreement to violate any statute, regulation, ruling, judicial decision, or other legal provision applicable to this Escrow Agreement or the performance thereof. If any term of this Escrow Agreement, or any act or omission in the performance thereof, is or becomes violative of any such provision, such term, act or omission shall be of no force or effect and any such term shall be severed from this Escrow Agreement. Any such invalid term, act or omission shall not affect the validity of any other term of this Escrow Agreement that is otherwise valid, nor the validity of any otherwise valid act or omission in the performance thereof, unless such invalidity prevents accomplishment of the objectives and purposes of this Escrow Agreement. In the event any such term, act or omission is determined to be illegal or otherwise invalid, the necessary steps to remedy such illegality or invalidity shall be taken immediately by the parties.

GENERAL ESCROW AGREEMENT
11.3	Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

11.4	Successors and Assigns. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

11.5	Important Information About Procedures for Opening a New Account. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for the Parties: Upon opening an account, CNB will ask Parties’ names, addresses, dates of birth, and other information that will allow CNB to identify the Parties. CNB may also ask to see the Parties’ driver’s licenses or other identifying documents.
     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective duly authorized officers on the dates set forth below.

Date	COMPANY:	Kyocera Mita Corporation

By

It’s:

Date	COMPANY:	Peerless Systems Corporation

By

It’s:

Date	City National Bank, national association
ESCROW AGENT
By

It’s:

ESCROW ACCOUNT #:

EXHIBIT B
CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (the “Agreement”) is entered into, effective as of                      , 2008 (the “Effective Date”), by and between Peerless Systems Corporation (“Licensee”), and Kyocera Mita Corporation (“Licensor”), and is made with reference to the following facts:
     A. Concurrent with the execution of this Agreement, the parties hereto have consummated the transactions contemplated by that certain Asset Purchase Agreement dated                      , 2008 (“Sale Agreement”).
     B. Pursuant to terms and conditions of the Sale Agreement, among other things, Licensee has sold, assigned and transferred the Intellectual Property to Licensor.
     C. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby is required by and a condition of the Sale Agreement, and this Agreement constitutes Exhibit B to the Sale Agreement.
DEFINITIONS. For purposes of this Agreement:
     1.1 “Affiliates” means an entity directly or indirectly controlling, controlled by or under common control with such party, provided that such entity shall be considered an Affiliate only during the time when such control exists. For purposes of this definition, “control” means the ownership of more than fifty percent (50%) of the total voting power of the shares (or other securities or rights) entitled to vote of the relevant affiliated party or other entity.
     1.2 “Change Of Control” means the sale of all or substantially all of Licensee’s assets or the consummation of a merger, consolidation, statutory share exchange, reorganization, or similar form of corporate transaction involving Licensee resulting in a cumulative change, from the date hereof, in the holders of more than fifty (50%) percent of the voting securities or equity of Licensee.
     1.3 “Confidential Information” shall have the meaning set forth in Section 9.
     1.4 “Improvements” means any improvements to, derivative works of, modifications of or enhancements to the Intellectual Property which are developed by Licensor or Licensee and which are based on or incorporate any part of the Intellectual Property, including, without limitation, any revisions, modifications, translations, abridgments, condensations or expansions thereof or thereto.
     1.5 “Intellectual Property” means the Transferred Intellectual Property as defined in the Sale Agreement.
     1.6 “License” means the licenses granted by Licensor to Licensee pursuant to Section 2.1.
     1.7 “Operating Restrictions” shall have the meaning set forth in Section 3.4.

1

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.8 “Patent” means Patent as defined in the Sale Agreement.
     1.9 “Products And Services” means any products or services that Licensee makes, has made, provides, licenses, uses, distributes or sells that contain, utilize or are based on the Intellectual Property, or any part thereof, and the provision of maintenance or support services with respect thereto.
     1.10 “Proceeding” shall have the meaning set forth in Section 13.5.
     1.11 “Prosecution” means the application, maintenance, reexamination, reissue, opposition and prosecution of any kind of a Patent.
     1.12 “Sale Agreement” shall have the meaning set forth in Recital A of this Agreement
     1.13 “Restricted Territory” means the Peoples Republic of China, Taiwan and Korea.
     1.14 “Software” means all Software as defined in the Sale Agreement.
2. GRANT OF LICENSE.
     2.1 LICENSE. Subject to termination in accordance with Section 10.2, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a nonexclusive, royalty-free, irrevocable, fully paid up, perpetual, non-assignable (except as provided by Sections 3.1 and 13.4) worldwide right and license, to the Intellectual Property to make and have made, offer to sell and sell, use import, develop, reproduce, prepare derivative works of, sublicense and otherwise commercialize the Products and Services subject to the Operating Restrictions. Licensee shall cause those of its’ and its Affiliates’ employees, agents, representatives and contractors that are provided with a copy or access to any or all of the Intellectual Property to execute Licensee’s then customary form of proprietary information agreement under which such persons shall be required to maintain Licensor’s confidential information to the same extent that such persons are required to maintain confidential information of Licensee. Such agreements shall contain reasonable security measures for the preservation of the secrecy and proprietary nature of the Intellectual Property.
3. OPERATING RESTRICTIONS. The License shall be subject at all times to the following terms and conditions:
     3.1 ASSIGNMENT RESTRICTIONS. Except as permitted by Section 13.4, none of the Intellectual Property may be assigned, sublicensed or otherwise transferred by Licensee to any third party other than (x) the limited right to grant non-transferable, non-assignable sublicenses of the Intellectual Property in connection with the delivery and performance, respectively, of the Products and Services subject to the Operating Restrictions, or (y) to Licensee’s Affiliates and then only if (i) such Affiliates are bound by written agreement to all of the limitations and restrictions applicable to Licensee under this Agreement, including, without limitation, the Operating Restrictions, and (ii) no such Affiliates shall have the right to further assign, sublicense or otherwise transfer such License, except to other Affiliates of Licensee provided such Affiliates are bound by written agreement to all of the limitations and restrictions applicable to Licensee under this Agreement, including, without limitation, the Operating Restrictions. Licensee shall not, and Licensee shall not cause or permit any other person to, provide the use of the Software to or for the benefit of any other person on a service bureau, remote, time-share, application service provider or any other shared or distributed basis.

2

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     3.2 RESERVATION OF RIGHTS. Except as provided by this Agreement and the License granted hereunder, as between the parties hereto, Licensor is and shall remain the sole owner of the Intellectual Property and all rights therein and thereto, and Licensee shall not contest or challenge the validity, ownership, title or, if applicable, any registration thereof. All rights not expressly granted by Licensor in this Agreement are expressly reserved by Licensor, and Licensor shall retain the right to assign, license, sell, transfer, use and otherwise exploit in any manner all of its rights in and to the Intellectual Property.
     3.3 PROTECTION. Licensor acknowledges that Licensee’s use and protection of the Intellectual Property shall include the implementation of reasonable security measures for the preservation of the secrecy and proprietary nature of the Intellectual Property.
     3.4 OPERATING RESTRICTIONS. As to Licensee’s relationships with existing customers under renewals of existing contracts and as to Licensee’s relationships with new customers or existing customers under new contracts, Licensee shall provide its Products and Services under arms-length terms and conditions, including sale, license or service pricing terms that, measured in the aggregate at the time the relevant agreements are entered into or renewed, are [REDACTED]. In addition, neither Licensee nor its Affiliates shall use the Intellectual Property for Products or Services to be sold, licensed or otherwise provided to persons or companies owned or controlled by, directly or indirectly, a company based in or headquartered in the Restricted Territory, or any Affliate of any person or company owned or controlled by, directly or indirectly, a company based in or headquartered in the Restricted Territory, for a period expiring fifteen (15) months from the closing date under Sale Agreement (the “Restricted Period”). For the avoidance of doubt, the foregoing restrictions (“Operating Restrictions”) shall not apply to any business activity or undertaking of Licensee except for those directly involving commercialization of the Intellectual Property.
4. IMPROVEMENTS.
     4.1 IMPROVEMENTS BY LICENSOR. Licensor retains all rights, title, and interest in any Improvements made by Licensor. Licensor shall have no obligation to include any such Improvements within the License granted to Licensee, and Licensee shall not be entitled to obtain the right to use any such Improvements.
     4.2 IMPROVEMENTS BY LICENSEE. Licensee retains all rights, title, and interest in any Improvements made by Licensee. Licensee shall have no obligation to provide Licensor with any right or license to use such Improvements, and Licensor shall not be entitled to obtain the right to use any such Improvements.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     5. COMPLIANCE. During the Restricted Period, Licensee shall notify Licensor of the name of any party to whom it has granted any new sublicenses in the Intellectual Property. Such notices shall be provided within thirty (30) days after the end of each calendar quarter during the Restricted Period except that notice shall not be given until after the first full calendar quarter following the date hereof. Contemporaneous with the delivery of each notice under this Section 5, Licensee shall deliver to Licensor a Certificate of an executive officer of Licensee certifying to Licensee’s compliance with the Operating Restrictions set forth in Section 3.4 hereof. During the Restricted Period, but not more frequently than once every seven (7) months during the Restricted Period, Licensor or its duly authorized representative shall have the right, at its sole cost and expense, and subject to the execution of a confidentiality agreement in form reasonably satisfactory to Licensee, upon reasonable notice to Licensee, to review redacted agreements entered into by Licensee after the date of the Sale Agreement solely with respect to its use (including sublicense) of the Intellectual Property (with such redacted agreements to reflect only the name of the other party and a description of the intellectual property that is the subject of such agreement). Upon Licensor’s reasonable request, Licensee shall, and shall cause its sub-licensees to, promptly remedy any non-compliant use of the Intellectual Property identified by Licensor.
6. PATENTS.
     6.1 LICENSOR’S RESPONSIBILITIES. Licensor, at its sole cost and expense, shall have the full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind (collectively, “Prosecution”) relating to any Patent that is part of the Intellectual Property; provided, however, Licensor may, in accordance with Section 6.2 below, elect to abandon the Prosecution of any Patent.
     6.2 LICENSEE’S RIGHTS. If Licensor shall elect to abandon the Prosecution of any Patent, Licensor shall notify Licensee of such election at least thirty (30) days before a final due date which would result in the abandonment or bar of patentability of any Patent. In such event, Licensee may, at its sole option and expense, assume the Prosecution of such Patent. If Licensee elects to assume the Prosecution of such Patent, Licensee shall notify Licensor of such election in writing, and Licensor shall provide to Licensee copies of (x) any and all material or pertinent communications with the United States Patent and Trademark Office, or any foreign patent office, relating to the Prosecution of such Patent, and (y) the complete texts of all filings with respect to such Patent as well as information sent to or received from the patent office of any such country regarding such filing, including all office actions and other official correspondence as well as information concerning the institution or possible institution of any interference, opposition, re examination, reissue, revocation, nullification or any official proceeding involving such Patent. If Licensee elects to assume the Prosecution of a Patent abandoned by Licensor, Licensee shall pay all filing and maintenance fees with respect to such Patent, past due and due with respect to the periods from and after the date of Licensor’s abandonment of the Prosecution of such Patent and Licensee shall thereafter have all rights of ownership as to any such Patent.
     6.3 LICENSOR RIGHT TO CONTINUED USE OF PATENTS. Notwithstanding Licensor’s election to abandon the Prosecution of a Patent and the Licensee’s election to assume the Prosecution of such Patent, Licensor may continue to use any such Patent so abandoned on a perpetual royalty free basis, and Licensor’s use of such Patent or of any Intellectual Property rights associated with such Patent in a manner consistent with its prior use of such Patent will not be deemed to be infringing upon the Patent and other intellectual property rights of Licensee.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     6.4 NOTIFICATION OBLIGATIONS. In the event that either party becomes aware of any product that is made, used, or sold that it believes (i) infringes any Patent, or (ii) constitutes a misappropriation of Confidential Information, such party (the “Notifying Party”) will promptly advise the other party of all the relevant facts and circumstances known by the Notifying Party in connection with the infringement or misappropriation and determine in good faith an appropriate plan to enforce their respective rights. The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof; provided that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Section may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party’s rights under this Agreement. If either party is unable to initiate or prosecute any action described in this Section solely in its own name, or it is otherwise advisable in order to obtain an effective remedy, the other party shall join such action voluntarily and will execute all documents necessary to initiate and conduct litigation to prosecute and maintain such action. Each party shall cooperate with the other in all suits and actions referred to in this Section, including the furnishing of all documents as may reasonably be requested, and providing reasonable access to potential witnesses.
7. DELIVERY OF INTELLECTUAL PROPERTY. The parties acknowledge that the Intellectual Property, immediately prior to the consummation of the transactions contemplated by the Sale Agreement, was in the possession, control and ownership of Licensee. The parties further acknowledge and agree that Licensee shall retain copies of all Intellectual Property, and every part thereof, in addition to the other deliveries required by the Sale Agreement. Accordingly, no delivery back of the Intellectual Property to Licensee will be required for the transactions contemplated hereby.
8. LIMITATIONS OF LIABILITY.
     8.1 NO WARRANTIES. LICENSOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THAT THE INTELLECTUAL PROPERTY OR ANY PART THEREOF IS OR WILL BE ERROR FREE OR IS NOT INFRINGING THE RIGHTS OF ANY THIRD PARTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, LICENSOR MAKES NO EXPRESS, IMPLIED OR STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE WITH RESPECT TO THE INTELLECTUAL PROPERTY, OR ANY PART THEREOF. THE PARTIES RECOGNIZE THAT THE RIGHTS TO THE INTELLECTUAL PROPERTY HAVE BEEN PURCHASED BY LICENSOR FROM LICENSEE CONCURRENTLY HEREWITH PURSUANT TO THE SALE AGREEMENT.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     8.2 DISCLAIMER OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY IN THE EVENT OF ANY CLAIM OF INFRINGEMENT, MISAPPROPRIATION OR DILUTION OF THE INTELLECTUAL PROPERTY, TRADE SECRET, PROPRIETARY OR SIMILAR RIGHTS OF ANY OTHER PERSON OR ENTITY INVOLVING THE INTELLECTUAL PROPERTY AS TRANSFERRED TO THE LICENSOR AT THE CLOSING UNDER THE SALE AGREEMENT OR THAT CONCERNS OR RELATES TO THE PERIOD PRIOR TO THE DATE HEREOF. THE WITHIN DISCLAIMER OF LIABILITY SHALL NOT BE CONSTRUED TO BE A DISCLAIMER OF ANY OF THE OBLIGATIONS OF LICENSOR UNDER THIS AGREEMENT.
9. CONFIDENTIAL INFORMATION.
     9.1 DEFINED. All information, documents, notes, memoranda and intellectual property of any kind received, compiled, produced or otherwise made available by either party to the other related to this Agreement, the Intellectual Property, including, but not limited to ideas, concepts, product concepts, technical, financial and business plans and models, names of customers or partners, proposed business transactions, reports, market projections, know-how, software programs, software, technology, graphics, and other visual and audio assets, data or any other confidential and proprietary information relating to the subject matter hereof or relating to Licensor or Licensee and their respective Affiliates, and any information, documents, notes, memoranda, materials and intellectual property developed by, or disclosed to, by either party to the other which is confidential to the disclosing party (“Confidential Information”) shall be and remain the sole and exclusive property of the disclosing party and shall in perpetuity be maintained in the utmost confidence by the receiving party in trust for the benefit of the disclosing party.
     9.2 EXCEPTIONS. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party. Furthermore, the restrictions provided by this Section 9 shall not preclude Licensee from commercialization of the Intellectual Property, or any transactions otherwise permitted by the License granted hereunder, so long as Licensee shall take the same steps to protect the Intellectual Property as shall be consistent with the types of measures and protections that it has taken in the past while owner of the Intellectual Property.
     9.3 NON-DISCLOSURE. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     9.4 CONCURRENT DEVELOPMENT. Each party understands that the other party may currently or in future be developing information internally, or receiving information from other parties, that may be similar to the Confidential Information furnished by such party. In addition, each party understands that either party may have, or in the future may enter into, relationships with third parties having pre-existing relationships with the other party. Provided that each party complies with its obligations contained herein, and except as otherwise expressly provided herein, this Agreement shall not in any way limit, restrict or preclude either party from pursuing any of its present or future business activities or interests or from entering into any agreement or transaction with any person.
10. TERM; TERMINATION.
     10.1 TERM. Subject to early termination in accordance with Section 10.2, the term of this Agreement (the “Term”) and each License shall commence on the Effective Date and shall continue in perpetuity.
     10.2 TERMINATION. This Agreement and the rights of Licensor and Licensee hereunder shall terminate immediately upon the occurrence of any of the following events: (i) a Change in Control during the Restricted Period involving the Licensee concerning or involving a company or an Affiliate of a company owned or controlled by, directly or indirectly, a company based in or headquartered in one of the Restricted Territories; (ii) any breach by Licensee of this Agreement which is not remedied within thirty (30) days following Licensor’s notice to Licensee of the breach; (iii) Licensee’s making an assignment for the benefit of its creditors, the filing (voluntary or involuntary) of a petition seeking relief under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with Licensee; or (iv) the appointment of a trustee or receiver for Licensee or its property.
11. INJUNCTIVE RELIEF. Licensee acknowledges and agrees that in the event of Licensee’s breach of Sections 3 or 9 of this Agreement, and Licensor acknowledges and agrees that in the event of Licensor’s breach of Section 9 of this Agreement, the other party will suffer irreparable injuries not compensated by money damages and therefore may not have an adequate remedy at law. Accordingly, the non-breaching party shall be entitled to seek a preliminary and final injunction without the necessity of proving damages or posting any bond. This remedy is separate and apart from any other remedy each party may have at law or in equity.
12. INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates and its and their respective officers, directors, employees, agents, contractors and representatives from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorney’s fees and costs) which result from, arise in connection with or are related to claims by third parties arising out of or in connection with Licensee’s acts or omissions relating to its use of the Intellectual Property and delivery and performance of the Products and Services, its sublicense to its customers in relation to the Products and Services and its business activities in any kind. Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and its and their respective officers, directors, employees, agents, contractors and representatives from and against any and all losses, liabilities, claims, obligations, costs, expenses (including reasonable attorney’s fees and costs) which result from, arise in connection with or are related to claims by third parties arising out of or in connection with Licensor’s acts or omissions relating to its use of the Intellectual Property and delivery and performance of its products and services, its sublicense to its customers in relation to its products and services and its business activities in any kind.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
13. MISCELLANEOUS.
     13.1 SEVERABILITY. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.
     13.2 NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Licensor, at:

Kyocera Mita Corporation
2-28, 1-Chome, Tamatsukuri
Chuo-Ku, Osaka 540-8585 Japan
Attention:

Facsimile:

with separate copies thereof addressed to:

Kyocera Mita America, Inc.
225 Sand Road
Fairfield, New Jersey 07004
Attention: Calvin Rosen, Esq.
Telecopier: 973.882.4421

with a separate copy thereof addressed to:

Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, NJ 07602-0800
Facsimile: 201.678.6271
Attention: Marc Press, Esq.
Telecopier: 201.678.6271

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

To Licensee, at:

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245
Attention: Elliot M. Shirwo, General Counsel and Corporate Secretary
Telecopier: (310) 297-3142
Email:eshirwo@peerless.com
     13.3 INDEPENDENT CONTRACTORS. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.
     13.4 ASSIGNMENT. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the terms of this Agreement, including, without limitation, the Operating Restrictions and the termination rights in Section 10.2. Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.
     13.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

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CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

PEERLESS SYSTEMS CORPORATION	KYOCERA MITA CORPORATION

By:	By:

NAME: Richard L. Roll	NAME:

TITLE: President and CEO	TITLE:

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EXHIBIT C

ADDENDUM TO STANDARD SUBLEASE
          This Addendum to Standard Sublease (the “Addendum”) modifies and amends the Standard Sublease (the “Sublease”) dated as of                     , 2008 by and between Peerless Systems Corporation, a Delaware corporation (“Sublessor”) and Kyocera Technology Development, Inc., a California corporation (“Sublessee”) to which it is attached. In the event of a conflict between the terms and conditions of the Sublease and this Addendum, this Addendum shall control. Terms not otherwise defined herein shall have the meanings assigned to them in the Sublease.
     13. As-Is; Where-Is Condition of Premises. Sublessee has made such investigations as it deems necessary with respect to the condition of the Premises, including, but not limited to, the electrical, HVAC, fire sprinkler systems, security, environmental and compliance with laws. Accordingly, except for the limited representations provided in Section 33(S) below and notwithstanding anything to the contrary contained in the Master Lease, Sublessee hereby accepts the Premises in its “as-is”, “where-is” condition without any representations or warranties whatsoever or any obligation on Sublessor’s part to make any improvements or alterations to the Premises.
     14. Obligations of the Parties. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be obligated to perform and shall not be liable for the performance or nonperformance by the Master Lessor of any of the obligations of the Master Lessor and Sublessee shall have no claim against Sublessor by reason of any default upon the part of the Master Lessor. Nothing contained in this Sublease shall be construed as a guarantee by Sublessor of any of the obligations, covenants, warranties, agreements or undertakings of the lessor in the Master Lease, nor as an absolute or unconditional undertaking by Sublessor of the Master Lessor’s obligations on the same terms as are contained in the Master Lease. If the Sublessor becomes entitled, as lessee in the Master Lease, to make or forbear making any election, give or receive any notice, grant or withhold any approval, do any act, or otherwise enforce any right or exercise any remedy under any of the provisions of the Master Lease, Sublessor, in its sole and absolute discretion, may either take or forbear taking such action as it deems appropriate for the protection of its interest as lessee, or may assign to Sublessee (with the Sublessee’s prior written consent which consent shall not be unreasonably withheld or delayed), without recourse on or liability of any kind to Sublessor, such rights as the Sublessor may have in the matter under the Master Lease. Except as expressly permitted herein, Sublessee shall not have the right to exercise any of Sublessor’s rights (including, without limitation, rights of first refusal), options or elections permitted or authorized under the Master Lease, or to institute any action or proceeding against the Master Lessor for the enforcement of the Master Lease. Sublessee acknowledges receipt of a copy of the Master Lease and agrees that during the term of this Sublease, Sublessee will not violate any of the terms and conditions of the Master Lease. Sublessor shall not be obligated to Sublessee to pay to the Master Lessor any sum due or asserted by the Master Lessor to be due under the Master Lease with respect to the subleased Premises unless and until Sublessee shall have paid Sublessor the sums due hereunder.

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     15. Common Area Operating Expenses. In accordance with Article 4 of the Master Lease, Sublessee shall be responsible to Sublessor, and shall timely pay to Sublessor (a) Sublessee’s Share of Common Area Operating Expenses payable by Sublessor pursuant to Section 4.2 of the Master Lease, and (b) Sublessee’s Share of all other additional charges payable by Sublessor in accordance with Section 3.3 of the Master Lease (collectively, the “Additional Charges”). Sublessee’s actual share of Common Area Operating Expenses shall be determined by mutual agreement of Sublessor and Sublessee prior to the inception of the term of this Sublease (or early possession by Sublessee, if applicable). The Additional Charges, together with the Base Rent, are collectively referred to herein and considered as “Rent”. Rent shall be paid to Sublessor, without any prior notice or demand therefor, and without any abatement, deduction or offset whatsoever, in lawful money of the United States of America, which shall be legal tender at the time of payment; provided, however, that (i) if any Rent abatement is available to Sublessor on account of the failure of Master Lessor to perform any obligation pursuant to the Master Lease that relates to the subleased Premises, in whole or in part, then Sublessee shall be entitled to a Rent abatement to the extent that the benefit received by Sublessor relates to the subleased Premises, (ii) in the event that Sublessor receives any other abatement, reduction or diminution of Rent from Master Lessor that relates to the subleased Premises, in whole or in part, Sublessee shall be entitled to an abatement, reduction or diminution of Rent under this Sublease, to the extent that the benefit received by Sublessor relates to the subleased Premises and (iii) if Sublessor fails to pay the Rent received from Sublessee to the Master Lessor, and Sublessee thereafter pays such Rent to the Master Lessor as well either at the demand of the Master Lessor or to cure a default resulting from such non-payment by Sublessor, Sublessee may offset such payment against Rent thereafter due and payable to Sublessor. Sublessor shall provide Sublessee with a monthly statement of all such Additional Charges and Sublessee shall pay Sublessor its pro rata share of such charges within five (5) business days of receipt of such statement.
     16. Premises Square Footage. The square footage of the Premises as set forth in Section 1.2(a) hereof shall be a minimum of 15,000 square feet and not more than 20,000 square feet. The actual square footage of the Premises shall be determined by mutual agreement of Sublessor and Sublessee prior to the inception of the term of this Sublease (or early possession by Sublessee, if applicable).
     17. Compliance with Lease.
          (a) Definitions. Except as otherwise expressly provided herein, during the Term and for all subsequent periods with respect to obligations arising prior to the termination of this Sublease, Sublessor shall comply with and perform, for the benefit of Master Lessor and Sublessee, all of the terms, covenants, conditions and obligations of the “Lessee” under the Master Lease allocable or applicable to the subleased Premises. Such terms, covenants, conditions and obligations shall, unless the context of the Master Lease indicates otherwise, be applied with the terms “Sublessor” and “Sublessee” substituted respectively for “Lessor” and “Lessee” and with the term “Premises” under the Master Lease meaning the subleased Premises demised hereunder. Sublessor acknowledges and agrees that this Sublease shall be subject and subordinate to the provisions of the Master Lease.
          (b) Obligations under the Master Lease. Sublessee shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublessee would be (with notice, the passage of time or both) in violation of or a default by the lessee under the Master Lease, or could result in any respect to the termination of the Master Lease. Sublessee shall not commit any act that requires Master Lessor’s consent under the Master Lease without first obtaining the consent of Master Lessor and Sublessor. Sublessor shall have the obligation to obtain Master Lessor’s consent on behalf of Sublessee, but shall not be liable for any failure of Master Lessor to grant its consent. Sublessee acknowledges and agrees that it is responsible for understanding and complying with the terms and conditions of the Master Lease as applicable to the subleased Premises.

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          (c) Consent of Master Lessor Required. Whenever in the Master Lease Sublessor is required to obtain the consent of the Master Lessor prior to taking any action, Sublessee shall be required to obtain the consent of Sublessor and the Master Lessor as a condition to taking any such action. Excluding obtaining the consent of Master Lessor to this Sublease, Sublessee shall pay any charges, fees and reimbursements which the Master Lessor charges Sublessor pursuant to the Master Lease in connection with any such required consent in addition to Sublessor’s actual out-of-pocket reasonable costs.
          (d) Sublessor Compliance under Master Lease. Provided Sublessee shall timely pay all Rent when due under this Sublease, Sublessor shall pay, when due, all Rent, Excess Operating Expenses and other charges payable by Sublessor to Master Lessor with respect to the subleased Premises under the Master Lease. Sublessor shall not (1) cancel, surrender or terminate the Master Lease except as provided hereunder or, if the Master Landlord enters into a recognition agreement with Sublessee as described in Section 32 herein or if an event occurs or an action is taken or not taken by the Master Landlord which affects the subleased Premises and the other premises under the Master Lease, except as provided under the Master Lease, or (2) amend or modify the Master Lease, the result of which would materially adversely affect Sublessee’s rights or obligations hereunder or the subleased Premises, and any such cancellation, surrender, termination (except as expressly provided hereunder), amendment or modification of the Master Lease made without Sublessee’s written consent shall not be binding on Sublessee, to the extent the same materially decreases the rights or materially increases the obligations of Sublessee with respect to the subleased Premises or this Sublease.
          (e) Obligations of Master Lessor. Except as expressly set forth herein, it is agreed that Sublessor shall not be obligated to perform any obligation which is the obligation of Master Lessor under the Master Lease and Master Lessor shall be solely responsible for providing all services and performing all duties and obligations of the Master Lessor under the Master Lease. However, notwithstanding the immediately preceding sentence or anything in this Sublease to the contrary, Sublessor shall endeavor (using good faith efforts), and shall otherwise use commercially reasonable efforts to cooperate with Sublessee upon Sublessee’s reasonable request, to obtain the performance of and furnishing of such services for the subleased Premises by Master Lessor pursuant to the terms of the Master Lease. If, after receipt of such written request from Sublessee, Sublessor shall fail or refuse within ten (10) days thereafter to use such efforts for the enforcement of Sublessor’s rights against Master Lessor with respect to the subleased Premises, Sublessee shall have the right to take such action as Sublessor would be permitted to take under the Master Lease in its own name , and for that purpose and only to such extent, such rights of Sublessor under the Master Lease with respect to the subleased Premises are hereby conferred upon Sublessee. Sublessor shall have no liability to Sublessee by reason of the default of Master Lessor under the Master Lease.

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          (f) Time for Performance. Notwithstanding anything to the contrary contained herein, any provision in the Master Lease providing to Sublessor a limited time to perform an obligation, which is dependent on Sublessee’s performance to Sublessor, shall be deemed to be shortened hereunder (as between Sublessee and Sublessor) in the amount reasonably necessary to afford Sublessor sufficient time to receive the benefit of such performance and redirect the same to Master Lessor.
     18. Incorporation by Reference. Subject to the provisions of this Section 17 and this Sublease, and except to the extent inapplicable, the provisions of the Master Lease are hereby incorporated by this reference. As between the parties to this Sublease only, if a direct conflict exists between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.
     19. Event of Default. The occurrence of any Event of Default (as defined in the Master Lease) by Sublessee under this Sublease shall entitle Sublessor to each and all of the rights and remedies afforded Master Lessor upon the occurrence of a default under the Master Lease, or otherwise available at law or in equity.
     20. Condition of Subleased Premises; Improvement and Alteration. Sublessee shall not make alterations, modifications or renovations to the subleased Premises without first obtaining Master Lessor’s and, if such alterations, modifications or renovations affect or impact any other space under the Master Lease, Sublessor’s consent, which shall not be unreasonably withheld. Upon the termination or expiration of this Sublease, Sublessee shall restore the subleased Premises to its condition as of the date of this Sublease, ordinary wear and tear, condemnation and insured casualty excepted, at its sole cost and expense, except as may otherwise be agreed by Master Lessor in writing.
     21. Maintenance and Repair. Sublessee shall, at Sublessee’s sole expense, keep the subleased Premises in good condition, ordinary wear and tear, condemnation and insured casualty excepted. If (a) Sublessor reasonably determines that any maintenance and/or repair of the subleased Premises is required under the terms of the Master Lease, or (b) any maintenance and/or repair to the Premises is required by reason of the negligent act or omission or willful misconduct of Sublessee or its agents, employees, contractors, invitees, or licensees, and Sublessor or Master Lessor performs the required maintenance or repair work, Sublessee shall pay to Sublessor or Master Lessor (as applicable) the reasonable cost of such maintenance and repairs. Sublessor shall have no obligation to operate, maintain, or repair the subleased Premises or the Project. There shall be no abatement of Rent with respect to, and Sublessor shall not be liable for, any injury to or interference with Sublessee’s business arising from any repairs, maintenance, alteration, or improvement in or to any portion of the Premises, including the subleased Premises, or in or to the fixtures, appurtenances, and equipment therein. Sublessee hereby waives and releases any right under any applicable laws now or hereafter in effect to offset Rent for any repairs, maintenance, alteration, or improvement.
     22. Assignment and Sublease. Sublessee shall have the same rights to assign this Sublease as Sublessor has as lessee under the Master Lease. Sublessor shall not have the right to assign or sub-sublet the subleased Premises without first obtaining the written consent and approval of Sublessor (which consent may not be unreasonably withheld). Notwithstanding any assignment or sub-sublease, Sublessee shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Sublessee’s other obligations under this Sublease. If the total of all amounts due and payable by a sub-sublessee or assignee of Sublessee exceeds the total Rent payable under this Sublease for the comparable period, less the actual and reasonable brokerage fees, legal costs, and construction fees directly related to and required pursuant to the terms of any such sub-sublease, then Sublessee shall be bound and obligated to pay Sublessor fifty percent (50%) of such excess rental and other excess consideration within ten (10) business days following receipt thereof by Sublessee (as calculated under Section 12.3 of the Master Lease).

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     23. Insurance. Sublessee shall name Master Lessor, Sublessor, and such other entities as reasonably requested by Master Lessor and Sublessor, as additional insureds under an insurance policy meeting the requirements applicable to Sublessor as lessee under the Master Lease. Upon request, Sublessee shall furnish to Master Lessor and Sublessor written proof that the required insurance is in full force and effect with all premiums paid current.
     24. Indemnity. Sublessee agrees to indemnify and hold harmless Sublessor from and against all liability, claims, demands, expenses (including reasonable attorneys’ fees and court costs, if any), damages and judgments arising from property damage or injury to third parties (including wrongful death) upon the subleased Premises during the Term or any extensions thereof, unless due to the negligence or willful misconduct of Sublessor, Master Lessor or their respective employees, agents or contractors, or any default by Sublessor or Master Lessor under the Master Lease. Sublessee further agrees to indemnify and hold harmless Sublessor and Master Lessor from all liability arising out of the filing of any mechanic’s or materialman’s lien against the subleased Premises by reason of any act or omission of Sublessee. Sublessee waives all claims against Sublessor for any injury or damage to any person or property in or about the subleased Premises by or from any cause whatsoever, except for such injury or damage arising from the negligence or willful misconduct of Sublessor or Master Lessor or their respective employees, agents or contractors.
     25. Personal Property. Sublessee agrees to assume full responsibility for its personal property located at the subleased Premises, and to indemnify and hold harmless Sublessor and Master Lessor against damage sustained thereto by fire, theft or other casualty loss, except such loss as may be due to Sublessor’s or Master Lessor’s gross negligence or wrongful misconduct. Sublessee shall remove its personal property from the subleased Premises upon termination of this Sublease.
     26. Access by Sublessor. Except in case of an emergency, Sublessor may enter the subleased Premises for the purpose of effecting any repairs, alterations or maintenance of the subleased Premises only upon 24 hours’ prior notice to Sublessee and only at reasonable times.
     27. Sublessor’s Right to Cure. Except as otherwise expressly set forth herein, any grace period provided for the lessee’s performance under the Master Lease, shall be reduced by five (5) days. If Sublessee shall default in the performance of any of its obligations under this Sublease beyond the expiration of any grace and notice periods applicable to Sublessee, then Sublessor, without being under any obligation to do so and without thereby waiving such default, shall have the right to cure such default for the account and at the expense of Sublessee. Sublessor shall have the right to enter the Premises upon reasonable notice at such times as may be reasonably necessary to exercise its right to cure Sublessee’s defaults. If Sublessor makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred, together with interest at the rate equal to the lesser of (a) ten percent (10%) per annum or (b) the maximum rate permitted by law, shall be paid to it by Sublessee on demand.

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     28. Cancellation of Lease. In the event of the cancellation or termination of the Master Lease prior to the expiration of this Sublease, this Sublease shall automatically terminate.
     29. Surrender. Sublessee shall, upon the expiration or earlier termination of this Sublease, surrender the subleased Premises to Sublessor in the same condition as when received, except for ordinary wear and tear, condemnation or insured casualty.
     30. Holdover.
          (a) If Sublessee holds over after the expiration or earlier termination of the Term hereof without the express written consent of Sublessor and the Master Lessor, then Sublessee shall become a lessee at sufferance only, and be liable for all holdover charges incurred by Sublessor under the Master Lease.
          (b) Acceptance by Sublessor of Rent after such expiration or earlier termination shall not result in a renewal of this Sublease. The foregoing provisions of this Paragraph are in addition to and do not affect Sublessor’s right of reentry or any rights of Sublessor hereunder or as otherwise provided by law. In the event Sublessee continues to occupy the subleased Premises following such expiration or earlier termination without the consent of Sublessor and Sublessee fails to surrender the subleased Premises despite demand to do so by Sublessor, Sublessee does and hereby agrees to indemnify, defend, protect and hold harmless Sublessor from and against any and all claims, demands, causes of action, actions, losses or liabilities, including, without limitation, any claim made by the Master Lessor, any succeeding lessee or sublessee or any other third party founded on or resulting from such failure to surrender and reasonable attorneys’ fees and costs.
     31. Additional Services; Parking. In addition to monthly Base Rent, during the Term hereof, Sublessee shall pay Sublessor for any services provided to Sublessee by Sublessor at the request of Sublessee, to the extent that such services are not required to be provided by Sublessor hereunder or by Master Lessor under the Master Lease. Sublessee agrees to pay Sublessor within fifteen (15) days of the presentation of any invoice for such services. During the term of this Sublease, Sublessee and Sublessor shall each be entitled their pro rata share of parking spaces made available to Sublessor by Master Landlord based upon their respective number of employees as of the date hereof. By way of example, if on the date hereof Master Landlord made one hundred (100) parking spaces available to Sublessor and Sublessor had sixty (60) employees and Sublessee had forty (40) employees, Sublessee would be entitled to forty (40) parking spaces and Sublessor would be entitled to sixty (60) parking spaces. Notwithstanding the foregoing, Sublessee shall only be entitled to such parking spaces for so long as the same parking spaces would otherwise be available to Sublessor under the Master Lease. Sublessee shall be responsible for the payment of all costs and charges associated with any such parking spaces utilized.

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     32. Directory Listing; Building Signage; Recognition Agreement. At Sublessee’s request, Sublessor shall use commercially reasonable efforts to negotiate with Master Landlord for the provision of a lobby/directory listing and building signage for Sublessee. The costs and expenses of any such listing and/or signage shall be the sole responsibility of Sublessee. Sublessor shall use commercially reasonable efforts to obtain a recognition agreement between Master Landlord and Sublessee pursuant to the terms and conditions of Section 12.6 of the Master Lease. Sublessee agrees and acknowledges that pursuant to the express conditions of Section 12.6 of the Master lease, Sublesse may not be entitled to any such recognition agreement with Master Landlord.
     33. Representations and Warranties of Sublessor. Sublessor represents and warrants to Sublessee, and covenants as follows:
          A. A true, correct and complete copy of the Master Lease is attached hereto as Exhibit B.
          B. Sublessor has not given or received any notice of any default under the Master Lease, which default remains uncured, and, to the best of its knowledge, no event has occurred or failed to occur which with the passage of time and/or the giving of notice would ripen into such a default.
          C. Sublessor has not received written notice of any violation of Applicable Requirements (including, without limitation, environmental laws).
          D. There is no pending and, to the best of Sublessor’s knowledge, threatened litigation affecting Sublessor’s interest in the Master Lease or the subleased Premises.
          E. There is no litigation pending between Sublessor and Master Lessor.
          F. Subject to Landlord’s consent to this Sublease, Sublessor has all of the requisite power and authority to execute, deliver and perform its obligations under this Sublease and the Master Lease, and the person executing and delivering this Sublease on behalf of Sublessor has the requisite authority to perform such acts on behalf of Sublessor.
          G. Sublessor shall, promptly following receipt thereof, deliver to Sublessee a copy of any notice received by it from Master Lessor which would have any effect upon the subleased Premises or this Sublease.
          H. Sublessor agrees that, with respect to any non-disturbance agreement it has or may hereafter enter into with respect to the Master Lease, it will enforce for the benefit of the subleased Premises and Sublessee, the terms of any such non-disturbance agreement that it has the right to enforce.

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          I. There are no defaults under the Master Lease by Master Lessor of which Sublessor has notice or knowledge.
          J. Sublessor holds the entire lessee’s interest in the subleased Premises under the Master Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Master Lease), other than matters to which the tenancy of Sublessor, as lessee under the Master Lease, is or may be subordinate.
          K. Except as expressly provided herein, Sublessor has obtained all necessary consents and approvals.
          L. Sublessor has no knowledge of any pending or threatened condemnation against the Building or the subleased Premises.
          M. Sublessor shall use its reasonable efforts to minimize interference with Sublessee’s business in connection with any repair, replacement, improvement and/or work which Sublessor is obligated to perform or desires to perform, in and to the subleased Premises, or in connection with any inspection or showing thereof, or entry therein, by Sublessor, pursuant to the terms, covenants, conditions, provisions and agreements of this Sublease.
          N. In any instance in this Sublease in which any matter is subject to Sublessor’s judgment, opinion, requirements, discretion, determination, acceptability and/or satisfaction, the same shall be subject to the standard of reasonableness. Notwithstanding the foregoing, the Master Lease shall prevail in setting forth the standard applicable to Sublessor’s judgment, opinion, requirements, determination, discretion, acceptability and/or satisfaction.
          O. Sublessee may make cosmetic/decorative changes in and to the subleased Premises, subject to the terms, conditions and requirements of the Master Lease.
          P. In no event shall Sublessee be liable for consequential damages incurred or which may be incurred by Sublessor hereunder.
          Q. All demands made by Sublessor for payment of Additional Rent by Sublessee hereunder, shall be accompanied by supporting documentation.
          R. Sublessor covenants and agrees to indemnify and hold Sublessee harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessor or its employees, agents or contractors under this Sublease and/or the Master Lease.
          S. To the knowledge of Sublessor (which for the purposes of this Section 33(S) shall mean the actual knowledge of John Rigali), on the date hereof, the existing electrical, plumbing, lighting, fire sprinkler and HVAC systems (other than those constructed by Sublessee) are in good operating condition and the improvements, alterations and utilities made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants and restrictions of record, applicable building codes, regulations and ordinances in effect on the date they were made or installed. The foregoing representation shall survive for a period of thirty (30) days from the date hereof.

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     34. Indemnification. Sublessor covenants and agrees to indemnify and hold Sublessee harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessor or its employees, agents or contractors under this Sublease and/or the Master Lease. Sublessee covenants and agrees to indemnify and hold Sublessor harmless from and against any and all claims, losses, damages and liabilities (including reasonable attorneys’ fees) resulting from, or arising out of, any breach or default by Sublessee or its employees, agents or contractors under this Sublease and/or the Master Lease.
     35. Default By Master Lessor. If Master Lessor shall default in any of its obligations to Sublessor with respect to the subleased Premises, Sublessor shall use its reasonable efforts to enforce its rights against Master Lessor.
     36. Representations of Sublessor Under Master Lease. Sublessee shall not be deemed to be making any representations and warranties which were made by Sublessor as lessee under the Master Lease.
     37. Counterparts. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.
     38. Entire Agreement. This Sublease contains all of the understandings of the parties and all representations made by either party to the other are merged herein.
     39. Modification. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors.
     40. Successors. As limited by Section 7, of this Sublease shall bind and inure to the benefit of the parties hereto and their permitted heirs, representatives, successors and assigns.
     41. Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this Sublease will be valid and will be enforceable to the extent permitted by law.

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Exhibit A
Depiction of Premises

Exhibit B
Master Lease

AIR COMMERCIAL REAL ESTATE ASSOCIATION

GUARANTY OF ~~LEASE~~ SUBLEASE

WHEREAS, Peerless Systems Corporation, a Delaware corporation, hereinafter "~~Lessor~~ Sublessor", and Kyocera Technology Development, Inc., a California corporation, hereinafter "~~Lessee~~ Sublessee", are about to execute a document entitled "~~Lease~~ Sublease" dated December , 2007 concerning the premises commonly known as a portion of Suite 400, 2381 Rosecrans Avenue, El Segundo, California 90245 wherein ~~Lessor~~ Sublessor will lease the premises to ~~Lessee~~ Sublessee, and

WHEREAS, Kyocera Mita Corporation, a Japanese corporation hereinafter "Guarantors" have a financial interest in ~~Lessee~~ Sublessee, and

WHEREAS, ~~Lessor~~ Sublessor would not execute the ~~Lease~~ Sublease if Guarantors did not execute and deliver to ~~Lessor~~ Sublessor this Guaranty of ~~Lease~~ Sublease.

NOW THEREFORE, in consideration of the execution of said ~~Lease~~ Sublease by ~~Lessor~~ Sublessor and as a material inducement to ~~Lessor~~ Sublessor to execute said ~~Lease~~ Sublease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by ~~Lessee~~ Sublessee of all rents and all other sums payable by ~~Lessee~~ Sublessee under said ~~Lease~~ Sublease and the faithful and prompt performance by ~~Lessee~~ Sublessee of each and every one of the terms, conditions and covenants of said ~~Lease~~ Sublease to be kept and performed by ~~Lessee~~ Sublessee.

It is specifically agreed by ~~Lessor~~ Sublessor and Guarantors that: (i) the terms of the foregoing ~~Lease~~ Sublease may be modified by agreement between ~~Lessor~~ Sublessor and ~~Lessee~~ Sublessee, or by a course of conduct, and (ii) said ~~Lease~~ Sublease may be assigned by ~~Lessor~~ Sublessor or any assignee of ~~Lessor~~ Sublessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said ~~Lease~~ Sublease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of ~~Lessor~~ Sublessor to enforce any of the rights or remedies of the ~~Lessor~~ Sublessor under said ~~Lease~~ Sublease.

No notice of default by ~~Lessee~~ Sublessee under the ~~Lease~~ Sublease need be given by ~~Lessor~~ Sublessor to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which ~~Lessor~~ Sublessor may proceed immediately against ~~Lessee~~ Sublessee and/or against Guarantors following any breach or default by ~~Lessee~~ Sublessee or for the enforcement of any rights which ~~Lessor~~ Sublessor may have as against ~~Lessee~~ Sublessee under the terms of the ~~Lease~~ Sublease or at law or in equity.

~~Lessor~~ shall have the right to proceed against Guarantors following any breach or default by ~~Lessee~~ under the ~~Lease~~ without first proceeding against ~~Lessee~~ and without previous notice to or demand upon either ~~Lessee~~ or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the ~~Lease~~ Sublease, (d) any right to require the ~~Lessor~~ Sublessor to proceed against the ~~Lessee~~ Sublessee or any other Guarantor or any other person or entity liable to ~~Lessor~~ Sublessor, (e) any right to require ~~Lessor~~ Sublessor to apply to any default any security deposit or other security it may hold under the ~~Lease~~ Sublease, (f) any right to require ~~Lessor~~ Sublessor to proceed under any other remedy ~~Lessor~~ Sublessor may have before proceeding against Guarantors, (g) any right of subrogation that Guarantors may have against ~~Lessee~~ Sublessee.

Guarantors do hereby subordinate all existing or future indebtedness of ~~Lessee~~ to Guarantors to the obligations owed to ~~Lessor~~ under the ~~Lease~~ and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of ~~Lessee~~ Sublesseeunder the ~~Lease~~ Sublease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors to do and provide the same to ~~Lessor~~ Sublessor. The failure of the Guarantors to provide the same to ~~Lessor~~ Sublessor shall constitute a default under the ~~Lease~~ Sublease.

The term "~~Lessor~~ Sublessor" refers to and means the ~~Lessor~~ Sublessor named in the ~~Lease~~ Sublease and also ~~Lessor's~~ Sublessor's successors and assigns. So long as ~~Lessor's~~ Sublessor's interest in the ~~Lease~~ Sublease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the ~~Lessor's~~ Sublessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term "~~Lessee~~ Sublessee" refers to and means the ~~Lessee~~ Sublessee named in the ~~Lease~~ Sublease and also ~~Lessee's~~ Sublessee's successors and assigns.
Any recovery by ~~Lessor~~ Sublessor from any other guarantor or insurer shall first be credited to the portion of ~~Lessee's~~ Sublessee's indebtedness to ~~Lessor~~ Sublessor which exceeds the maximum liability of Guarantors under this Guaranty.

Any recovery by ~~Lessor~~ Sublessor from any other guarantor or insurer shall first be credited to the portion of ~~Lessee's~~ Sublessee's indebtedness to ~~Lessor~~ Sublessor which exceeds the maximum liability of Guarantors under this Guaranty.

No provision of this Guaranty or right of the ~~Lessor~~ Sublessor can be waived, nor can the Guarantors be released from their obligations except in writing signed by the ~~Lessor~~ Sublessor.

Any litigation concerning this Guaranty shall be initiated in a state court of competent jurisdiction in the county in which the leased premises are located and the Guarantors consent to the jurisdiction of such court. This Guaranty shall be governed by the laws of the State in which the leased premises are located and for the purposes of any rules regarding conflicts of law the parties shall be treated as if they were all residents or domiciles of such State.

In the event any action be brought by said ~~Lessor~~ Sublessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to full reimburse all attorney's fees reasonably incurred.

If any Guarantor is a corporation, partnership, or limited liability company, each individual executing this Guaranty on said entity's behalf represents and warrants that he or she is duly authorized to execute this Guaranty on behalf of such entity.

PAGE 1 OF 2

©1996 - AIR COMMERCIAL REAL ESTATE ASSOCIATION

FORM GR-2-09/06E

EXHIBIT D
SUBLICENSE AGREEMENT
     THIS SUBLICENSE AGREEMENT (this “Agreement”), is entered into as of                                                              , 2008 (the “Effective Date”), by and between Peerless Systems (“Sublicensor”) and Kyocera Mita Corporation (“Sublicensee”).
RECITALS
     WHEREAS, the Sublicensor and Sublicensee are currently entering into an Asset Purchase Agreement and License Back Agreement;
     WHEREAS Sublicensor and Color Print Solutions, Inc. (“CPS”) entered into the License Agreement (defined in Section 1.4 herein) relating to the Licensed Software (defined in Section 1.5 herein);
     WHEREAS the License Agreement gives Sublicensor the right to sublicense the Licensed Software to Sublicensee; and
     WHEREAS Sublicensor wishes to sublicense the Licensed Software to Sublicensee and Sublicensee wishes to accept such sublicense.
     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions. For purposes of this Agreement, in addition to the bold capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:
          1.1 “Code” means computer-programming code. If not otherwise specified, Code shall include both Object Code and Source Code.
          1.2 “Derivative Work” means (i) for copyrightable or copyrighted material that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted; and (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected or protectable by copyright, patent and/or trade secret, and that, if prepared without authorization of the owner of the copyright, patent and trade secret in such preexisting work, would constitute an infringement.
          1.3 “Documentation” means user manuals and other written materials that relate to any Licensed Software (for example, specifications, logic manuals, flow charts, and principles of operation), as may be revised from time to time.

          1.4 “License Agreement” means that certain License Agreement, dated November 29, 2004, by and between Sublicensor and CPS relating to the Licensed Software.
          1.5 “Licensed Software” means the software programs and Code that are set forth in “Exhibit A”. “Licensed Software” also include any bug fixes, corrections, patches, modifications, or replacements for any Licensed Software generally made available to other licensees of the Licensed Software which is made available to Sublicensor by CPS.
          1.6 “Object Code” means, as it relates to the Licensed Software, computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverse-engineering..
          1.7 “Source Code” means, as it relates to the Licensed Software, the human readable form of the Code and related system documentation, including all comments and any procedural code such as job control language.
     2. Sublicense Grant. Pursuant to Sections 2.1 and 2.2 of the License Agreement, Sublicensor hereby grants to Sublicensee, and Sublicensee hereby accepts, a non-exclusive, worldwide, fully paid-up, perpetual right and license to use, copy, modify, create Derivative Works from and distribute the Licensed Software, the Code for the Licensed Software, any Documentation related to the Licensed Software and any Derivative Works created from any of the foregoing by Sublicensor. The sublicense hereunder shall also apply to all bug fixes, corrections, patches, modifications, or replacements for any Licensed Software generally made available to other licensees of the Licensed Software which is made available to Sublicensor by CPS.
     3. Delivery. On the Effective Date, Sublicensor shall deliver to Sublicensee (a) one (1) copy of the Licensed Software in Source Code and Object Code, and (b) one (1) copy of the Documentation, which shall be made solely by Sublicensee electronically accessing an online site designated by Sublicensor, and shall not be accomplished by delivery of any physical tangible property.
     4. Ownership of Licensed Software. Sublicensor and/or CPS retain all right, title and interest, including all intellectual property rights, in and to the Licensed Software. Apart from the license rights expressly set forth in this Agreement, Sublicensor does not grant and CPS does not receive any ownership right, title or interest nor any security interest or other interest in any intellectual property rights relating to the Licensed Software, nor in any copy of any part of the foregoing.
     5. Warranty; Limitation of Liability.
          5.1 Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5.1, THE LICENSED SOFTWARE IS OFFERED “AS IS,” AND SUBLICENSOR GRANTS AND SUBLICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH SUBLICENSEE, OR OTHERWISE. SUBLICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE LICENSED SOFTWARE OR ANY DOCUMENTATION FOR THE LICENSED SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, SUBLICENSOR GRANTS NO WARRANTY THAT THE LICENSED SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY. NOTWITHSTANDING THE FOREGOING, SUBLICENSOR WILL PASS THROUGH TO SUBLICENSEE, IF AND TO THE EXTENT PERMITTED, ANY WARRANTIES EXPRESSLY PROVIDED BY CPS TO SUBLICENSOR FOR THE LICENSED SOFTWARE.

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          5.2 Support by Sublicensee. Sublicensee shall, at its own expense, be solely responsible for providing technical support and training to any end-user for the Products (as defined in the License Back Agreement), and Sublicensor shall have no obligation with respect thereto. Sublicensee shall be solely responsible for, and Sublicensor shall have no obligation to honor, any warranties that Sublicensee provides to end users with respect to the Licensed Software or Derivative Works from the Licensed Software. Sublicensee shall defend any claim against Sublicensor arising in connection with any such warranties, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Sublicensor that are based on any such warranties.
          5.3 Limitation of Liability. EXCEPT FOR A BREACH BY EITHER PARTY OF SECTION 7 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
     6. Confidential Information.
          6.1 Defined. The terms of this Agreement, and any other information (if such other information is identified as confidential or should be recognized as confidential under the circumstances) disclosed by one party to the other in writing and designated as confidential shall constitute confidential information (“Confidential Information”). Each party shall retain all Confidential Information in strict confidence and not disclose it to any third party or use it in any way except as permitted by this Agreement without the other party’s express written consent. Each party will exercise at least the same amount of diligence in preserving the secrecy of the Confidential Information as it uses in preserving the secrecy of its own most valuable confidential information, but in no event less than reasonable diligence.
          6.2 Exceptions. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party.

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          6.3 Non-Disclosure. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.
     7. Term.
          7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect in perpetuity. This is a non-terminable agreement.
     8. Miscellaneous.
          8.1 Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.
          8.2 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Sublicensor, at:

Peerless Systems Corporation

Attention:

Telecopier:	( ) & nbsp;

To Sublicensee, at:

Kyocera Mita Corporation

Attention:

Telecopier:	( ) & nbsp;

4

     9. Independent Contractors. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.
     10. Assignment. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the Operating Restrictions (as defined in the License Back Agreement). Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.
     11. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the choice of law principles thereof. All actions or proceedings arising in connection with, touching upon or relating to this Agreement, the breach thereof and/or the scope of the provisions of this Section (a “Proceeding”) shall be exclusively resolved by federal and state courts located in Los Angeles, California.
     12. Entire Agreement; Amendments. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.
     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives as set forth below.

PEERLESS SYSTEMS CORPORATION	KYOCERA MITA CORPORATION
(Sublicensor)	(Sublicensee)

By:	By:

Name:	Name:

Its:	Its:

6

EXHIBIT A

7

SUBLICENSE AGREEMENT
     THIS SUBLICENSE AGREEMENT (this “Agreement”), is entered into as of                                                                , 2008 (the “Effective Date”), by and between Peerless Systems (“Sublicensor”) and Kyocera Mita Corporation (“Sublicensee”).
RECITALS
     WHEREAS, the Sublicensor and Sublicensee are currently entering into an Asset Purchase Agreement and License Back Agreement;
     WHEREAS Sublicensor and Computer Graphics Technology Pty. Ltd. (“CGT”) entered into the License Agreement (defined in Section 1.2 herein) relating to the Licensed Software (defined in Section 1.3 herein);
     WHEREAS the License Agreement gives Sublicensor the right to sublicense the Licensed Software to Sublicensee; and
     WHEREAS Sublicensor wishes to sublicense the Licensed Software to Sublicensee and Sublicensee wishes to accept such sublicense.
     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions. For purposes of this Agreement, in addition to the bold capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:
          1.1 “Derivative Work” means any modified, altered, enhanced or adapted version of the Licensed Software, or derivative work thereof (as that term is defined under United States copyright law) based on the Licensed Software.
          1.2 “License Agreement” means that certain License Agreement, dated November 21, 2007, by and between Sublicensor and CGT relating to the Licensed Software.
          1.3 “Licensed Software” means that software and related documentation which is described in “Exhibit A”.
          1.4 “Object Code” means those portions of the Licensed Software, if any, furnished to Sublicensee in object code or machine readable form, or source code rendered into object code or machine readable form through the process of compilation.
          1.5 “Products” means any Sublicensor product (as defined in the License Back Agreement).

          1.6 “Source Code” means those portions of the Licensed Software, if any, furnished to Sublicensee in source code or human readable form.
     2. a) Sublicense Grant. Pursuant to Section 2.1 of the License Agreement, Sublicensor hereby grants to Sublicensee, and Sublicensee hereby accepts, a worldwide, fully paid-up, non-exclusive license to (i) use the Licensed Software for the purpose of incorporating the Licensed Software in Products (as defined in the License Back Agreement); (ii) use, make or have made, demonstrate or have demonstrated, market or have marketed, offer for sale or have offered for sale, sell or have sold, license or have licensed, and/or otherwise distribute or have distributed the Licensed Software solely as part of Products (as defined in the License Back Agreement); (iii) reproduce or have reproduced the Licensed Software as necessary to carry out the foregoing rights; (iv) use, modify and create Derivative Works from the Licensed Software for commercial business purposes; and (v) provide end-users a limited right to use the Licensed Software in Object Code form in Products (as defined in the License Back Agreement) that benefit from or rely on the functionality of the Licensed Software, provided the Licensed Software is embedded in Products (as defined in the License Back Agreement) in a manner that is not readily accessible to end-users.
          b) Step-In Rights: In the event of any notification to or allegation against Sublicensor of a breach of the License Agreement for non-payment, Sublicensor shall notify Sublicensee of such notice or allegation. Further, in the event that Sublicensee reasonably believes that there is a risk of termination of such Agreement for non-payment, Sublicensee may make the disputed payments to CGT to avoid such termination pending resolution of the issues. Sublicensee shall be entitled to reimbursement of such payments upon resolution of such issues from Sublicensor.
     3. Delivery. On the Effective Date, Sublicensor shall provide access to Sublicensee one (1) copy of the Licensed Software in Source Code and Object Code, which shall be made solely by Sublicensee electronically accessing an online site designated by Sublicensor, and shall not be accomplished by delivery of any physical tangible property.
     4. Ownership of Licensed Software. Sublicensor and/or CGT retain all right, title and interest, including all intellectual property rights, in and to the Licensed Software. Apart from the license rights expressly set forth in this Agreement, Sublicensor does not grant and CGT does not receive any ownership right, title or interest nor any security interest or other interest in any intellectual property rights relating to the Licensed Software, nor in any copy of any part of the foregoing.
     5. Warranty; Limitation of Liability.
          5.1 Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5.1, THE LICENSED SOFTWARE IS OFFERED “AS IS,” AND SUBLICENSOR GRANTS AND SUBLICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH SUBLICENSEE, OR OTHERWISE. SUBLICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE LICENSED SOFTWARE OR ANY DOCUMENTATION FOR THE LICENSED SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, SUBLICENSOR GRANTS NO WARRANTY THAT THE LICENSED SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY. NOTWITHSTANDING THE FOREGOING, SUBLICENSOR WILL PASS THROUGH TO SUBLICENSEE, IF AND TO THE EXTENT PERMITTED, ANY WARRANTIES EXPRESSLY PROVIDED BY CGT TO SUBLICENSOR FOR THE LICENSED SOFTWARE.

2

          5.2 Support by Sublicensee. Sublicensee shall, at its own expense, be solely responsible for providing technical support and training to any end-user for the Products (as defined in the License Back Agreement), and Sublicensor shall have no obligation with respect thereto. Sublicensee shall be solely responsible for, and Sublicensor shall have no obligation to honor, any warranties that Sublicensee provides to end users with respect to the Licensed Software or Derivative Works. Sublicensee shall defend any claim against Sublicensor arising in connection with any such warranties, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Sublicensor that are based on any such warranties.
          5.3 Limitation of Liability. EXCEPT FOR A BREACH BY EITHER PARTY OF SECTION 7 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
     6. Confidential Information.
          6.1 Defined. The terms of this Agreement, and any other information (if such other information is identified as confidential or should be recognized as confidential under the circumstances) disclosed by one party to the other in writing and designated as confidential shall constitute confidential information (“Confidential Information”). Each party shall retain all Confidential Information in strict confidence and not disclose it to any third party or use it in any way except as permitted by this Agreement without the other party’s express written consent. Each party will exercise at least the same amount of diligence in preserving the secrecy of the Confidential Information as it uses in preserving the secrecy of its own most valuable confidential information, but in no event less than reasonable diligence.
          6.2 Exceptions. The term “Confidential Information” as used herein does not include any data or information (a) which is already known to the receiving party at the time it is disclosed, or (b) which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (iii) has been approved for release by a written authorization by the disclosing party; or (iv) is independently developed by the receiving party without use, directly or indirectly, of the Confidential Information received from the disclosing party.

3

          6.3 Non-Disclosure. Neither party nor any other person acting on his or its behalf shall directly or indirectly release or disclose to any other person any Confidential Information of the other party except with the express prior written consent of the other party or as required by law. Upon any termination of this Agreement, each party shall return promptly any materials, wherever located, in its possession or control, incorporating any Confidential Information of the other party received, compiled, produced or otherwise made available to such party prior to the termination of this Agreement, without keeping any copies thereof.
     7. Term and Termination.
          7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect perpetually unless terminated as provided below.
          7.2 Termination for Breach. Sublicensor will have the right to terminate this Agreement immediately upon written notice to Sublicensee in the event that either Sublicensee or the Sublicensor’s licensor for the Licensed Software: (a) becomes insolvent, files for bankruptcy or is the subject of an involuntary bankruptcy proceeding, has a receiver or similar officer appointed for it or has its assets assigned for the benefit of creditors; or (b) fails to comply with any material provision of this Agreement (including payment obligations under this Agreement) and such noncompliance is not remedied within sixty (60) days after written notice thereof has been given.
          7.3 Effect of Termination. The rights and licenses granted under this Agreement shall immediately terminate. Upon termination, each party shall promptly ship to the other party all tangible items in its possession or control which are proprietary to the other party; and Sublicensee shall destroy or return to Sublicensor, at Sublicensor’s option, all copies of the Licensed Software (including, without limitation, source code) in its possession or control.
          7.4 Survival. The provisions of Sections 1, 4, 5, 7.3, 7.4, and 8 shall survive termination of this Agreement.
     8. Miscellaneous.
          8.1 Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

4

     8.2 Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing, effective on receipt, and personally delivered or mailed (by registered or certified mail) or sent by telecopy (receipt confirmed) to the address of the party as provided below.

To Sublicensor, at:

Peerless Systems Corporation

Attention:

Telecopier:	( ) & nbsp;

To Sublicensee, at:

Kyocera Mita Corporation

Attention:

Telecopier:	( ) & nbsp;
     9. Independent Contractors. Performance by the parties under this Agreement shall be as independent contractors. This Agreement is not intended and shall not be construed as creating a joint venture or partnership, or as causing either party to be treated as the agent of the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other obligations other than those expressly imposed by this Agreement.
     10. Assignment. Neither party may assign or transfer all or any part of its rights or obligations hereunder to any person or entity, except to a party that acquires all or substantially all of the assets of the assignor or the product line of the assignor in which the Intellectual Property, or a substantial part thereof, is employed; provided, however, that any such assignment shall be expressly subject to the Operating Restrictions (as defined in the License Back Agreement). Except as so provided, this Agreement shall be binding upon and inure to the benefit of the successors and assigns and of the parties hereto.
     11. Governing law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the choice of law principles thereof. All actions or proceedings arising in connection with, touching upon or relating to this Agreement, the breach thereof and/or the scope of the provisions of this Section (a “Proceeding”) shall be exclusively resolved by federal and state courts located in Los Angeles, California.
     12. Entire Agreement; Amendments. This Agreement (i) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (ii) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.
     14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives as set forth below.

PEERLESS SYSTEMS CORPORATION	KYOCERA MITA CORPORATION
(Sublicensor)	(Sublicensee)

By:	By:

Name:	Name:

Its:	Its:

6

EXHIBIT A

7

APPENDIX B

January 2, 2008
The Board of Directors
Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245
Gentlemen:
     We understand that Kyocera Mita Corporation (“KMC”) is interested in purchasing certain assets (the “Assets”) of Peerless Systems Corporation (the “Company”) for $37,000,000 in cash and certain other considerations (the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully described in the asset purchase agreement between KMC and the Company (the “Asset Purchase Agreement”).
     You have requested that we render our opinion, as investment bankers, to the board of directors of the Company (the “Board of Directors”) as to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company in the Proposed Transaction.
     In conducting our analysis and arriving at our opinion, we have reviewed and analyzed, among other things, the following:
i.	The draft of the Asset Purchase Agreement dated December 28, 2007 which you have represented to us is, with respect to all material terms and conditions thereof, substantially in the form of the definitive Asset Purchase Agreement to be executed and delivered by the parties thereto promptly after the receipt of this opinion;
ii.	The Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) with respect to its fiscal year ended January 31, 2007, the Company’s quarterly reports on Form 10-Q filed with the SEC with respect to its fiscal quarters ended April 30, 2007, July 31, 2007 and October 31, 2007, respectively, which the Company’s management has identified as being the most current financial statements available, and certain other filings made by the Company with the SEC;
iii.	Certain other publicly available business and financial information concerning the Company, and the industry in which it operates, which we believe to be relevant;
  iv. Certain internal information and other data relating to the Company, and its respective business and prospects, including budgets, forecasts, projections and
Morgan Joseph & Co. Inc.
10990 Wilsbire Blvd., Suite 1060, Los Angeles, CA 90024-3913 •Telephone: 310.651.5400 • Facsimile: 310.651.5401 • www.morganjoeshph.com

Certain presentations prepared by the Company, which were prepared and provided to us by the Company’s senior management;

v.	The reported sales prices and trading activity of the Common Stock;

vi.	Certain publicly available information concerning certain other public companies which we believe to be relevant and the trading markets for certain of such other companies’ securities; and

vii.	The financial terms of certain unrelated transactions which we believe to be relevant.
     We have also met with and held discussions with certain officers and employees of the Company to discuss the Company’s business, operations, assets, present financial condition and prospects, as well as the Proposed Transaction, and undertook such other studies, analyses, investigations and other efforts as we deemed appropriate.
     We have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that the Company’s forecasts and projections provided to or reviewed by us have been reasonably prepared in good faith based upon the best current estimates and judgment of the Company’s management as to the future financial condition and results of operations of the Company. In that regard, we have assumed, with your consent, that (i) the forecasts and projections of the Company will be achieved at the times and in the amounts contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the forecasts and projections of the Company or the estimates and judgments upon which they are based. We have made no independent investigation of any legal, accounting or tax matters affecting the Company, and have assumed the correctness of all legal, accounting and tax advice given the Company and the Board of Directors. We have further assumed, with your consent, that the Proposed Transaction will be consummated on the terms described in the Asset Purchase Agreement without waiver, modification or amendment of any of the material terms or conditions. We have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. Our opinion necessarily is based upon economic, market, financial, political, regulatory and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.
     In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Proposed Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to any alternative transaction. We did not participate in negotiations with respect to the terms of the Proposed Transaction and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction, including liquidation of the Company, might result in terms and conditions more favorable to the Company or its stockholders than those contemplated by the Asset Purchase Agreement.
     This opinion is provided to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion does not address the Company’s underlying business decision to approve the Proposed Transaction, and it does not constitute a recommendation to the Company, the Board of Directors, its shareholders, or any other person as to any specific action or vote that should be taken in connection with the Proposed Transaction. In addition, we do not express a view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Proposed Transaction, relative to the compensation payable to or to be received by any other person. This opinion was authorized for issuance by the Morgan Joseph Opinion Committee. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Proposed Transaction sent to the Company’s shareholders; provided that any description or reference to Morgan Joseph & Co. Inc. or to this opinion included in such proxy statement or information statement shall be in form and substance reasonably acceptable to us.
     We will receive a fee for our services. This fee is not contingent upon the consummation of the Proposed Transaction or the conclusion reached in this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions in debt, equity and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, KMC, and their respective affiliates. Other than this engagement, we have not been, and are not, engaged by the Company or KMC. We may in the future seek to provide investment banking services to the Company or KMC for which we would expect to receive customary compensation.
     Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.
Very truly yours,
MORGAN JOSEPH & CO. INC.

APPENDIX C

PEERLESS SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
          On January 9, 2008, Peerless Systems Corporation (Peerless) entered into an Asset Purchase Agreement for the sale of a portion of its Intellectual Property to Kyocera Mita Corporation. After closing and working capital adjustments, Peerless expects proceeds of US $35.1 million which includes $4.0 million held in escrow.
          The unaudited pro forma condensed consolidated balance sheet as of October 31, 2007, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended October 31, 2007 and the year ended January 31, 2007, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheet of Peerless Systems Corporation as of October 31, 2007. The unaudited pro forma condensed consolidation statements of operations were prepared using the historical statements of operations of Peerless Systems Corporation for the nine months ended October 31, 2007 and for the year ended January 31, 2007.
          The unaudited pro forma condensed consolidated balance sheet as of October 31, 2007 has been prepared assuming that the disposition of Intellectual Property occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended January 31, 2007 and for the nine months ended October 31, 2007 have been prepared assuming that the disposition of Intellectual Property had occurred on February 1, 2006.
          The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the historical consolidated financial statements of Peerless Systems Corporation and should be read in conjunction with Peerless’ historical financial statements and related notes, Peerless’ “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Peerless’ Annual Report on Form 10-K for the year ended January 31, 2007.

PEERLESS SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of October 31, 2007
(In thousands)

		Pro Forma
	Historical	Adjustments			As Adjusted
Current assets:
Cash and cash equivalents	$21,721	$31,117	(a	)	$52,838
Trade accounts receivable, net	2,533				2,533
Unbilled receivables	1,538				1,538
Prepaid expenses and other current assets	735	$1,406	(b	)	2,141

Total current assets	26,527	32,523			59,050

Property and equipment, net	434	(135)	(c	)	299
Other assets	160				160

Total assets	$27,121	$32,388			$59,509

Current liabilities:
Accounts payable	$210				$210
Accrued wages	571				571
Accrued compensated absences	742	(365)	(d	)	377
Accrued product licensing costs	2,796				2,796
Other current liabilities	784	$7,537	(b	)	8,321
Deferred revenue	2,500	(371)	(e	)	2,129

Total current liabilities	7,603	6,801			14,404

Other liabilities	532				532

Total liabilities	8,135	6,801			14,936

Common stock	17				17
Additional paid-in capital	53,041				53,041
Accumulated deficit	(33,976)	$25,587	(f	)	(8,389)
Accumulated other comprehensive income	17				17
Treasury stock	(113)				(113)

Total stockholders’ equity	18,986	25,587			44,573

Total liabilities and stockholders’ equity	$27,121	$32,388			$59,509

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PEERLESS SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Nine Months Ending October 31, 2007
(In thousands, except per share amounts )

		Pro Forma
	Historical	Adjustments			As Adjusted
Revenues
Product licensing	$11,422				$11,422
Engineering services and maintenance	7,694	(6,614)	(g	)	1,080
Hardware sales	2				2

Total revenues	19,118	(6,614)			12,504

Cost of revenues
Product licensing	2,764	—			2,764
Engineering services and maintenance	4,896	(4,631)	(g	)	265
Hardware sales	—	—			—

Total cost of revenues	7,660	(4,631)			3,029

Gross margin	11,458	(1,983)			9,475

Operating expenses
Research and development	3,649				3,649
Sales and marketing	1,910				1,910
General and administrative	4,818	(446)	(h	)	4,372

Total operating expenses	10,377	(446)			9,931

Income (loss) from operations	1,081	(1,537)			(456)

Other income (expense)	595				595

Income (loss) before income taxes	1,676	(1,537)			139

Provision (benefit) for income taxes	13	43	(i	)	56

Net income	$1,663	$(1,580)			$83

Basic earnings (loss) per share	$0.10				$0.00
Diluted earnings (loss) per share	$0.09				$0.00
Weighted average common shares outstanding — basic	17,274				17,274
Weighted average common shares outstanding — diluted	18,150				18,150
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PEERLESS SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Twelve Months Ending January 31, 2007
(In thousands, except per share amounts )

		Pro Forma
	Historical	Adjustments			As Adjusted
Revenues
Product licensing	$21,758	$(6,378)	(g	)	$15,380
Engineering services and maintenance	11,232	(8,816)	(g	)	2,416
Hardware sales	393				393

Total revenues	33,383	(15,194)			18,189

Cost of revenues
Product licensing	4,612				4,612
Engineering services and maintenance	8,768	(6,175)	(g	)	2,593
Hardware sales	670				670

Total cost of revenues	14,050	(6,175)			7,875

Gross margin	19,333	(9,019)			10,314

Operating expenses
Research and development	6,706				6,706
Sales and marketing	3,040				3,040
General and administrative	6,746	(491)	(h	)	6,255

Total operating expenses	16,492	(491)			16,001

Income (loss) from operations	2,841	(8,528)			(5,687)

Other income (expense)	468				468

Income (loss) before income taxes	3,309	(8,528)			(5,219)

Provision (benefit) for income taxes	23	(1,797)	(i	)	(1,774)

Net income	$3,286	$(6,731)			$(3,445)

Basic earnings (loss) per share	$0.19				$(0.20)
Diluted earnings (loss) per share	$0.17				$(0.20)
Weighted average common shares outstanding — basic	17,100				17,100
Weighted average common shares outstanding — diluted	18,912				17,100
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Basis of Presentation
          The unaudited pro forma condensed consolidated financial statements of Peerless Systems Corporation (“Peerless”) for the nine months ended October 31, 2007 and the year ended January 31, 2007 give effect to the disposition of certain intellectual property as if it had been completed on February 1, 2006. The unaudited pro forma consolidated balance sheet as of October 31, 2007 gives effect to the disposition of the intellectual property as if it had occurred on October 31, 2007.
          The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Peerless’ historical financial statements for the disposition of the intellectual property. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only and should not be construed to be indicative of Peerless’ financial position or results of operations had the transaction been consummated on the dates indicated and do not project Peerless’ financial position or results of operations for any future period or date.
          The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with Peerless’ historical financial statements and related notes, Peerless’ “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Peerless’ Annual Report on Form 10-K for the year ended January 31, 2007.
Note 2. Pro forma Adjustments
          The following pro forma adjustments are based upon management’s estimates of the effect of the transaction related to the disposition of intellectual property.
(a)	Reflects the cash received less transaction costs to be paid on closing of transaction (excludes $4 million held in escrow).

(b)	Reflects the income tax payable and deferred tax asset related to the gain on sale of the intellectual property.

(c)	Reflects the removal of the historical net book value of the assets being transferred in the sale.

(d)	Reflects the elimination of the vacation liability related to the employees transferred to Kyocera Mita Corporation.

(e)	Reflects the elimination of certain deferred revenue related to the Kyocera Mita Corporation.

(f)	Represents the after-tax gain realized from the sale of the intellectual property.

(g)	Reflects elimination of Kyocera Mita Corporation revenues and related costs associated with the assets sold by Peerless.

(h)	Reflects the reduction of rent expense for the subleased area (assuming subleasing of 15,000 square feet), reduction of depreciation expense for the assets transferred and elimination of legal expenses related to the transaction.

(i)	Reflects the pro forma effect of the adjustments to income taxes using Peerless’ effective tax rate.

APPENDIX D

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	January 31,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$21,721	$16,378
Trade accounts receivable, net	2,533	1,748
Unbilled receivables	1,538	4,011
Inventory	—	62
Prepaid expenses and other current assets	735	685

Total current assets	26,527	22,884
Property and equipment, net	434	558
Other assets	160	159

Total assets	$27,121	$23,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210	$233
Accrued wages	571	637
Accrued compensated absences	742	932
Accrued product licensing costs	2,796	3,035
Other current liabilities	784	1,315
Deferred revenue	2,500	807

Total current liabilities	7,603	6,959
Other liabilities	532	459

Total liabilities	8,135	7,418

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	53,041	51,908
Accumulated deficit	(33,976)	(35,639)
Accumulated other comprehensive income	17	10
Treasury stock, 150 shares at October 31, 2007 and January 31, 2007	(113)	(113)

Total stockholders’ equity	18,986	16,183

Total liabilities and stockholders’ equity	$27,121	$23,601

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts )

	Three Months Ended		Nine months ended
	October 31,		October 31,
	2007	2006	2007	2006
Revenues:
Product licensing	$4,914	$4,954	$11,422	$15,624
Engineering services and maintenance	2,515	2,989	7,694	8,664
Hardware sales	—	37	2	392

Total revenues	7,429	7,980	19,118	24,680

Cost of revenues:
Product licensing	1,683	2,005	2,764	3,856
Engineering services and maintenance	1,278	2,355	4,896	6,558
Hardware sales	—	246	—	428

Total cost of revenues	2,961	4,606	7,660	10,842

Gross margin	4,468	3,374	11,458	13,838

Operating expenses:
Research and development	1,281	1,300	3,649	5,473
Sales and marketing	623	779	1,910	2,328
General and administrative	1,483	1,423	4,818	4,656

Total operating expenses	3,387	3,502	10,377	12,457

Income (loss) from operations	1,081	(128)	1,081	1,381
Other income, net	203	106	595	325

Income (loss) before income taxes	1,284	(22)	1,676	1,706
Provision (benefit) for income taxes	5	(4)	13	8

Net income (loss)	$1,279	$(18)	$1,663	$1,698

Basic earnings (loss) per share	$0.07	$(0.00)	$0.10	$0.10

Diluted earnings (loss) per share	$0.07	$(0.00)	$0.09	$0.09

Weighted average common shares outstanding — basic	17,371	17,147	17,274	17,082

Weighted average common shares outstanding — diluted	18,134	17,147	18,150	19,101
The accompanying notes are an integral part of these condensed consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended
	October 31,
	2007	2006
Cash flows from operating activities:
Net income	$1,663	$1,698
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	635	687
Share-based compensation	725	431
Other	6	(6)
Changes in operating assets and liabilities:
Trade accounts receivables	(785)	(3,480)
Unbilled receivables	2,473	789
Inventory	1	(107)
Prepaid expenses and other assets	(6)	33
Accounts payable	(23)	(192)
Accrued product licensing costs	(239)	(541)
Deferred revenue	1,693	(75)
Other liabilities	(714)	498

Net cash provided by operating activities	5,429	(265)

Cash flows from investing activities:
Purchases of property and equipment	(131)	(209)
Purchases of software licenses	(364)	(305)

Net cash used by investing activities	(495)	(559)

Cash flows from financing activities:
Proceeds from exercise of common stock options	409	348

Net cash provided by financing activities	409	348

Net increase in cash and cash equivalents	5,343	(476)
Cash and cash equivalents, beginning of period	16,378	13,220

Cash and cash equivalents, end of period	$21,721	$12,744

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.	Basis of Presentation:
     The accompanying unaudited condensed consolidated financial statements of Peerless Systems Corporation (the “Company” “Peerless,” “we,” “us” and “our”) have been prepared pursuant to the rules of the SEC for Quarterly Reports on Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements and notes herein are unaudited, but in the opinion of management, include all the adjustments (consisting only of normal, recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, for the fiscal year ended January 31, 2007, filed with the SEC on April 13, 2007. The results of operations for the interim periods shown herein are not necessarily indicative of the results to be expected for any future interim period or for the entire year.
2.	Significant Accounting Policies:
     Liquidity: Historically, the Company has incurred losses from operations and has reported negative operating cash flows. As of October 31, 2007, the Company had an accumulated deficit of $34.0 million and cash and cash equivalents of $21.7 million. The Company has no material financial commitments other than those under operating lease agreements. The Company believes the net cash provided by operating activities, and existing cash and cash equivalents, will provide the Company with sufficient resources to meet working capital requirements and other cash needs over at least the next twelve months.
     On March 1, 2005, the Company entered into a binding memorandum of understanding (“MOU”) with Kyocera-Mita Corporation (“Kyocera-Mita”) to provide a range of non-exclusive engineering services and product development services. Pursuant to the MOU, Kyocera-Mita has agreed to pay the Company an aggregate of $24.0 million, which will be paid in $2.0 million quarterly payments over the initial three-year term of the MOU. On April 17, 2007, the Company and Kyocera-Mita entered into a Master Development Agreement, a Licensed Software Addendum, and Master Maintenance and Support Agreement (the “Definitive Agreements”). These Definitive Agreements supplement and clarify, but generally do not supersede, the binding MOU made by the parties as of February 1, 2005. The Definitive Agreements provide additional specifications relating to the development of Kyocera-Mita products by us, establish the terms and the fees associated with the licensing of the Company’s products, and specify the Company’s maintenance obligations with respect to the Company’s products. On July 13, 2007, Peerless entered into another Licensed Software Addendum (the “Addendum”) to a Master Technology License Agreement between the Company and Kyocera-Mita dated April 1, 1997. Pursuant to the Addendum, the Company licenses to Kyocera-Mita certain software and hardware products arising under that MOU and Master Development Agreement between the parties effective as of February 1, 2005. The Company and Kyocera-Mita have agreed that the engineering services portion of the MOU will not be extended beyond the current expiration date of January 31, 2008, without a negotiation of the number of engineers required, future services and deliverables of the agreement, and the fees and incentive bonuses, if any, to be earned. The Company continues to negotiate an extension for the engineering services portion of the MOU and Definitive Agreements with terms and service levels acceptable to both parties. The engineering services, licensing and maintenance revenue from the MOU, Definitive Agreements and Addendum are material to the Company’s business. If the Company experiences an extended delay in the signing of a renewal of the engineering services portion of the MOU and Definitive Agreements, or the Company is unable to come to agreement with Kyocera-Mita on terms and conditions that are acceptable to both parties, it could have a material adverse effect on the Company’s business, results of operations and prospects for the future.
     The Company may not generate anticipated cash flow from licensing and services, or expenditures may be greater than expected, in which case we most likely will reduce discretionary spending, which could require a delay, scaling back or elimination of some or all of the Company’s development efforts, any of which could have a material adverse effect on the Company’s business, results of operations and prospects. Furthermore, if the Company does not experience positive cash flows as is anticipated, and we are unable to increase revenues or cut costs so that revenues generated from operating activities are sufficient to meet the Company’s obligations, we will be required to seek additional capital from other sources, such as issuances of debt or equity securities, or bank financing. The Company may not be able to obtain additional capital on acceptable terms or at all which could have a material adverse effect on the Company’s operations, liquidity and financial condition, the Company’s prospects, and the scope of strategic alternatives and initiatives available to us.

     Declining sales trend and downward price pressure on the Company’s existing technologies, uncertainties surrounding the Company’s third party license revenue sharing agreements and an anticipated consolidation of the number of original equipment manufactures (“OEMs”) in the marketplace have resulted in a decline in the Company’s operating revenues in the first nine months of fiscal 2008. The Company has begun to scale back its operations to better match the currently projected cash flows anticipated from the Definitive Agreements, licensing agreements with other large customers and the Company’s third party license revenue sharing agreements. Any significant change in cash projections may require further scaling back of the Company’s operations.
     The Company currently does not have a credit facility. Long term, the Company may face significant risks associated with the successful execution of its business strategy. If the Company is not successful in generating sufficient cash flow from operations, it may need to raise additional capital through public or private financing, strategic relationships, or other arrangements in order to develop new or enhance existing services or products, and to respond to competitive pressures or to acquire complementary services, businesses, or technologies. Under such circumstances, there is doubt as to whether we would be able to obtain additional capital on acceptable terms or at all. The inability to obtain such resources would have a material adverse effect on the Company, its operations, liquidity and financial condition, its prospects and the scope of strategic alternatives and initiatives available to the Company.
     Revenue Recognition: The Company recognizes software revenues in accordance with Statement of Position 97-2 “Software Revenue Recognition” as amended by Statement of Position 98-9. For certain of the Company’s multiple element arrangements that do not directly involve licensing, selling, leasing or otherwise marketing of the Company’s software the Company applies the guidance under EITF 00-21 “Revenue Arrangements with Multiple Deliverables.”
     Development license revenues from the licensing of source code or software development kits (“SDKs”) for the Company’s standard products are recognized upon delivery to and acceptance by the customer of the software if no significant modification or customization of the software is required and collection of the resulting receivable is probable. If modification or customization is essential to the functionality of the software, the development license revenues are recognized over the course of the modification work.
     The Company also enters into engineering services contracts with certain of its OEMs to provide a turnkey solution, adapting the Company’s software and supporting electronics to specific OEM requirements. Revenues on such contracts are generally recognized over the course of the engineering work on a percentage-of-completion basis. Progress-to-complete under the percentage-of-completion is generally determined based on direct costs, consisting primarily of labor and materials, expended on the arrangement. The Company provides for any anticipated losses on such contracts in the period in which such losses are first determinable. At October 31, 2007 and 2006, the Company had no percentage-of-completion contracts and no significant loss contracts. The Company also provides engineering support based on a time-and-material basis. Revenues from this support are recognized as the services are performed.
     Recurring licensing revenues are derived from per unit fees paid by the Company’s customers upon manufacturing and subsequent commercial shipment of products incorporating Peerless technology and certain third party technology, of which the Company is a sub-licensor. These recurring licensing revenues are recognized on a per unit basis as products are shipped commercially. The Company sells block licenses, that is, specific quantities of licensed units that may be shipped in the future, or the Company may require the customer to pay minimum royalty commitments. Associated payments are typically made in one lump sum or extend over a period of four or more quarters. The Company generally recognizes revenues associated with block licenses and minimum royalty commitments on delivery and acceptance of software, when collection of the resulting receivable is probable, when the fee is fixed and determinable, and when the Company has no significant future obligations. In cases where block licenses or minimum royalty commitments have extended payment terms and the fees are not fixed and determinable, revenue is recognized as payments become due. Further, when earned royalties exceed minimum royalty commitments, revenues are recognized on a per unit basis as products are shipped commercially.
     Perpetual licensing revenues are derived from fees paid by the Company’s customers to use the software indefinitely. The Company generally recognizes revenues associated with perpetual licenses on delivery and acceptance of software, when collection of the resulting receivable is probable, when the fee is fixed and determinable, and when the Company has no significant future obligations. Associated payments are typically made in one lump sum.
     For fees on multiple element software arrangements, values are allocated among the elements based on vendor specific objective evidence of fair value (“VSOE”). The Company generally establishes VSOE based upon the price charged when the same elements are sold separately. When VSOE exists for all undelivered elements, but not for the delivered elements, revenue is recognized using the “residual method” as prescribed by Statement of Position 98-9. If VSOE does not exist for the undelivered elements, all revenue for the arrangement is deferred until the earlier of the point at which such VSOE does exist for the undelivered elements or all elements of the arrangement have been delivered.
     The Company derived revenues from the sale of controllers for multifunction printing (“MFP”) devices. The Company recognized this revenue in accordance with SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Peerless sold its controllers to certain OEM dealers for distribution to end users. Because it was a relatively new product, the Company was unable to establish a history regarding returns of product shipped. Therefore, the Company recognized revenue only upon sales through to end users based on meeting the revenue recognition criteria under Statement of Financial Accounting Standards (“SFAS”) No. 48, “Revenue Recognition When Right of Return Exists.” The sale of these controllers was discontinued during the quarter ended January 31, 2006.
     Deferred revenue consists of prepayments of licensing fees, payments billed to customers in advance of revenue recognized on engineering services or support contracts, and shipments of controllers that have not been sold to end users. Unbilled receivables arise when the revenue recognized on engineering support or block license contracts exceeds billings due to timing differences related to billing milestones as specified in the contract.
     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
     The Company provides an accrual for estimated product licensing costs owed to third party vendors whose technology is included in the products sold by the Company. The accrual is impacted by estimates of the mix of products shipped under certain of the Company’s block license agreements. The estimates are based on historical data and available information as provided by the Company’s customers concerning projected shipments. Should actual shipments under these agreements vary from these estimates, adjustments to the estimated accruals for product licensing costs may be required. Except for the change in estimate previously reported and recorded during the third quarter of fiscal 2007, actual results have historically been consistent with management’s estimates.
     The Company grants credit terms in the normal course of business to its customers. The Company continuously monitors collections and payments from its customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of any customers to make required payments. Estimated losses are based primarily on specifically identified customer collection issues. If the financial condition of any of the Company’s customers, or the economy as a whole, were to deteriorate, resulting in their inability to make payments, additional allowances may be required. Actual results have historically been consistent with management’s estimates.
     The Company’s recurring product licensing revenues are dependent, in part, on the timing and accuracy of product sales reports received from the Company’s OEM customers. These reports are provided only on a calendar quarter basis and, in any event, are subject to delay and potential revision by the OEM. Therefore, the Company is required to estimate all of the recurring product licensing revenues for the last month of each fiscal quarter and to further estimate all of its quarterly revenues from an OEM when the report from such OEM is not received in a timely manner. In the event the Company is unable to estimate such revenues accurately prior to reporting financial results, the Company may be required to adjust revenues in subsequent periods. Revenues subject to such estimates were minimal for the three month periods ended October 31, 2007 and 2006.
3.	Earnings Per Share:
     Earnings per share for the three and nine months ended October 31, is calculated as follows (in thousands, except for per share amounts):

	2007			2006
			Per			Per
	Net		Share	Net		Share
	Income	Shares	Amount	Loss	Shares	Amount
Basic EPS for three months ended October 31
Earnings (loss) available to common stock holders	$1,279	17,371	$.07	$(18)	17,147	$(0.00)

Effect of Dilutive Securities
Options	—	763		—	—

Diluted EPS
Earnings (loss) available to common stockholders with assumed conversions	$1,279	18,134	$.07	$(18)	17,147	$(0.00)

	2007			2006
			Per			Per
	Net		Share	Net		Share
	Income	Shares	Amount	Income	Shares	Amount
Basic EPS for nine months ended October 31
Earnings available to common stock- holders	$1,663	17,274	$.10	$1,698	17,082	$0.10

Effect of Dilutive Securities
Options	—	875		—	2,019

Diluted EPS
Earnings available to common stockholders with assumed conversions	$1,663	18,150	$.09	$1,698	19,101	$0.09

4.	Stock-Based Compensation Plans
     The Company has several long-term incentive plans which provide for the grant of incentive stock options to employees and non-statutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants. The terms of stock options granted under these plans generally may not exceed 10 years. Options granted under the incentive plans vest at the rate specified in each optionee’s agreement, generally over three or four years. An aggregate of 6.2 million shares of common stock have been authorized for issuance under the various incentive plans. The Company also grants options outside of these plans.
     On February 1, 2006, the Company adopted the provisions of SFAS No. 123(R) “Share-Based Payments,” using the modified-prospective method. Under this transition method, compensation expense recognized subsequent to adoption includes: 1) compensation cost for all share-based payments granted prior to, but not yet vested as of adoption, based on values estimated in accordance with the original provisions of SFAS No. 123; and 2) compensation cost of all share-based payments granted subsequent to adoption, based on the grant-date fair values estimated in accordance with the provisions of SFAS No. 123(R). Consistent with the modified-prospective method, our results of operations for prior periods have not been restated.
     Upon adoption of SFAS 123(R), the Company changed its method of attributing the value of stock-based compensation expense from the multiple-option (i.e., accelerated) approach to the single-option (i.e., straight-line) method. Compensation expense for share-based awards granted through January 31, 2006 will continue to be subject to the accelerated or multiple-option method, while compensation expense for share-based awards granted on or after February 1, 2006 will be recognized using a straight-line, or single-option method. The Company recognizes these compensation costs over the service period of the award, which is generally the option vesting term of three or four years. In determining the fair value of options granted during the second quarter of fiscal 2008 the Company primarily used the Black-Scholes model and then used a binomial valuation model for the calculation of stock-based compensation expense associated with the market triggered equity incentive grant made to the incoming CEO in December 2006. For the Black-Scholes calculations for the nine months ended October 31, 2007, the Company assumed no dividends per year, weighted average expected lives of 4.23 years, expected volatility of 75.6%, and weighted average risk free interest rate of 4.85%.

     For the nine months ended October 31, 2007, the Company recorded a total of $0.7 million in stock option expense related to stock options awarded after the adoption of SFAS No. 123(R) and for stock options which were not vested by the date of adoption of SFAS No. 123(R). Share-based compensation expense was allocated as follows for the nine months ending October 31, 2007: (1) $0.15 million included in research and development expense; (2) $0.08 million in sales and marketing; and (3) $0.50 million in general and administrative expense. The Company granted 0.3 million stock options in the nine months ended October 31, 2007.
     The valuation methodologies and assumptions in estimating the fair value of stock options that were granted in the first nine months of fiscal 2008 were similar to those used in estimating the fair value of stock options granted in fiscal 2007. The Company uses historical volatility of Peerless’ stock price as a basis to determine the expected volatility assumption to value stock options. The Company used its actual stock trading history over a period that approximates the expected term of its options. The expected dividend yield is based on Peerless’ practice of not paying dividends. The risk-free rate of return is based on the yield of a U.S. Treasury instrument with terms approximating or equal to the expected life of the option. The expected life in years is based on historical actual stock option exercise experience.
     The following represents option activity under the 1992 Stock Option Plan, 1996 Equity Incentive Plan, 2005 Incentive Award Plan, as amended and restated, and certain employee options issued outside these plans for the nine months ended October 31, 2007: (shares and intrinsic value in thousands)

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Years)	Value
Beginning balance as of February 1, 2007	4,190	$2.85
Granted	301	$2.38
Exercised	298	$1.37
Canceled or expired	640	$3.90

Ending balance as of October 31, 2007	3,553	$2.76	6.10	1,765

Stock options exercisable at October 31, 2007	2,276	$2.60	4.55	1,605

     The weighted-average grant date fair value of the options granted during the nine months ended October 31, 2007 was $1.44. During the nine months ended October 31, 2007, the total intrinsic value of stock options exercised was $0.30 million. Cash received from stock option exercises in the nine months ended October 31, 2007 was $0.40 million. The excess tax benefit was negligible for the nine months ended October 31, 2007. As of October 31, 2007, there was $2.33 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the 1992, 1996, and 2005 plans, and certain employee options issued outside these plans. That cost is expected to be recognized over a weighted-average period of 4.0 years.
     CEO Restricted Stock and Incentive Stock Option Grant: On September 24, 2007, the CEO agreed to cancel his 0.4 million share grant options which vest at certain market conditions in exchange for a 0.2 million share restricted common stock agreement. The terms and conditions of the restricted common stock agreement provide that the shares will be held in escrow for the vesting period of four years. In the event that, during the vesting period any of the following events occur, the shares shall become fully vested and the Company shall release from escrow and deliver to the CEO all of the shares:
     (i)      The death or disability of Executive.
     (ii)     Executive’s employment relationship is terminated by the Company without cause.
     (iii)    The Company changes Executive’s title, effectuates a significant change in Executive’s duties, effectuates a reduction in Executive’s present base salary, or relocates it’s principal place of business to a location that is 25 miles more than from the distance between Executive’s current residence and the Company’s existing offices.

     (iv)    The Company undergoes a transaction where there is a sale of the Company’s assets or a merger, business transaction or such other similar transaction, the consummation of which requires the approval of the Company’s shareholders under Delaware Law.
     (v)    The acquisition by any person, entity or group (other than the Company, its subsidiaries or any employee benefit plan of the Company) of 50% or more of the combined voting power of the Company’s then outstanding securities.
     In addition to the restricted stock, in December 2006 the board of directors approved an equity incentive grant of time-vested options for 0.6 million shares which vest over a four-year period, with 25% vesting on the first anniversary of employment, and with the remainder vesting in 36 equal monthly installments, subject to the CEO’s continued employment with the Company. These options are included in the table and disclosures above.
     The Company’s valuations are based primarily upon the Black-Scholes valuation model and for options vesting at certain market conditions are based upon a binomial valuation model. These option valuation models were developed for use in estimating the fair value of traded-options, which have no vesting restrictions and are fully transferable and negotiable in a free trading market. In addition, option valuation models require input of subjective assumptions, including the expected stock price volatility and expected life of the option. Because the Company’s stock options have characteristics significantly different from those of freely traded options, and changes in the subjective input assumptions can materially affect the Company’s fair value estimates of those options, in the Company’s opinion, existing valuation models are not reliable single measures and may misstate the fair value of the Company’s stock options. Because the Company stock options do not trade on a secondary exchange, recipients can receive no value nor derive any benefit from holding stock options under the plans without an increase, above the grant price, in the market price of the Company’s stock. Such an increase would benefit all stockholders commensurately.
5.	Concentration of Revenues:
     During the third quarter of fiscal year 2008, four customers, Konica Minolta, Kyocera-Mita, Okidata and Panasonic each generated greater than 10% of the revenues of the Company and collectively contributed 81% of such revenues. Block license revenues for the same time period were 54% of the revenues of the Company. During the third quarter of fiscal year 2007, three customers each generated greater than 10% of the revenues of the Company and collectively contributed 71% of such revenues. Block license revenues for the same time period were 47% of the revenues of the Company.
     During the first nine months of fiscal year 2008, two customers, Konica Minolta and Kyocera-Mita, each generated greater than 10% of the revenues of the Company and collectively contributed 60% of such revenues. Block license revenues for the same time period were 27% of the revenues of the Company. During the same period perpetual licensing revenues were 17% of the revenues of the Company. During the nine months ending October 31, 2006, two customers each generated greater than 10% of the revenues of the Company and collectively contributed 70% of such revenues. Block license revenues for the same time period were 48% of the revenues of the Company.
     In fiscal 2005, 2006 and 2007, Adobe Postscript accounted directly or indirectly for 40%, 79% and 54% of the Company’s licensing revenues and corresponding percentage of product licensing expense of 73%, 90%, and 76%, respectively. A loss of the Company’s Adobe revenues could have a material adverse effect on the Company’s results of operations, business and future cash flows.
6.	Income Taxes:
     On February 1, 2007, the Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date. If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are to be recognized.
     There was no cumulative effect of adopting FIN 48 to the February 1, 2007 retained earnings balance. On the date of adoption, the Company had $2.0 million of unrecognized tax benefits, none of which would reduce its effective tax rate if recognized.

For the three and nine month periods ending October 31, 2007, there was no material changes to tax reserves that impacted the company’s effective tax rate. For the three and nine months ended October 31, 2007 and 2006, the Company had minimal provision for income taxes as all taxable income is offset by the net operating loss carried forward. The Company does not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months.
     Interest and penalties related to income tax liabilities will be included in pre-tax income. At February 1, 2007, the Company’s January 31, 2005 through January 31, 2007 tax returns remain open to examination by the tax authorities. However, the Company has consolidated or acquired Net Operating Losses (“NOL”) beginning in tax years January 31, 2004 which when utilized would cause the statute of limitations to remain open for the year in which the NOL was incurred.
     The Company has provided a full valuation allowance on its net deferred tax assets because of the uncertainty with respect to its ability to generate future taxable income to realize its deferred tax assets. With a change in management’s assessment of the uncertainty, the valuation allowance will be adjusted accordingly.
7.	New Accounting Standards:
     On February 1, 2007, the Company adopted FIN 48. See “Item 1. Financial Statements — Note 6. Income Taxes” for further information.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, (“SFAS 159”). SFAS 159 has as its objective to reduce both complexity in accounting for financial instruments and volatility in earnings caused by measuring related assets and liabilities differently. It also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year, provided that the entity makes that choice in the first 120 days of that fiscal year. The Company is evaluating the impact, if any, that SFAS 159 may have on its consolidated financial statements.
     In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the impact adoption may have on its financial condition or results of operations.

APPENDIX E

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of Peerless Systems Corporation
We have audited the accompanying consolidated balance sheets of Peerless Systems Corporation as of January 31, 2007 and January 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended January 31, 2007. Our audits also included the financial statement schedule listed in the index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peerless Systems Corporation at January 31, 2007 and January 31, 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2007, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
As discussed in Note 1 to the consolidated financial statements, Peerless Systems Corporation adopted Statement of Financial Accounting Standards No. 123(R) on February 1, 2006.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peerless Systems Corporation’s internal control over financial reporting as of January 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated April 10, 2007 expressed an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of internal control over financial reporting.
/s/ Ernst & Young LLP
Los Angeles, California
April 10, 2007

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended January 31,
	2007	2006	2005
	(In thousands, except per share amounts)
Revenues:
Product licensing	$21,758	$21,021	$18,163
Engineering services and maintenance	11,232	11,921	2,664
Hardware sales	393	3,215	2,251

Total revenues	33,383	36,157	23,078

Cost of revenues:
Product licensing	4,612	6,499	4,318
Engineering services and maintenance	8,768	8,085	3,353
Hardware sales	670	2,464	1,142

Total cost of revenues	14,050	17,048	8,813

Gross margin	19,333	19,109	14,265

Operating expenses:
Research and development	6,706	5,728	11,723
Sales and marketing	3,040	3,481	3,668
General and administrative	6,746	5,553	4,551

Total operating expenses	16,492	14,762	19,942

Income (loss) from operations	2,841	4,347	(5,677)
Interest income (expense), net	468	(4)	23

Income (loss) before provision for income taxes	3,309	4,343	(5,654)

Provision for income taxes	23	29	151

Net income (loss)	$3,286	$4,314	$(5,805)

Basic earnings (loss) per share	$0.19	$0.26	$(0.37)

Diluted earnings (loss) per share	$0.17	$0.23	$(0.37)

Weighted average common shares outstanding — basic	17,100	16,496	15,891

Weighted average common shares outstanding — diluted	18,912	18,465	15,891

The accompanying notes are an integral part of these consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED BALANCE SHEETS

	January 31,
	2007	2006
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$16,378	$13,220
Trade accounts receivable, less allowance for doubtful accounts of $19 and $168 in 2007 and 2006, respectively	1,748	2,128
Unbilled receivables	4,011	3,032
Inventory	62	—
Prepaid expenses and other current assets	685	559

Total current assets	22,884	18,939
Property and equipment, net	558	904
Other assets	159	191

Total assets	$23,601	$20,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$233	$479
Accrued wages	637	693
Accrued compensated absences	932	872
Accrued product licensing costs	3,035	4,325
Other current liabilities	1,315	743
Deferred revenue	807	708

Total current liabilities	6,959	7,820
Other liabilities	459	275

Total liabilities	7,418	8,095

Commitments Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 17,303 and 17,041 shares issued and outstanding in 2007 and 2006, respectively	17	17
Additional paid-in capital	51,908	50,939
Accumulated deficit	(35,639)	(38,925)
Accumulated other comprehensive income	10	21
Treasury stock, 150 shares in 2007 and 2006	(113)	(113)

Total stockholders’ equity	16,183	11,939

Total liabilities and stockholders’ equity	$23,601	$20,034

The accompanying notes are an integral part of these consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

							Accumulated
			Treasury		Additional		Other	Total
	Common Stock		Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity
					(In thousands)
Balances, January 31, 2004	15,866	15	150	(113)	49,295	(37,434)	38	11,801
Issuance of common stock	251	1	—	—	337	—	—	338
Exercise of stock options	55	—	—	—	39	—	—	39
Non-employee stock option grants and modifications	—	—	—	—	66	—	—	66
Issuance of common stock warrants	—	—	—	—	24	—	—	24
Comprehensive loss:
Net loss	—	—	—	—	—	(5,805)	—	(5,805)
Foreign currency translation adjustment	—	—	—	—	—	—	1	1

Total comprehensive loss								(5,804)

Balances, January 31, 2005	16,172	16	150	(113)	49,761	(43,239)	39	6,464
Issuance of common stock	335	—	—	—	440	—	—	440
Exercise of stock options	509	1	—	—	738	—	—	739
Exercise of common stock warrants	25	—	—	—	—	—	—	—
Comprehensive income:
Net income	—	—	—	—	—	4,314	—	4,314
Foreign currency translation adjustment	—	—	—	—	—	—	(18)	(18)

Total comprehensive income								4,296

Balances, January 31, 2006	17,041	$17	150	$(113)	$50,939	$(38,925)	$21	$11,939
Issuance of common stock	—	—	—	—	—	—	—	—
Exercise of stock options	262	—	—	—	357	—	—	357
Share-based compensation expense	—	—	—	—	612	—	—	612
Comprehensive income:
Net income	—	—	—	—	—	3,286	—	3,286
Foreign currency translation adjustment							(11)	(11)

Total comprehensive income								3,275

Balances, January 31, 2007	$17,303	$17	150	$(113)	$51,908	$(35,639)	$10	$16,183

The accompanying notes are an integral part of these consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended January 31,
	2007	2006	2005
		(In thousands)
Cash flows from operating activities:
Net income (loss)	$3,286	$4,314	$(5,805)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	906	1,332	1,567
Share-based compensation	612	—	—
Other	(11)	(5)	67
Changes in operating assets and liabilities:
Trade accounts receivable	380	(91)	4,109
Unbilled receivables	(979)	(2,080)	(952)
Inventory	(62)	688	(686)
Prepaid expenses and other assets	(84)	63	268
Accounts payable	(246)	(391)	(27)
Accrued product licensing costs	(1,290)	1,961	(470)
Deferred revenue	99	(189)	(426)
Other liabilities	760	531	(376)

Net cash provided (used) by operating activities	3,371	6,133	(2,731)

Cash flows from investing activities:
Purchases of property and equipment	(217)	(210)	(230)
Purchases of available-for-sale securities	—	—	(400)
Proceeds from sales of available-for-sale securities	—	1,384	3,344
Purchases of software licenses	(353)	(385)	(285)

Net cash provided (used) by investing activities	(570)	789	2,429

Cash flows from financing activities:
Proceeds from issuance of common stock	—	440	338
Proceeds from exercise of common stock options	357	739	39
Payments for deferred costs for financing arrangement	—	—	(45)

Net cash provided by financing activities	357	1,179	332

Net increase in cash and cash equivalents	3,158	8,101	30
Cash and cash equivalents, beginning of period	13,220	5,099	5,069

Cash and cash equivalents, end of period	$16,378	$13,200	$5,099

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$54	$30	$613
The accompanying notes are an integral part of these consolidated financial statements.

PEERLESS SYSTEMS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.	Organization, Business and Summary of Significant Accounting Policies:
     Organization and Business: Peerless Systems Corporation (“Peerless” or the “Company”) was incorporated in the state of California in April 1982 and reincorporated in the state of Delaware in September 1996. Peerless develops and licenses software-based digital imaging and networking systems and supporting electronic technologies and provides custom engineering services to Original Equipment Manufacturers (“OEMs”) of digital document products located primarily in the United States and Japan. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products (“MFP”) that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as a digital imaging system. Network interfaces supply the core technologies to digital document products that enable them to communicate over local area networks and the Internet.
     Liquidity: Historically, the Company has incurred losses from operations and has reported negative operating cash flows. As of January 31, 2007, the Company had an accumulated deficit of $35.6 million and cash and cash equivalents of $16.4 million. The Company has no material financial commitments other than those under operating lease agreements. The Company believes that its existing cash and short-term investments, and any cash generated from operations will be sufficient to fund its working capital requirements, capital expenditures and other obligations through the next twelve months.
     On March 1, 2005, the Company entered into a binding Memorandum of Understanding or MOU with Kyocera-Mita Corporation (“Kyocera-Mita”) to provide a range of non-exclusive engineering services and product development services. Pursuant to the MOU, Kyocera-Mita has agreed to pay the Company an aggregate of $24.0 million, which will be paid in $2.0 million quarterly payments over the initial three-year term of the MOU. The long term liquidity of the Company is dependent upon this MOU. Should the MOU be terminated and Kyocera-Mita and the Company not enter into definitive agreements, the Company’s cash flow assumptions would be materially affected, and the Company would need to scale its operations to match the decrease in cash flows and may need to raise additional capital. The Company currently does not have a credit facility. The Company did not renew its credit facility with its bank, Silicon Valley Bank, which expired on October 26, 2005, and generally only provided coverage for short-term working capital needs. Long term, the Company may face significant risks associated with the successful execution of its business strategy and may need to raise additional capital in order to fund more rapid expansion, to expand its marketing activities, to develop new or enhance existing services or products, and to respond to competitive pressures or to acquire complementary services, businesses, or technologies. If the Company is not successful in generating sufficient cash flow from operations, it may need to raise additional capital through public or private financing, strategic relationships, or other arrangements (see Note 14).
     Principles of Consolidation and Basis of Presentation: The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.
     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
     The Company provides an accrual for estimated product licensing costs owed to third party vendors whose technology is included in the products sold by the Company. The accrual is impacted by estimates of the mix of products shipped under certain of the Company’s block license agreements. The estimates are based on historical data and available information as provided by the Company’s customers concerning projected shipments. Should actual shipments under these agreements vary from these estimates, adjustments to the estimated accruals for product licensing costs may be required.
     The Company grants credit terms in the normal course of business to its customers. The Company continuously monitors collections and payments from its customers and maintains allowances for doubtful accounts for estimated losses resulting from the inability of any customers to make required payments. Estimated losses are based primarily on specifically identified customer collection issues. If the financial condition of any of the Company’s customers, or the economy as a whole, were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Actual results have historically been consistent with management’s estimates.
     The Company’s recurring product licensing revenues are dependent, in part, on the timing and accuracy of product sales reports received from the Company’s OEM customers. These reports are provided only on a calendar quarter basis and, in any event, are subject to delay and potential revision by the OEM. Therefore, the Company is required to estimate all of the recurring product licensing revenues for the last month of each fiscal quarter and to further estimate all of its quarterly revenues from an OEM when the report from such OEM is not received in a timely manner. In the event the Company is unable to estimate such revenues accurately prior to reporting financial results, the Company may be required to adjust revenues in subsequent periods.
     Reclassifications: Certain 2005 and 2006 amounts have been reclassified to conform to 2007 presentation.
     Cash and Cash Equivalents: Cash and cash equivalents represent cash and highly liquid investments, which mature within three months of purchase.
     Fair Value of Financial Investments: Cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities are carried at cost, which management believes approximates fair value due to the short term maturity of these instruments.
     Inventory: Inventory, which consists of raw materials, is accounted for on a specific identification basis. Inventory is carried at lower of cost or realizable value.
     Property and Equipment: Property and equipment are stated at cost, less accumulated depreciation. Depreciation on property and equipment is calculated using the straight-line method as follows:

Computers and other equipment	3 to 5 years
Furniture	10 years
Leasehold improvements	Shorter of useful life or lease term
     Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, and any resulting gain or loss is included in results of operations.
     Long-Lived Assets: The Company currently evaluates long-lived assets, including intangible assets, for impairment when events or changes indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based upon management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets and recording a write-down to reduce the related asset to its estimated fair value.
     Capitalization of Software Development Costs: The Company follows the working model approach to determine technological feasibility of its products. Costs that are incurred subsequent to establishing technological feasibility are immaterial and, therefore, the Company expenses all costs associated with the development of its products as such costs are incurred.
     Revenue Recognition: The Company recognizes software revenues in accordance with Statement of Position 97-2 “Software Revenue Recognition” as amended by Statement of Position 98-9.
     Development license revenues from the licensing of source code or software development kits (“SDKs”) for the Company’s standard products are recognized upon delivery to and acceptance by the customer of the software if no significant modification or customization of the software is required and collection of the resulting receivable is probable. If modification or customization is essential to the functionality of the software, the development license revenues are recognized over the course of the modification work.
     The Company also enters into engineering services contracts with certain of its OEMs to provide a turnkey solution, adapting the Company’s software and supporting electronics to specific OEM requirements. Revenues on such contracts are generally recognized over the course of the engineering work on a percentage-of-completion basis. Progress-to-completion under percentage-of- completion is generally determined based on direct costs, consisting primarily of labor and materials, expended on the arrangement. The Company provides for any anticipated losses on such contracts in the period in which such losses are first determinable. At January 31, 2007 and 2006 the Company had no significant loss contracts. The Company also provides engineering support based on a time-and-material basis. Revenues from this support are recognized as the services are performed.
     Recurring licensing revenues are derived from per unit fees paid by the Company’s customers upon manufacturing and subsequent commercial shipment of products incorporating Peerless technology and certain third party technology, of which the Company is a sub-licensor. These recurring licensing revenues are recognized on a per unit basis as products are shipped commercially. The Company sells block licenses, that is, specific quantity or dollar amounts of licensed units that may be shipped in the future, or the Company may require the customer to pay minimum royalty commitments. Associated payments are typically made in one lump sum or extend over a period of four or more quarters. The Company generally recognizes revenues associated with block licenses and minimum royalty commitments on delivery and acceptance of software, when collection of the resulting receivable is probable, when the fee is fixed and determinable, and when the Company has no future obligations. In cases where block licenses or minimum royalty commitments have extended payment terms and the fees are not fixed and determinable, revenue is recognized as payments become due. Further, when earned royalties exceed minimum royalty commitments, revenues are recognized on a per unit basis as products are shipped commercially.
     For fees on multiple element software arrangements, values are allocated among the elements based on vendor specific objective evidence of fair value (“VSOE”). The Company generally establishes VSOE based upon the price charged when the same elements are sold separately. When VSOE exists for all undelivered elements, but not for the delivered elements, revenue is recognized using the “residual method” as prescribed by Statement of Position 98-9. If VSOE does not exist for the undelivered elements, all revenue for the arrangement is deferred until the earlier of the point at which such VSOE does exist for the undelivered elements or all elements of the arrangement have been delivered.
     For certain of the Company’s multiple element arrangements that do not directly involve licensing, selling, leasing or otherwise marketing of the Company’s software (including its MOU with Kyocera-Mita), the Company applies the guidance under EITF 00-21 “Revenue Arrangements with Multiple Deliverables". With respect the Kyocera-Mita MOU, the Company applied the provisions of EITF 00-21 and determined that there were two elements that required separate accounting: a) engineering services for over the three year term of the MOU and b) future maintenance services. The Company determined the fair value of future maintenance services to be $400 thousand based upon stand alone sales of the maintenance agreements and used the residual method to allocate the remaining portion of the $24 million service fee to the engineering services element. The Company had deferred the value of the future maintenance and is recognizing the remainder of the $24 million fee over the three year term of the arrangement.
     The Company derived revenues from the sale of controllers for MFP devices. The Company recognized this revenue in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (SAB 104). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Peerless sold its controllers to certain OEM dealers for distribution to end users. Because it was a relatively new product, the Company was unable to establish a history regarding returns of product shipped. Therefore, the Company recognizes revenue only upon sales through to end users based on meeting the revenue recognition criteria under Statement of Financial Accounting Standards (SFAS) No. 48, “Revenue Recognition When Right of Return Exists.” The sale of these controllers was discontinued during the quarter ended January 31, 2006.
     Deferred revenue consists of prepayments of licensing fees, payments billed to customers in advance of revenue recognized on engineering services or support contracts, and shipments of controllers that have not been sold to end users. Unbilled receivables arise when the revenue recognized on engineering support or block license contracts exceeds billings due to timing differences related to billing milestones as specified in the contract.
     Research and Development Costs: Research and development costs are generally expensed as incurred. Costs to purchase software from third-parties for research and development that have identifiable alternative future uses (in research and development projects or otherwise) are capitalized as intangible assets and amortized over their expected useful life. Such intangible assets were fully amortized at January 31, 2007 and 2006. Amortization expense associated with these intangible assets was $321 thousand and $550 thousand for the years ending January 31, 2006 and 2005, respectively.

     Advertising Costs: Advertising costs are expensed as incurred in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.” Advertising expenses are recorded in sales and marketing expense and were immaterial to the results of operations for all periods presented.
     Income Taxes: The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred income taxes are recognized for the tax consequences in future years resulting from differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax provision is the tax payable for the period and the change during the period in net deferred income tax assets and liabilities.
     Comprehensive Income (Loss): In accordance with SFAS No. 130, “Reporting Comprehensive Income,” all components of comprehensive income (loss), including net income (loss), are reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive income (loss) for fiscal years January 31, 2007, 2006 and 2005 consisted of foreign currency translation gains and is reported in stockholders’ equity.
     Earnings Per Share: Basic earnings per share (“basic EPS”) is computed by dividing net income (loss) available to common stockholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings per share (“diluted EPS”) is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares include outstanding options under the Company’s employee stock option plan (which are included under the treasury stock method) and any outstanding convertible securities. A reconciliation of basic EPS to diluted EPS is presented in Note 7 to the Company’s financial statements.
     Foreign Currency Translation: The financial statements of the Company’s non-U.S. subsidiary are translated into U.S. dollars in accordance with SFAS No. 52, “Foreign Currency Translation.” The assets and liabilities of the Company’s non-U.S. subsidiary whose “functional” currencies are other than the U.S. dollar are translated at current rates of exchange. Revenue and expense items are translated at the average exchange rate for the year. The resulting translated adjustments are recorded directly into accumulated other comprehensive income (loss). Transaction gains and losses are included in net income in the period they occur. Foreign currency translation and transaction gains and losses have not been significant in any period presented.
     Recent Accounting Pronouncements: In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, which changes the accounting for and the reporting of voluntary changes in accounting principles. SFAS No. 154 requires changes in accounting principles to be applied retrospectively to prior period financial statements, where practicable, unless specific transition provisions permit alternative transition methods. SFAS No. 154 was effective for fiscal years beginning after December 15, 2005. The Company’s adoption of SFAS No. 154 did not have a material impact on the Company’s results of operations, financial position or cash flows.
     In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108). Due to diversity among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 had no impact on the Company’s consolidated financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 157 will have a material impact on its consolidated financial statements.
     In June 2006, the FASB issued Interpretation No. 48, “Accounting for Income Taxes (FIN 48)”, to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of the adoption of FIN 48 and therefore cannot estimate the impact the adoption will have on the Company’s financial position and results of operations.
     In June 2005, the FASB issued SFAS No. 123(R), “Share-Based Payment”. The Company adopted this statement on February 1, 2006 (see Note 2).
2. Stock Option and Purchase Plan
     The Company has several long-term incentive plans which provide for the grant of incentive stock options to employees and non-statutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants. The terms of stock options granted under these plans generally may not exceed 10 years. Options granted under the incentive plans vest at the rate specified in each optionee’s agreement, generally over three or four years. An aggregate of 6.2 million shares of common stock have been authorized for issuance under the various option plans.
     On February 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards SFAS No. 123(R) “Share-Based Payments,” using the modified-prospective method. Under this transition method, compensation expense recognized subsequent to adoption includes: a) compensation cost for all share-based payment granted prior to, but not yet vested as of adoption, based on values estimated in accordance with the original provisions of SFAS No. 123, and b) compensation cost of all share-based payments granted subsequent to adoption, based on the grant-date fair values estimated in accordance with the provisions of SFAS No. 123(R). Consistent with the modified-prospective method, our results of operations for prior periods have not been restated.
     Upon adoption of SFAS 123(R), the Company changed its method of attributing the value of stock-based compensation expense from the multiple-option (i.e., accelerated) approach to the single-option (i.e., straight-line) method. Compensation expense for share-based awards granted through January 31, 2006 will continue to be subject to the accelerated or multiple-option method, while compensation expense for share-based awards granted on or after February 1, 2006 will be recognized using a straight-line, or single-option method. The Company recognizes these compensation costs over the service period of the award, which is generally the option vesting term of three or four years. In determining the fair value of options granted during fiscal 2007 the Company primarily used the Black-Scholes model, assumed no dividends per year, weighted average expected lives of 4.40 years, expected volatility of 76.7%, and weighted average risk free interest rate of 4.78%.
     For fiscal 2007, the Company recorded a total of $612 thousand in stock option expense related to stock options awarded after the adoption of SFAS No. 123(R) and for stock options which were not vested by the date of adoption of SFAS No. 123(R). The impact of the adoption of SFAS No. 123(R) was a reduction of $0.04 on basic and $0.03 reduction on diluted net income per share for year ended January 31, 2007.
     The valuation methodologies and assumptions in estimating the fair value of stock options that were granted in fiscal 2007 were similar to those used in estimating the fair value of stock options granted in fiscal 2006. The Company uses historical volatility of Peerless’ stock price as a basis to determine the expected volatility assumption to value stock options. The Company used its actual stock trading history over a period that approximates the expected term of its options. The expected dividend yield is based on Peerless’ practice of not paying dividends. The risk-free rate of return is based on the yield of a U.S. Treasury instrument with terms approximating or equal to the expected life of the option. The expected life in years is based on historical actual stock option exercise experience. The Company had historically estimated forfeitures at the time of grant and the adoption of SFAS No. 123(R) had no material impact on forfeitures.
     Prior to the adoption of SFAS No. 123(R), in fiscal 2007, the Company accounted for its stock option plans in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” and included pro forma disclosures for stock compensation under the provisions of SFAS 123, “Accounting for Stock Based Compensation.” Under APB Opinion No. 25, no compensation expense is recognized if the exercise price of the Company’s employee stock options equaled the market price of the underlying stock at the date of the grant. No compensation expense related to employee stock options was recorded in fiscal 2006 or in prior years.

     The following table illustrates the effect on net income and earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123:

	Year Ended	Year Ended
	January 31, 2006	January 31, 2005
	(In thousands,	(In thousands,
	except per share	except per share
	amounts)	amounts)
Net income as reported	$4,314	$(5,805)
Stock-based compensation, net of taxes	$(466)	$(465)

Pro forma net income	$3,848	$(6,270)

Basic earnings per share as reported	$0.26	$(0.37)

Pro forma basic earnings per share	$0.24	$(0.39)

Diluted earnings per share as reported	$0.23	$(0.37)

Pro forma diluted earnings per share	$0.21	$(0.39)

     In determining the fair value for the pro forma disclosure the Company used the Black-Scholes model, assumed no dividends per year, used expected lives ranging from 2 to 10 years, expected volatility of 77.3% and 75.0% for the years ended January 31, 2006 and 2005, respectively, and weighted average risk free interest rates of 4.10% and 3.47% for the years ended January 31, 2006 and 2005, respectively.
     1992 Stock Option Plan: During 1992, the Board of Directors authorized the 1992 Stock Option Plan for the purpose of granting options to purchase the Company’s common stock to employees, directors and consultants. The Board of Directors determines the form, term, option price and conditions under which each option becomes exercisable. Options to purchase a total of 1,055 thousand shares of common stock have been authorized by the Board under this plan.
     1996 Incentive Plan: In May 1996, the Board of Directors adopted the Company’s 1996 Stock Option Plan. The Company’s 1996 Equity Incentive Plan (the “1996 Incentive Plan”) was adopted by the Board of Directors in July 1996 as an amendment and restatement of the Company’s 1996 Plan. At that time, the Board of Directors had authorized and reserved an aggregate of 1,267 thousand shares of common stock for issuance under the 1996 Incentive Plan. Additional shares of common stock were authorized and reserved for issuance under the 1996 Incentive Plan in June 1998, June 1999, June 2001, and June 2003 in the amounts of 1,200 thousand, 750 thousand, 750 thousand, and 700 thousand shares, respectively.
     During 1994, the Auco, Inc. Board of Directors authorized the 1994 Stock Option Plan. The terms and conditions of this plan were generally the same as those of the Peerless Incentive Plan except options issued under the Auco plan were exercisable immediately subject to repurchase rights held by Auco. In June 1999, upon completion of the merger between Peerless and Auco, the Auco options were converted to options under the Company’s Incentive Plan.
     2005 Incentive Stock Option Plan: In June 2005 shareholders approved the Company’s 2005 Equity Incentive Plan. The Board authorized and reserved 500 thousand shares together with the 289 thousand shares remaining under the 1996 Incentive Plan which was terminated as authorized by the shareholders.
     The 2005 Incentive Plan provides for the grant of incentive stock options to employees and non-statutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants. The terms of stock options granted under the Incentive Plan generally may not exceed 10 years. The exercise price of options granted under the Incentive Plan is determined by the Board of Directors, provided that the exercise price for an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of the option grant and the exercise price for a non-statutory stock option cannot be less than 85% of the fair market value of the common stock on the date of the option grant. Options granted under the Incentive Plan vest at the rate specified in each optionee’s agreement, which is generally over 1 to 4 years.

     The following represents option activity under the 1992 Stock Option Plan, 1996 Incentive Plan, 2005 Incentive Plan, and certain employee options issued outside these plans for the years ended January 31:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual	Aggregate
	Options	Price	Term (Years)	Intrinsic Value
	(In thousands, except per share amounts)
Beginning outstanding balance at January 31, 2004	3,102	$2.70
Granted	963	$1.33
Exercised	(55)	$0.73
Canceled or expired	(237)	$3.83

Balance outstanding January 31, 2005	3,773	$2.32
Granted	145	$3.52
Exercised	(508)	$1.46
Canceled or expired	(100)	$2.85

Balance outstanding January 31, 2006	3,310	$2.47
Granted	1,356	$3.79
Exercised	(262)	$1.36
Canceled or expired	(220)	$4.79

Balance outstanding January 31, 2007	4,184	$2.85	6.72	$2,267

Options exercisable, January 31, 2007	2,433	$2.72	4.88	$1,874

     The weighted-average grant date fair value of the options granted during the years ended January 31, 2007, 2006, and 2005 were $2.35, $1.60 and $0.81, respectively. During the twelve months ended January 31, 2007, the total intrinsic value of stock options exercised was $1,552 thousand. Cash received from stock option exercises in the twelve months of fiscal 2007 was $357 thousand. The excess tax benefit was negligible for year ended January 31, 2007. As of January 31, 2007, there was $2.4 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the 1992, 1996, 2005, and certain employee options issued outside these plans. That cost is expected to be recognized over a weighted-average period of 4.38 years. The Company issues shares of common stock reserved for such plans upon the exercise of stock options.
     CEO Incentive Stock Option Grant: In December 2006, the board of directors approved an equity incentive grant for the incoming CEO. The grant included 400 thousand options which vest at certain market conditions. The first 200 thousand options vest upon the share closing price reaching $10 per share and staying at or above that price for 90 days. The second 200 thousand options vest upon the share closing price reaching $14 per share and staying at or above that price for 90 days. These options were included in the table and disclosures above.
     Other Stock Options: During fiscal year 2005, the Company granted stock options to two non-employees of the Company in connection with an agreement with the non-employees to provide services to the Company. The stock options are for the purchase of 25 thousand shares at an exercise price of $3.27 and 25 thousand shares at an exercise price of $4.27. The options are fully vested and expire on May 24, 2014. The fair value of the options was recorded as an operating expense at the time of grant. The fair value of the options was $31 thousand and was determined using the Black-Scholes method.
     Employee Stock Purchase Plan: In July 1996, the Company’s Board of Directors approved the Employee Stock Purchase Plan (the “Purchase Plan”) covering an aggregate of 300 thousand shares of the Company’s common stock. An additional 500 thousand shares were approved by the stockholders in June 2000, with an additional 1.0 million shares approved in June 2002. Under the Purchase Plan, the Board of Directors authorized participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. Plan offering periods have been six months since the inception of the plan. Employees were eligible to participate if they were employed by the Company or an affiliate of the Company designated by the Board of Directors and met eligibility standards established by the Board of Directors. Employees who participated in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Board of Directors, to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan was equal to 85% of the lower of the fair market value of the common stock on the commencement date or the purchase date of each offering period.
     Employees may end their participation in the offering at any time during the offering period, and participation ended automatically on termination of employment with the Company and its affiliates. In November 2005, the Board elected to terminate the Purchase Plan.
     Under the Purchase Plan, during the years ended January 31, 2006 and 2005, employees purchased 335 thousand and 251 thousand shares of common stock at weighted average per share prices of $1.32 and $1.35, respectively.
3. Property and Equipment:
Property and equipment at January 31 consisted of the following:

	2007	2006
	(In thousands)
Computers and other equipment	$8,635	$8,419
Furniture	502	502
Leasehold improvements	2,379	2,379

	11,516	11,300
Less, accumulated depreciation and amortization	(10,958)	(10,396)

	$558	$904

     Property and equipment depreciation and amortization for the years ended January 31, 2007, 2006, and 2005 was, $563 thousand, $672 thousand and $829 thousand, respectively.
4. Other Current Liabilities
     Other current liabilities at January 31 consisted of the following:

	2007	2006
	(In thousands)
Professional Service Fees	$793	$180
Restructuring Charges	358	—
Other	164	563

Total other current liabilities	$1,315	$743

     In January 2007, the Company implemented a restructuring program to better match the Company’s resources with the current level of contract activity. The reduction in workforce affected approximately 20 positions company -wide. The Company recorded a charge of approximately $358 thousand in expenses for one-time termination benefits. This resulted in a $200 thousand charge to cost of sales; $101 thousand to research and development; $9 thousand to sales and marketing; and $48 thousand to general and administrative expense. This amount is expected to be paid during the first quarter of fiscal 2008 and is recorded in other current liabilities.
5. Deferred Revenues:
     The Company may bill or receive payments from its customers for fees associated with product licensing, engineering services, or maintenance agreements in advance of the Company’s completion of its contractual obligations. Such billings or payments, in accordance with the Company’s revenue recognition policies, are deferred, and are recognized as revenue when the Company has performed its contractual obligations related to the billings or payments

     Deferred revenues consisted of the following at January 31:

	2007	2006
	(In thousands)
Product licensing	$180	$25
Engineering services and maintenance	626	622
Other	1	61

	$807	$708

6. Income Taxes:
     The income tax provision for the years ended January 31 consisted of:

	2007	2006	2005
	(In thousands)
Current:
Federal	$—	$—	$—
State	14	26	1
Foreign	9	3	150

	$23	$29	$151

     The foreign tax provision was comprised of foreign withholding taxes on license fees and royalty payments. On July 1, 2004, a new tax treaty between Japan and the United States went into effect. The new treaty generally eliminates the requirement of the Company’s Japanese customers to withhold income taxes on royalty payments due to Peerless. The impact was to nearly eliminate the Company’s provision for income taxes in the period since the treaty went into effect.
     Temporary differences for the years ended January 31, consisted of:

	2007	2006
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$1,816	$4,196
Accrued liabilities	462	445
Allowance for doubtful accounts	5	61
Property and equipment	740	659
Inventory	72	65
Deferred expenses	231	190
Tax credit carryforwards	9,479	7,222
Other	294	3

Total deferred tax assets	13,099	12,841
Deferred tax liabilities:
State income taxes	1	(1)

Subtotal	13,100	12,840
Valuation allowance	(13,100)	(12,840)

Net deferred income tax asset	$—	$—

     The Company established a valuation allowance on its net deferred tax assets as based on the uncertainty with respect to the Company’s ability to continue to generate future taxable income, it is unlikely that the deferred tax assets will be realized. With a change in management’s assessment of the uncertainty, the valuation allowance will be adjusted accordingly.

     The provision for income taxes for the years ended January 31, differed from the amount that would result from applying the federal statutory rate as follows.

	2007	2006	2005
Statutory federal income tax rate	34.0%	34.0%	(34.0)%
Foreign provision	0.3%	0.1%	2.7
Other nondeductible expenses	0.4%	0.4%	0.3
State tax	4.6%	5.8%	(5.8)
Change in valuation allowance	(36.0)%	(37.3)%	50.9
Other	(2.6)%	(2.4)%	(11.4)

Provision for income taxes	0.7%	0.7%	2.7%

     As of January 31, 2007, the Company had net operating loss carryforwards available to reduce future federal and state income of approximately $5,187 thousand and $1,152 thousand respectively, which will begin to expire in fiscal years 2025 for federal and 2009 for state. In addition, as of January 31, 2007, the Company had tax credit carryforwards available to reduce future income tax liabilities of approximately $11,648 thousand which will begin to expire in fiscal year 2008. Utilization of the net operating loss and tax carryforwards will be subject to an annual limitation if a change in the Company’s ownership should occur as defined by Section 382 and Section 383 of the Internal Revenue Code.
7. Earnings (Loss) Per Share:
     Earnings (loss) per share for the years ended January 31, is calculated as follows:

	2007			2006			2005
			Per			Per			Per
	Net		Share	Net		Share	Net		Share
	Income	Shares	Amount	Income	Shares	Amount	Loss	Shares	Amount
	(In thousands, except per share amounts)
Basic EPS
Earnings (loss) available to common stock holders	$3,286	17,100	$0.19	$4,314	16,496	$0.26	$(5,805)	15,891	$(0.37)

Effect of Dilutive Securities
Options	—	1,813	—	—	1,969	—

Diluted EPS
Earnings (loss) available to common stockholders with assumed conversions	$3,286	18,912	$0.17	$4,314	18,465	$0.23	$(5,805)	15,891	$(0.37)

     The Company had 472 thousand, 314 thousand, and 1,434 thousand common stock options that are not included in the calculation of diluted earnings (loss) per share in fiscal years 2007, 2006, and 2005, respectively. Additionally, 31 thousand warrants were not included in fiscal year 2005. These common stock options and warrants were not included because the effects are anti-dilutive.
8. Shareholder Rights Plan:
     In October 1998, the Board of Directors of the Company adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of October 7, 1998, by and between the Company and Wells Fargo Shareowner Services, a division of Wells Fargo Bank Minnesota, N.A., formerly known as Norwest Shareowner Services, as rights agent. Pursuant to the Rights Agreement, one right was issued for each share of the Company’s 11,037 thousand outstanding shares of common stock as of October 15, 1998. Each of the Rights entitles the registered holder to purchase, from the Company, one one-thousandth of a share of Series A Junior

Participating Preferred Stock at a price of $35.50 per one one-thousandth of a share. The Rights generally will not become exercisable unless and until, among other things, any person or group not approved by the Board of Directors acquires beneficial ownership of 15% or more of the Company’s outstanding common stock or commences a tender offer or exchange offer which would result in a person or group beneficially owning 15% or more of the Company’s outstanding common stock. Upon the occurrence of certain events, each holder of a Right, other than such person or group, would thereafter have the right to purchase, for the then exercise price of the Right, shares of common stock of the Company or a corporation or other entity acquiring the Company, having a value equal to two times the exercise price of the Right. The Rights are redeemable by the Company under certain circumstances at $0.01 per Right and will expire, unless earlier redeemed or extended, on October 15, 2008.
9. Employee Savings Plan:
     The Company maintains an employee savings plan that qualifies under Section 401(k) of the Internal Revenue Code (the “Code”) for all of the Peerless full-time employees. The plan allows employees to make specified percentage pretax contributions up to the maximum dollar limitation prescribed by the Code. The Company has the option to contribute to the plan up to a maximum of $2,000 per employee per year. Company contributions to the plan during the years ended January 31, 2007, 2006, and 2005 were $193 thousand, $178 thousand, and $163 thousand, respectively.
10. Segment Reporting:
     The Company operates in one reportable business segment, Imaging. Peerless provides software-based digital imaging and networking technology for digital document products and provides directory and management software for networked storage devices and integrates proprietary software into enterprise networks of original equipment manufacturers.
     The Company’s long-lived assets are located principally in the United States. The Company’s revenues for the years ended January 31, which are transacted in U.S. dollars, are derived based on sales to customers in the following geographic regions:

	Years Ended January 31,
	2007	2006	2005
	(In thousands)
United States	$3,055	$3,550	$3,384
Japan	30,309	31,596	19,673
Australia	—	751	—
Other	19	260	21

	$33,383	$36,157	$23,078

11. Commitments:
     Operating Leases: The Company leases its offices and certain operating equipment under operating leases that expire in fiscal year 2017. The principal operating leases covering the Company’s office space contain certain predetermined rent increases calculated at the inception of the lease based on the lessor’s estimate of expected increases in the fair market value of the leased space. These leases provide for renewal options of one to five years, at then fair rental value. Future minimum rental payments under long-term operating leases for the years ending January 31 are as follows:

Operating
Leases
(In thousands)
2008	$1,425
2009	1,464
2010	1,495
2011	1,409
2012	1,397
Thereafter	6,633

$13,823

     Total rental expense, net of sublease income, was $1,431 thousand, $1,189 thousand, and $1,369 thousand for the years ended January 31, 2007, 2006, and 2005, respectively.
     Purchase Orders: The Company has outstanding purchase orders of approximately $31 thousand for materials and services at the end of fiscal year 2007.
12. Risks and Uncertainties:
     Concentration of Credit Risk: The Company had cash and certificates of deposit on deposit at banks at certain times throughout the year that was in excess of federally insured limits.
     The Company’s credit risk in accounts receivable (trade and unbilled), which are generally not collateralized, is concentrated with customers which are OEMs of laser printers and printer peripheral technologies. The financial loss, should a customer be unable to meet its obligation to the Company, would be equal to the recorded accounts receivable. At January 31, 2007, two customers collectively represented 70% of total accounts receivable and at January 31, 2006, four customers collectively represented 80%. For the years ended January 31 the following customers, not necessarily the same from year to year, represented greater than ten percent of total revenues:

	2007		2006		2005
	(In thousands)
Customer A	$15,766	47%	$11,070	31%	$6,567	28%
Customer B	7,654	23%	7,037	19%	2,984	13%
Customer C	—	—	3,651	10%	2,653	12%
Customer D	—	—	—	—	2,400	10%

	$23,420	70%	$21,758	60%	$14,604	63%

     A significant portion of the Company’s revenue is generated from the sale of block licenses. Block license revenue represented 50%, 44%, and 56% of total revenue for the fiscal years 2007, 2006, and 2005.
     Litigation: The Company is involved from time to time in various claims and legal actions incident to its operations, either as plaintiff or defendant. In the opinion of management, after consulting with legal counsel, no claims are currently expected to have a material adverse effect on the Company’s financial position, operating results, or cash flows.
13. Related Party Transactions:
     In fiscal years 2006 and 2005, the Company engaged a marketing consulting firm controlled by a consultant who later became an officer of the Company in sales and marketing. Sales and marketing expenses for the years ended January 31, 2006 and 2005 included $5 thousand and $115 thousand, respectively, for the services performed by this related entity. No significant balances were owed to the entity at January 31, 2006.
14. Subsequent Events
     On April 10, 2007, Kyocera-Mita Corporation advised us that they had executed definitive agreements for the development, licensing and maintenance of some of the new technologies currently being developed under the MOU. We are currently awaiting receipt of these agreements. These agreements are currently under review by management and legal counsel and we hope to execute these documents in the very near term.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

		Additions
	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
Allowances for uncollectible accounts receivable:	of Period	Expenses	Deductions(a)	Period
		(In thousands)
Year Ended January 31, 2005
Reserves deducted from assets to which they apply:
Allowances for uncollectible accounts receivable	$141	$15	$(31)	$125
Year Ended January 31, 2006
Reserves deducted from assets to which they apply:
Allowances for uncollectible accounts receivable	$125	$62	$(19)	$168
Year Ended January 31, 2007
Reserves deducted from assets to which they apply:
Allowances for uncollectible accounts receivable	$168	$19	$(168)	$19

(a)	Accounts written off, net of recoveries.

APPENDIX F
PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue, El Segundo, CA 90245
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD                     , 2008
The undersigned, having received notice of the Special Meeting of Peerless Systems Corporation to be held at 10:00 a.m. (Pacific Standard Time), on                     , 2008 (the “Special Meeting”), hereby designates and appoints Richard L. Roll and Elliot M. Shirwo, or either of them, with authority to act without the other, as proxies for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Special Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this proxy card.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF PEERLESS SYSTEMS CORPORATION AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED “FOR” THE PROPOSAL.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTER. PLEASE MARK AN “X” IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT OUR REGISTRAR NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
1. To approve a transaction involving the sale by us of substantially all of our intellectual property (the “IP”) to Kyocera Mita Corporation, a Japanese corporation (“Kyocera”), the transfer of certain of our employees and other assets to Kyocera in connection with the IP sale, the execution of a license agreement pursuant to which Kyocera will license the IP back to us on a nonexclusive, worldwide, perpetual and royalty free basis subject to certain restrictions, the execution of a sublease pursuant to which we will sublease to a Kyocera subsidiary 15,000 to 20,000 square feet of office space at our executive offices for a period of forty (40) months, at a monthly rent equal to the allocable portion of the rent and common charges payable by us under our lease for the property, and the termination of substantially all of our existing agreements with Kyocera, pursuant to the terms of the Asset Purchase Agreement.

FOR	AGAINST	WITHHELD

Dated

Signature

Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.